================================================================================


                         AGREEMENT AND PLAN OF MERGER


                                     AMONG


                   AMERICAN GENERAL HOSPITALITY CORPORATION,

                                      AND

           AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.,

                               ON THE ONE HAND,


                                      AND


                            CAPSTAR HOTEL COMPANY,

                       CAPSTAR MANAGEMENT COMPANY, L.P.,

                                      AND

                     CAPSTAR MANAGEMENT COMPANY II, L.P.,

                               ON THE OTHER HAND



                          DATED AS OF MARCH 15, 1998


================================================================================

                               TABLE OF CONTENTS
                               -----------------


                                                                            PAGE
                                                                            ----

PREAMBLE.....................................................................  1
RECITALS.....................................................................  1

ARTICLE 1  THE MERGER........................................................  3
     1.1   The Merger........................................................  3
     1.2   Closing...........................................................  3
     1.3   Effective Time....................................................  3
     1.4   Effects of the Merger.............................................  3
     1.5   Charters and Bylaws...............................................  3
     1.6   Directors.........................................................  4
     1.7   Officers..........................................................  4

ARTICLE 2  TREATMENT OF SHARES...............................................  5
     2.1   Effect of the Merger on Capital Stock.............................  5
     2.2   Issuance of New Certificates......................................  6

ARTICLE 3  CERTAIN TRANSACTIONS RELATING TO THE
               CAPSTAR HOTEL OP..............................................  9
     3.1   OP Business Combination...........................................  9

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE CAPSTAR
               PARTIES....................................................... 10
     4.1   Organization, Standing and Power of CapStar....................... 10
     4.2   CapStar Subsidiaries.............................................. 10
     4.3   CapStar Structure................................................. 12
     4.4   Registration Rights............................................... 14
     4.5   Authority; Noncontravention; Consents............................. 14
     4.6   SEC Documents; Financial Statements;
           Undisclosed Liabilities........................................... 15
     4.7   Absence of Certain Changes or Events.............................. 16
     4.8   Litigation........................................................ 17
     4.9   Properties........................................................ 17
     4.10  Employee Benefits................................................. 19
     4.11  Labor Matters; Employees.......................................... 20
     4.12  Taxes............................................................. 20
     4.13  No Payments to Employees, Officers or
           Directors......................................................... 21
     4.14  Brokers; Schedule of Fees and Expenses............................ 22
     4.15  Contracts; Debt Instruments....................................... 22
     4.16  Opinion of Financial Advisor...................................... 22

     4.17  Delaware Takeover Law............................................. 22
     4.18  Information Supplied.............................................. 23
     4.19  Investment Company Act of 1940.................................... 23
     4.20  Definition of Knowledge of CapStar................................ 23
     4.21  Lease Agreement:  Authority; Noncontravention; Consents........... 23
     4.22  Current Earnings and Profits...................................... 24
     4.23  Ownership of AGH Common Stock..................................... 24
     4.24  Voting Requirements............................................... 24

ARTICLE 5  REPRESENTATIONS AND WARRANTIES
               OF THE AGH PARTIES............................................ 25
     5.1   Organization, Standing and Power of AGH........................... 25
     5.2   AGH Subsidiaries.................................................. 25
     5.3   AGH Structure..................................................... 26
     5.4   Organization, Standing and Power of AGH OP........................ 28
     5.5   Registration Rights............................................... 28
     5.6   Authority; Noncontravention; Consents............................. 28
     5.7   SEC Documents; Financial Statements; Undisclosed Liabilities...... 29
     5.8   Absence of Certain Changes or Events.............................. 30
     5.9   Litigation........................................................ 30
     5.10  Properties........................................................ 31
     5.11  Taxes............................................................. 33
     5.12  Labor Matters; Employees.......................................... 34
     5.13  No Payments to Employees, Officers or Directors................... 34
     5.14  Brokers; Schedule of Fees and Expenses............................ 34
     5.15  Contracts; Debt Instruments....................................... 35
     5.16  Opinion of Financial Advisor...................................... 35
     5.17  Maryland Takeover Laws............................................ 35
     5.18  Information Supplied.............................................. 35
     5.19  Investment Company Act of 1940.................................... 36
     5.20  Definition of Knowledge of AGH.................................... 36
     5.21  Ownership of CapStar Common Stock................................. 36
     5.22  Lease Agreements; Authority; Noncontravention; Consents........... 36
     5.23  Employee Benefit Plans............................................ 37
     5.24  Voting Requirements............................................... 38

 ARTICLE 6 COVENANTS......................................................... 38
     6.1   No Solicitation by CapStar........................................ 38
     6.2   No Solicitation by AGH............................................ 40
     6.3   Conduct of CapStar's Business Pending Merger...................... 41
     6.4   Conduct of AGH's Business Pending Merger.......................... 43
     6.5   Interim Transactions Committee.................................... 44
     6.6   Compliance with the Securities Act................................ 44

     6.7   Filing of Certain Reports......................................... 45
     6.8   Other Actions..................................................... 45

ARTICLE 7  ADDITIONAL COVENANTS.............................................. 45
     7.1   Preparation of the Registration Statement and the Proxy
             Statement; CapStar Stockholders Meeting and AGH
             Stockholders Meeting............................................ 46
     7.2   Access to Information: Confidentiality............................ 47
     7.3   Regulatory Matters................................................ 48
     7.4   Directors' and Officers' Indemnification.......................... 48
     7.5   Public Announcements.............................................. 50
     7.6   Employment Agreements and Workforce Matters....................... 50
     7.7   Employee Benefit Plans............................................ 51
     7.8   Stock Option and Other Stock Plans................................ 51
     7.9   CapStar Hotel OP Subsidiaries..................................... 53
     7.10  Reorganization Status............................................. 53
     7.11  Preparation of the Form 10 Registration Statement................. 54
     7.12  NYSE Listing...................................................... 54
     7.13  Transfer Taxes.................................................... 54
     7.14  Payment of CapStar Debt........................................... 54
     7.15  CapStar's Accumulated and Current Earnings and Profits............ 55
     7.16  Resignations...................................................... 55
     7.17  Pre-Merger Transactions........................................... 55
     7.18  Spin-Off Transaction.............................................. 56
     7.19  Lease Agreements.................................................. 56
     7.20  FF&E Agreements................................................... 57
     7.21  Assumption of Debt................................................ 57
     7.22  Accredited CapStar LPs............................................ 57
     7.23  Appointment of Manager............................................ 57
     7.24  Reasonable Efforts and Cooperation................................ 58

ARTICLE 8  CONDITIONS........................................................ 58
     8.1   Conditions to Each Party's Obligation to Effect the Merger........ 58
     8.2   Conditions to Obligations of the CapStar Parties.................. 60
     8.3   Conditions to Obligations of the AGH Parties...................... 61
     8.4   Frustration of Closing Conditions................................. 62

ARTICLE 9  TERMINATION, AMENDMENT AND WAIVER................................. 63
     9.1   Termination....................................................... 63
     9.2   Certain Fees and Expenses......................................... 64
     9.3   Effect of Termination............................................. 66
     9.4   Amendment......................................................... 67
     9.5   Extension; Waiver................................................. 67

ARTICLE 10 GENERAL PROVISIONS................................................ 67
     10.1  Nonsurvival of Representations and Warranties..................... 67
     10.2  Notices........................................................... 67
     10.3  Interpretation.................................................... 69
     10.4  Counterparts...................................................... 69
     10.5  Entire Agreement; No Third-Party Beneficiaries.................... 69
     10.6  Governing Law..................................................... 69
     10.7  Assignment........................................................ 69
     10.8  Enforcement....................................................... 69
     10.9  Severability...................................................... 70

                                   EXHIBITS
                                   --------


Exhibit "A-1"  Articles of Merger
Exhibit "A-2"  Certificate of Merger
Exhibit "B"    Form of Exchange Rights Agreement
Exhibit "C"    Form of Voting Agreement
Exhibit "D"    Form of OP Merger Articles
Exhibit "E"    Form of Affiliate Agreement
Exhibit "F"    Form of Contribution, Assumption and Indemnity Agreement
Exhibit "G     Form of Intercompany Agreement
Exhibit "H"    Form of OPCO Lease Agreement

                            INDEX OF DEFINED TERMS


Term                                                           Section
----                                                           -------



1940 Act....................................................   4.19
1996 Plan...................................................   5.3(a)
Affiliates..................................................   6.6
AGH.........................................................   Preamble
AGH Acquisition Proposal....................................   6.2(a)
AGH Benefit Plans...........................................   5.23
AGH Budget and Schedule.....................................   5.10(e)
AGH Bylaws..................................................   5.1
AGH Commitment..............................................   6.4(h)
AGH Common Stock............................................   2.1(a)
AGH Charter.................................................   1.5
AGH Disclosure Letter.......................................   Article 5
AGH Exchange Ratio..........................................   2.1(c)
AGH Financial Statement Date................................   5.8
AGH Franchise Agreements....................................   5.10(g)
AGH GP......................................................   5.2(a)
AGH Ground Leases...........................................   5.10(f)
AGH Indemnified Liabilities.................................   7.4(b)
AGH Indemnified Party and AGH Indemnified Parties...........   7.4(b)
AGH Lessee..................................................   Recital G
AGH LP......................................................   5.2(a)
AGH Manager.................................................   Recital G
AGH Material Adverse Change.................................   5.8
AGH Material Adverse Effect.................................   5.1
AGH OP......................................................   Preamble
AGH Operating Partnership Agreement.........................   5.4
AGH Options.................................................   5.3(b)
AGH OP Units................................................   5.2(a)
AGH OP Unit Holder..........................................   5.2(a)
AGH Parties.................................................   Preamble
AGH Properties..............................................   5.10(a)
AGH Restricted Stock Grants.................................   5.3(b)
AGH SEC Documents...........................................   5.7
AGH Stockholder Approvals...................................   5.6(a)
AGH Stockholders Meeting....................................   7.1(e)
AGH Stock Option............................................   7.8(b)
AGH Subsidiaries............................................   5.2(b)
AGH Superior Proposal.......................................   6.2(b)

Term                                                           Section

AGH Title Policies..........................................   5.10(a)
Agreement...................................................   Preamble
Amended AGH Charter.........................................   1.5
Articles of Merger..........................................   Recital B
Base Amount.................................................   9.2(c)
Break-Up Expenses...........................................   9.2(c)
Break-Up Fee................................................   9.2(c)
Break-Up Fee Tax Opinion....................................   9.2(c)
Canceled Shares.............................................   2.2(b)
CapStar.....................................................   Preamble
CapStar Acquisition Proposal................................   6.1(a)
CapStar Benefit Plans.......................................   4.10
CapStar Budget and Schedule.................................   4.9(e)
CapStar Bylaws..............................................   4.1
CapStar Charter.............................................   4.1
CapStar Commitment..........................................   6.3(h)
CapStar Common OP Units.....................................   4.3(e)
CapStar Common Stock........................................   2.1(a)
CapStar Convertible Notes...................................   4.3(a)
CapStar Disclosure Letter...................................   Article 4
CapStar Exchange Ratio......................................   2.1(a)
CapStar Financial Statement Date............................   4.7
CapStar Franchise Agreements................................   4.9(g)
CapStar Ground Leases.......................................   4.9(f)
CapStar Hotel OP............................................   Recital D
CapStar Hotel OP Partnership Agreement......................   4.2(b)
CapStar Incentive Plan......................................   4.3(a)
CapStar Indemnified Liabilities.............................   7.4(a)
CapStar Indemnified Party and CapStar Indemnified Parties...   7.4(a)
CapStar LP Approvals........................................   4.5(c)
CapStar LPs.................................................   Recital D
CapStar Management I........................................   Preamble
CapStar Management II.......................................   Preamble
CapStar Management OP.......................................   Recital D
CapStar Material Adverse Change.............................   4.7
CapStar Material Adverse Effect.............................   4.1
CapStar Options.............................................   4.3(b)
CapStar OP Unit Holder......................................   4.3(e)
CapStar OP Units............................................   4.3(a)
CapStar Parties.............................................   Preamble

Term                                                           Section

CapStar Partners............................................   Preamble
CapStar Partnership Agreements..............................   4.3(d)
CapStar Preferred OP Units..................................   4.3(e)
CapStar Properties..........................................   4.9(a)
CapStar SEC Documents.......................................   4.6
CapStar Stockholder Approvals...............................   4.5(a)
CapStar Stockholders Meeting................................   7.1(d)
CapStar Stock Option........................................   7.8(a)
CapStar Subsidiary and CapStar Subsidiaries.................   4.2(a)
CapStar Superior Proposal...................................   6.1(b)
CapStar Title Policies......................................   4.9(a)
Certificate and Certificates................................   2.2(b)
Certificate of Merger.......................................   Recital B
CH OP Units.................................................   4.3(f)
Closing.....................................................   1.2
Closing Date................................................   1.2
Closing Price...............................................   9.1(l)
CM OP Units.................................................   4.3(g)
Code........................................................   Recital C
Confidentiality Agreement...................................   7.2
Departments.................................................   1.3
DGCL........................................................   1.1
Directors' Plan.............................................   5.3(a)
Dividend Equivalent Rights..................................   5.3(b)
DRULPA......................................................   3.1(a)
E&P.........................................................   4.22
Effective Time..............................................   1.3
Encumbrances................................................   4.9(a)
Environmental Laws..........................................   4.6
ERISA.......................................................   4.10
Exchange Act................................................   4.6
Exchange Agent..............................................   2.2(a)
Exchange Fund...............................................   2.2(a)
Exchange Ratios.............................................   2.1(c)
Exchange Rights Agreement...................................   Recital D
Form 10 Registration Statement..............................   7.11(a)
GAAP........................................................   4.6
Governing Acts..............................................   1.1
Governmental Entity.........................................   4.5(b)
Hazardous Materials.........................................   4.6

Term                                                           Section

HSR Act.....................................................   4.5(b)
Indebtedness................................................   4.15(b)
Indentures..................................................   7.21
Intercompany Agreement......................................   7.18(f)
Interim Transactions Committee..............................   6.5
Knowledge of AGH............................................   5.20
Knowledge of CapStar........................................   4.20
Laws........................................................   4.5(b)
Lease Agreements............................................   4.21(a)
Liens.......................................................   4.2(b)
Manager-Lessee Agreement....................................   Recital G
Maryland Department.........................................   1.3
Merger......................................................   Recital A
MGCL........................................................   1.1
NYSE........................................................   1.2
Old CMC.....................................................   7.17(a)
OP Business Combination.....................................   3.1(b)
OPCO........................................................   Recital D
OPCO Leases.................................................   7.19
OPCO Stock..................................................   7.18(b)
OP Merger...................................................   3.1(b)
OP Merger Articles..........................................   3.1(b)
OP Reorganization...........................................   Recital D
Paul Weiss..................................................   8.2(e)
Payor.......................................................   9.2(c)
Person......................................................   2.2(h)
Proxy Statement.............................................   7.1(a)
Purchased FF&E..............................................   7.20
Qualifying Income...........................................   9.2(c)
Recipient...................................................   9.2(c)
Registration Statement......................................   7.1(a)
REIT Requirements...........................................   9.2(c)
SEC.........................................................   4.5(b)
Significant Subsidiary......................................   6.1(a)
Spin-Off Transaction........................................   Recital D
Stockholder Approvals.......................................   5.6(a)
Stock Purchase Plan.........................................   7.8(d)
Subsidiary..................................................   4.2(a)
Surviving Corporation.......................................   1.1
Surviving Corporation Contribution and Assumption...........   3.1(a)

Term                                                           Section

Surviving Corporation Stock Benefits........................   7.8(c)
tail insurance..............................................   7.4(c)
Taxing Authority............................................   4.12(a)
Tax or Taxes................................................   4.12(a)
Tax Returns.................................................   4.12(a)
Transactions................................................   Recital D
Voting Agreement............................................   Recital F

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of March 15, 1998, by and among AMERICAN GENERAL HOSPITALITY CORPORATION, a Maryland corporation ("AGH"), AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("AGH OP" and together with AGH, the "AGH PARTIES"), on the one hand, and CAPSTAR HOTEL COMPANY, a Delaware corporation ("CAPSTAR"), CAPSTAR MANAGEMENT COMPANY, L.P., a Delaware limited partnership ("CAPSTAR MANAGEMENT I"), and CAPSTAR MANAGEMENT COMPANY II, L.P., a Delaware limited partnership ("CAPSTAR MANAGEMENT II" and together with CapStar Management I, the "CAPSTAR PARTNERS"). (The CapStar Partners and CapStar are sometimes collectively referred to herein as the "CAPSTAR PARTIES").


                                   RECITALS:
                                   --------

     A. The Board of Directors of AGH and the Board of Directors of CapStar have each determined that a business combination between AGH and CapStar is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger (the "MERGER") of CapStar with and into AGH upon the terms and subject to the conditions set forth herein.

     B. Upon the terms and conditions set forth herein, CapStar and AGH shall execute Articles of Merger (the "ARTICLES OF MERGER") and the Certificate of Merger (the "CERTIFICATE OF MERGER") in substantially the forms attached hereto as Exhibit A-1 and Exhibit A-2, respectively and shall file such Articles of Merger and Certificate of Merger in accordance with applicable Maryland and Delaware law to effectuate the Merger.

     C. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement shall constitute a plan of reorganization under Section 368 of the Code.

     D. In connection with the Merger, the following additional transactions will be effected (the Merger, together with the other documents, agreements and transactions, including without limitation, the Spin-Off Transaction and the OP Reorganization (as defined below), contemplated by this Agreement, being referred to collectively herein as the "TRANSACTIONS"): (i) pursuant to a series of transactions as more fully set forth in Sections 7.17 and 7.18, the CapStar Parties will contribute or transfer all of their management agreements and substantially all of their leasehold interests to a newly formed Delaware limited partnership ("CAPSTAR MANAGEMENT OP"), the general partner of which will be a newly formed Delaware corporation and a wholly-owned subsidiary of CapStar ("OPCO"), and, immediately prior to the Merger, CapStar will distribute the stock of OPCO to CapStar's stockholders (the "SPIN-OFF TRANSACTION"); (ii) pursuant to a series of merger, contribution and redemption transactions as more fully set forth in Section 7.18, the CapStar Parties will contribute or transfer all their hotel assets to a newly formed Delaware limited partnership (the "CAPSTAR HOTEL OP") and, concurrent with the Merger, the CapStar Parties and the AGH Parties will effect a business combination of the CapStar Hotel OP with the AGH OP as contemplated by Section 3.1, with the AGH OP as the survivor (the "OP REORGANIZATION"); and (iii) the AGH Parties will enter into an Exchange Rights Agreement in substantially the form attached hereto as Exhibit B (the "EXCHANGE RIGHTS AGREEMENT"), with certain holders (the "CAPSTAR LPS") of limited partnership interests in the CapStar Hotel OP (prior to giving effect to the OP Reorganization).

     E. The AGH Parties and the CapStar Parties desire to make certain representations, warranties and agreements in connection with the Merger.

     F. Concurrently with the execution of this Agreement and as an inducement to the parties to enter into this Agreement, certain stockholders of CapStar and AGH have entered into a voting agreement in the form attached hereto as Exhibit C (the "VOTING AGREEMENT") pursuant to which such stockholders of CapStar and AGH have agreed, among other things, to vote their CapStar Common Stock (as hereinafter defined) or AGH Common Stock (as hereinafter defined), as the case may be, in favor of the Merger and the other transactions contemplated by this Agreement.

     G. Concurrently with the execution of this Agreement, the partners in AGH Leasing, L.P. (the "AGH LESSEE"), AGH Management, Inc. (the "AGH MANAGER") and CapStar Management OP are entering into an acquisition agreement pursuant to which CapStar Management OP is agreeing to purchase (i) certain partnership interests in the AGH Lessee and (ii) substantially all of the assets of the AGH Manager (the "MANAGER-LESSEE AGREEMENT") which agreement will close immediately following the Spin-Off Transaction and the Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER
                                  ----------

     1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Maryland General Corporation Law ("MGCL") and the Delaware General Corporation Law ("DGCL" and, together with the MGCL, the "GOVERNING ACTS"), CapStar shall be merged with and into AGH, at the Effective Time (as defined in Section 1.3). AGH shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Maryland under the name "MeriStar Hospitality Corporation." The effects and consequences of the Merger are set forth in Sections 1.4 through
1.7 hereof. AGH after the Effective Time is sometimes referred to herein as the "SURVIVING CORPORATION."

     1.2 CLOSING. The closing of the Merger (the "CLOSING") shall take place at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York, at 10:00 A.M. local time, on the third New York Stock Exchange, Inc. ("NYSE") trading day immediately following the date on which the last of the conditions set forth in Article 8 hereof (other than conditions with respect to actions the respective parties will take at the Closing) is first fulfilled or has been waived, provided that all such conditions continue to be so satisfied or waived on such third trading day, and if not so satisfied or waived, the Closing shall be automatically extended from time to time until the first subsequent trading day on which all such conditions are again so satisfied or waived, subject, however to Article 9 hereof, or at such other time, date and place as CapStar and AGH shall mutually agree in writing (the "CLOSING DATE").

     1.3 EFFECTIVE TIME. The Merger shall become effective (the "EFFECTIVE TIME") upon the acceptance of the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland (the "MARYLAND DEPARTMENT") and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and, together with the Maryland Department, the "DEPARTMENTS") in accordance with the provisions of the Governing Acts, and by making all other filings required under the Governing Acts to be made prior to or concurrent with the effectiveness of the Merger, which filings shall be made as soon as practicable on the Closing Date.

     1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the Governing Acts.

     1.5 CHARTERS AND BYLAWS. The charter of AGH, as in effect immediately prior to the Effective Time (the "AGH CHARTER") and as amended, prior to the Effective Time, to reflect the name of the Surviving Corporation (and such other matters as the parties may agree) pursuant to the Articles of Merger (the "AMENDED AGH CHARTER"), shall be the charter of the Surviving Corporation until thereafter amended as provided by applicable law and the Amended AGH Charter, and the bylaws of AGH, as in effect immediately prior to the

Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the Amended AGH Charter and such bylaws.

     1.6  DIRECTORS.

          (a) At the Effective Time, the number of directors of the Surviving Corporation shall be increased to nine. The directors of the Surviving Corporation immediately following the Effective Time shall be the persons named on Schedule 1.6(a), each of whom shall serve until the earlier of his resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          (b)  AGH and CapStar agree that in the event any person set forth on
Schedule 1.6(a) is unable or otherwise fails to serve, for any reason, as a director of the Surviving Corporation at the Effective Time, then (i) if such person was a member of the Board of Directors of CapStar as of the date hereof, then CapStar shall have the right to designate another individual to serve as a director of the Surviving Corporation at the Effective Time, (ii) if such person was a member of the Board of Directors of AGH as of the date hereof, then AGH shall have the right to designate another individual to serve as a director of the Surviving Corporation at the Effective Time and (iii) if such person was not a member of the Board of Directors of either CapStar or AGH as of the date hereof, then the persons set forth on Schedule 1.6(a) shall have the right to designate another individual to serve as a director of the Surviving Corporation at the Effective Time. AGH shall use its best efforts to have any person designated to be a director pursuant to the previous sentence elected as a director.

     1.7  OFFICERS.

          (a) The officers of the Surviving Corporation immediately following the Effective Time shall be the persons named on Schedule 1.7(a) who shall hold the office set forth opposite such person's name, all of whom shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          (b)  AGH and CapStar agree that in the event any person set forth on
Schedule 1.7(a) is unable or otherwise fails to serve, for any reason, as an officer of the Surviving Corporation at the Effective Time, the persons set forth on Schedule 1.6(a) shall have the right (but not the obligation) to designate another individual to serve as an officer of the Surviving Corporation in such capacity, which person shall be approved by the respective Board of Directors of AGH and CapStar prior to the Effective Time. AGH shall use its best efforts to have any person designated pursuant to the previous sentence elected as an officer of the Surviving Corporation.

                                   ARTICLE 2

                              TREATMENT OF SHARES
                              -------------------

     2.1  EFFECT OF THE MERGER ON CAPITAL STOCK.

          (a) COMMON STOCK OF CAPSTAR. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of CapStar, subject to Section 2.1(b), each issued and outstanding share of Common Stock, par value $0.01 per share, of CapStar ("CAPSTAR COMMON STOCK"), other than shares of CapStar Common Stock to be canceled pursuant to Section 2.1(b), shall be converted into and become 1.0 (the "CAPSTAR EXCHANGE RATIO") fully paid and nonassessable share of Common Stock, par value $0.01 per share, of AGH ("AGH COMMON STOCK"); provided, however, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of CapStar Common Stock or AGH Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the CapStar Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All such shares of CapStar Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 2.2, certificates evidencing such number of whole shares of AGH Common Stock into which such CapStar Common Stock was converted in accordance with the CapStar Exchange Ratio. The holders of such certificates previously evidencing such shares of CapStar Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of CapStar Common Stock except as otherwise provided herein or by law. No fractional share of AGH Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(d).

          (b) CANCELLATION OF CERTAIN COMMON STOCK OF CAPSTAR. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of CapStar and any shares of CapStar Common Stock that are owned by CapStar, or any of its Subsidiaries (as treasury stock) or by AGH or any of its Subsidiaries shall be canceled and retired and shall cease to exist and no stock of AGH or other consideration shall be issued or delivered in exchange therefor.

          (c) COMMON STOCK OF AGH. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of AGH, each issued and outstanding share of AGH Common Stock shall be converted into and become .8475 (the "AGH EXCHANGE RATIO," and together with the CapStar Exchange Ratio, the "EXCHANGE RATIOS") fully paid and non assessable shares of AGH Common Stock. All such shares of AGH Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 2.2, certificates evidencing such number of whole shares of AGH Common Stock into which such AGH Common Stock was converted in accordance with the AGH Exchange Ratio. The holders of such certificates previously evidencing such shares of AGH Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of AGH Common Stock except as otherwise provided herein or by law. No fractional share of AGH Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(d).

     2.2  ISSUANCE OF NEW CERTIFICATES.

          (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, AGH shall deposit, in trust for the benefit of holders of shares of CapStar Common Stock and AGH Common Stock to be converted into shares of AGH Common Stock pursuant to Section 2.1, with a bank and trust company mutually agreeable to AGH and CapStar (the "EXCHANGE AGENT"), certificates representing shares of AGH Common Stock required to effect the issuance referred to in
Section 2.1(a) and 2.1(c), and the cash payable in respect of fractional shares pursuant to Section 2.2(d) (collectively, the "EXCHANGE FUND"). The Exchange Fund shall not be used for any purpose other than as contemplated by this Agreement.

          (b) ISSUANCE PROCEDURES. As soon as practicable after the Effective Time, AGH shall cause the Exchange Agent to mail to each holder of record a certificate or certificates (the "CERTIFICATE" or the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of CapStar Common Stock and AGH Common Stock (the "CANCELED SHARES") that were canceled and became instead the right to receive shares of AGH Common Stock pursuant to Section 2.1(a) and 2.1(c): (i) a letter of transmittal in customary and reasonable form (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the CapStar Common Stock and the AGH Common Stock. Without limitation to the rights under Section 2.2(c), upon surrender of Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by AGH), together with a duly executed letter of transmittal and such other customary documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive, with respect to the shares of CapStar Common Stock and AGH Common Stock formerly represented thereby (A) a certificate or certificates representing that number of whole shares of AGH Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.1(a) and 2.1(c), and (B) cash in lieu of fractional shares which such holder is entitled to receive pursuant to Section 2.2(b) hereof. In the event of a transfer of ownership of Canceled Shares which is not registered in the transfer records of CapStar or AGH, as the case may be, a certificate representing the proper number of shares of AGH Common Stock may be issued to a transferee if the Certificate representing such Canceled Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent shares of AGH Common Stock and dividends and other distributions and cash in lieu of any fractional shares of AGH Common Stock as contemplated by this Section 2.2.

          (c)  CERTAIN DISTRIBUTIONS.

          (i) The AGH Parties shall authorize under applicable law a dividend to their respective stockholders and limited partners, as the case may be, the record date for which shall be the close of business on the last business day prior to the Effective Time. The dividend shall be equal to the AGH Parties' most recent quarterly dividend rate for such stockholders and limited partners, as the case may be, multiplied by the number of days elapsed since the last dividend record date through and including the Effective Time, and divided by
91. Such dividend shall be paid in the ordinary course of business consistent with the past practice of the AGH Parties as to the manner and timing of payment. If payment of such dividends is made after the Effective Time, the Surviving Corporation shall pay such dividends to such stockholders and limited partners as of such record date.

          (ii) No dividends or other distributions declared or made after the Effective Time with respect to shares of AGH Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of AGH Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(b) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of AGH Common Stock issued in consideration therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of AGH Common Stock to which such holder is entitled pursuant to Section 2.2(b) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of AGH Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of AGH Common Stock.

          (d) NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of AGH Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of AGH Common Stock. A holder of CapStar Common Stock or AGH Common Stock, as the case may be, who would otherwise have been entitled to a fractional share of AGH Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the mean average of the closing sale price of a share of AGH Common Stock on the NYSE over the 10 trading days immediately preceding the Closing Date.

          (e) BOOK ENTRY. Notwithstanding any other provision of this Agreement, the letter of transmittal referred to in Section 2.2(b) may, at the option of AGH, provide for the ability of a holder of one or more Certificates to elect that shares of AGH Common Stock to be received in exchange for the Canceled Shares formerly represented by such surrendered Certificates be issued in uncertificated form.

          (f) CLOSING OF TRANSFER BOOKS; ETC. From and after the Effective Time, the stock transfer books of CapStar shall be closed and no registration of any transfer of capital stock of CapStar shall thereafter be made on the records of CapStar. If, after the Effective Time, Certificates are presented to AGH, they shall be canceled and exchanged for certificates representing the appropriate number of shares of AGH Common Stock and cash in lieu of fractional shares and dividends and other distributions as provided in this Section 2.2. Shares of AGH Common Stock issued in the Merger shall be issued as of, and be deemed to be outstanding as of, the Effective Time. AGH shall cause all such shares of AGH Common Stock issued pursuant to the Merger to be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. In the event any Certificate(s) shall have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming such certificates to be lost, stolen or destroyed and, if reasonably required by AGH, upon the posting by such person of a bond in such amount as reasonably determined as indemnity against any claim that may be made against it with respect to such Certificate(s), the Exchange Agent will issue in respect of such lost, stolen or destroyed Certificate(s), the consideration to be received thereby (subject to the payment of cash in lieu of fractional shares in accordance herewith) and such person shall be entitled to the voting, dividend and other distribution rights provided herein with respect thereto. Appropriate procedures shall be established by AGH and the Exchange Agent so that each holder of a Certificate at the Effective Time shall be entitled to vote on all matters subject to the vote of holders of AGH Common Stock with a record date on or after the date of the Effective Time, whether or not such Certificate holder shall have surrendered Certificates in accordance with the provisions of this Agreement. For purposes of the immediately preceding sentence, AGH may rely conclusively on the stockholder records of CapStar in determining the identity of, and the number of CapStar Shares held by, each holder of a Certificate of CapStar Common Stock at the Effective Time.

          (g) WITHHOLDING RIGHTS. AGH or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of CapStar Common Stock or AGH Common Stock, as the case may be, such amounts as AGH or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by AGH or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of CapStar Common Stock or AGH Common Stock, as the case may be, in respect of which such deduction and withholding was made by AGH or the Exchange Agent.

          (h) TERMINATION OF EXCHANGE. Any certificates representing shares of AGH Common Stock deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within one year after the Effective Time pursuant to this
Section 2.2 shall be returned by the Exchange Agent to AGH which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to AGH; after which time any holder of unsurrendered Certificates shall look only to AGH and be entitled to payment of such funds to which such holder may be due, subject to applicable law. AGH shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. As used in this Agreement, the term "PERSON" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated organization or entity of any kind.


                                   ARTICLE 3

                             CERTAIN TRANSACTIONS
                       RELATING TO THE CAPSTAR HOTEL OP
                       --------------------------------

     3.1  OP BUSINESS COMBINATION.

          (a) Immediately prior to the Effective Time, AGH shall cause AGH GP (as defined herein), AGH's Subsidiary that acts as general partner of the AGH OP, to merge with and into AGH. Immediately following the Effective Time, the Surviving Corporation shall, consistent with the AGH Operating Partnership Agreement (as defined herein), contribute all of its assets (other than AGH OP Units) (as such term is defined herein) to the AGH OP and the Surviving Corporation shall expressly assume all obligations of the General Partner thereunder (the "SURVIVING CORPORATION CONTRIBUTION AND ASSUMPTION").

          (b) Immediately following the Surviving Corporation Contribution and Assumption, the Surviving Corporation shall cause CapStar Hotel OP to merge (the "OP MERGER") with and into the AGH OP in accordance with the Delaware Revised Uniform Limited Partnership Act ("DRULPA"), with the AGH OP as the surviving entity (the "OP BUSINESS COMBINATION"). At the Effective Time, the Surviving Corporation shall cause CapStar Hotel OP to execute the Agreement and Plan of Merger and Certificate of Merger (the "OP MERGER ARTICLES") in the form attached hereto as Exhibit D, which certificate shall then be executed by the AGH OP and filed with the Delaware Secretary of State. The effects of the OP Merger Articles are set forth in the OP Merger Articles and the DRULPA. The OP Business Combination shall have, to the extent applicable, the same economic and tax consequences for the CapStar LPs and the limited partners of AGH OP as the Merger has for holders of CapStar Common Stock and the AGH Common Stock, respectively; provided, however, that the holders of preferred units of limited partnership interest in the AGH OP and the holders of CapStar Preferred OP Units (as defined herein) will be provided with substantially the same rights, privileges, and preferences that such holders currently have in effect.

          (c) Concurrently with the issuance contemplated by Section 2.2(b), the Surviving Corporation shall (i) cause to be issued to the CapStar LPs, units of limited partnership in the AGH OP issuable upon consummation of the OP Business Combination and (ii) enter into, and cause the AGH OP to enter into, an Exchange Rights Agreement with each CapStar LP.


                                   ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF THE CAPSTAR PARTIES
             -----------------------------------------------------

     Except as set forth in the letter of even date herewith signed by the Chairman of the Board or President of CapStar and delivered to the AGH Parties prior to the execution hereof (the "CAPSTAR DISCLOSURE LETTER"), the CapStar Parties, jointly and severally, represent and warrant to the AGH Parties as follows:

     4.1 ORGANIZATION, STANDING AND POWER OF CAPSTAR. CapStar is a corporation duly organized and validly existing under the laws of the State of Delaware. CapStar has requisite corporate power and authority to carry on its business as now being conducted. CapStar is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of CapStar and the CapStar Subsidiaries (as defined below), taken as a whole, or on the ability of the CapStar Parties to perform any of their respective obligations under this Agreement (any such effect, a "CAPSTAR MATERIAL ADVERSE EFFECT"). CapStar has delivered to the AGH Parties complete and correct copies of CapStar's Amended and Restated Certificate of Incorporation (the "CAPSTAR CHARTER") and the Bylaws of CapStar (the "CAPSTAR BYLAWS"), in each case, as amended to the date of this Agreement.

     4.2  CAPSTAR SUBSIDIARIES.

          (a) Schedule 4.2(a) to the CapStar Disclosure Letter sets forth (i) each Subsidiary (as defined below) of CapStar (the "CAPSTAR SUBSIDIARY" or "CAPSTAR SUBSIDIARIES," which term includes, without limitation, upon its formation, CapStar Hotel OP and CapStar Management OP), (ii) the ownership interest therein of CapStar,
(iii) if not wholly-owned by CapStar, the identity and ownership interest of each of the other owners of each CapStar Subsidiary and (iv) each hotel (identified by name and location) and other real property owned by such CapStar Subsidiary. As used in this Agreement, "SUBSIDIARY" of any Person means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns any of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity except passive investments held for investment purposes, which are not material in amount.

          (b) Except as set forth in Schedule 4.2(b) to the CapStar Disclosure Letter, (i) all the outstanding shares of capital stock of each CapStar Subsidiary that is a corporation have been validly issued and are (A) fully paid and nonassessable, (B) owned by CapStar or by another CapStar Subsidiary and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS") and
(ii) all equity interests in each CapStar Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by CapStar, or by another CapStar Subsidiary are owned free and clear of all Liens. At the Effective Time, CapStar Hotel OP will not own, directly or indirectly, any interest in any corporation. Each CapStar Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each CapStar Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each CapStar Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a CapStar Material Adverse Effect. Copies of the articles of incorporation, bylaws, organization documents and partnership, joint venture and operating agreements of each CapStar Subsidiary, in each case as amended to the date of this Agreement, have been previously delivered or made available to the AGH Parties. A true and correct copy of the form of limited partnership agreement of CapStar Hotel OP (the "CAPSTAR HOTEL OP PARTNERSHIP AGREEMENT") to be in full force and effect at the Effective Time will be delivered to the AGH Parties for review prior to execution and such agreement shall be substantially similar to the CapStar Partnership Agreements (as hereinafter defined). Neither CapStar nor any of the CapStar Subsidiaries is in breach of any provision of any agreement, document or contract governing its rights in or to the interests owned or held by it other than breaches which could not reasonably be expected to have a CapStar Material Adverse Effect. To the Knowledge of CapStar (as defined in Section 4.20), the other parties to such agreements, documents or contracts are not in breach of any of their respective obligations under such agreements, documents or contracts other than breaches which could not reasonably be expected to have a CapStar Material Adverse Effect.

     4.3  CAPSTAR STRUCTURE.

          (a) The authorized shares of stock of CapStar consist of 25,000,000 shares of preferred stock, $0.01 par value per share, none of which is issued or outstanding, and 49,000,000 shares of CapStar Common Stock, of which 24,887,944 were issued and outstanding as of the date hereof. On the date hereof, (i) 1,740,000 shares of CapStar Common Stock have been reserved for issuance under CapStar's Equity Incentive Plan (the "CAPSTAR INCENTIVE PLAN"), under which options in respect of $2,686,354 shares of CapStar Common Stock have been granted and are outstanding on the date hereof, (ii) 1,475,916 shares of CapStar Common Stock have been reserved for issuance upon the redemption of units of limited partnership interest ("CAPSTAR OP UNITS") in the CapStar Partners and
(iii) 4,011,628 shares of CapStar Common Stock have been reserved for issuance upon the conversion of CapStar's 4.75% Convertible Subordinated Notes due 2004 (the "CAPSTAR CONVERTIBLE NOTES").

          (b) Set forth in Schedule 4.3(b) of the CapStar Disclosure Letter is a true and complete list of the following: each qualified or nonqualified option to purchase shares of CapStar Common Stock granted under the Incentive Plan or any other formal or informal arrangement ("CAPSTAR OPTIONS"). As of the date of this Agreement, other than CapStar Options, there were no outstanding warrants or other rights to acquire stock, stock appreciation rights, phantom stock, dividend equivalents, performance units, restricted stock grants and performance shares granted under the CapStar Incentive Plan or rights to receive shares of CapStar Common Stock on a deferred basis granted by CapStar under the CapStar Incentive Plan or otherwise. Schedule 4.3(b) of the CapStar Disclosure Letter sets forth for each CapStar Option the name of the grantee, the date of the grant, status of the option as qualified or nonqualified under Section 422 of the Code, the number of shares of CapStar Common Stock subject to such option, the number of shares subject to options that are currently exercisable, the exercise price per share, and the number of such shares subject to stock appreciation rights. On the date of this Agreement, except as set forth in this
Section 4.3 or Schedule 4.3(b) of the CapStar Disclosure Letter, no shares of stock of CapStar were outstanding or reserved for issuance.

          (c) All outstanding shares of CapStar Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the CapStar Convertible Notes, there are no bonds, debentures, notes or other indebtedness of CapStar having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of CapStar may vote.

          (d) Except as set forth in this Section 4.3, Schedule 4.3(d) of the CapStar Disclosure Letter or the limited partnership agreements for each of the CapStar Partners (the "CAPSTAR PARTNERSHIP AGREEMENTS") there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which

CapStar or any CapStar Subsidiary is a party or by which such entity is bound, obligating CapStar or any CapStar Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of CapStar or any CapStar Subsidiary or obligating CapStar or any CapStar Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to CapStar or a CapStar Subsidiary).

          (e) As of the date hereof, there are 696,979 and 778,937 CapStar OP Units issued and outstanding in CapStar Management I and CapStar Management II, respectively, exclusive of the CapStar OP Units owned by CapStar. The CapStar OP Units consist of 1,083,759 common CapStar OP Units (the "CAPSTAR COMMON OP UNITS") and 392,157 preferred CapStar OP Units (the "CAPSTAR PREFERRED OP UNITS") exclusive of the CapStar OP Units owned by CapStar. The CapStar OP Units are validly issued and outstanding, fully paid and nonassessable. As of the date hereof, CapStar owns 23,019,871 issued and outstanding CapStar Common OP Units in the CapStar Partners and none of the CapStar Preferred OP Units are owned by CapStar. Schedule 4.3(e) of the CapStar Disclosure Letter sets forth the name of each holder of a CapStar OP Unit (a "CAPSTAR OP UNIT HOLDER") and the number of CapStar OP Units owned by each such CapStar OP Unit Holder in each CapStar Partner as of the date of this Agreement. The CapStar OP Units are subject to no restriction except as set forth in the CapStar Partnership Agreements and pursuant to applicable securities laws. The CapStar Partners have not issued or granted and are not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in CapStar Partners, whether issued or unissued, or securities convertible into interests in CapStar Partners.

          (f) Assuming that the Transactions were consummated as of the date hereof, (i) there would be 24,887,944 units of limited partnership interests of CapStar Hotel OP (the "CH OP UNITS") issued and outstanding, (ii) the CH OP Units would convert to 24,495,787 common CH OP Units and 392,157 preferred CH OP Units that each would have identical rights, privileges and preferences as the CapStar Preferred OP Units, (iii) 23,019,871 of the CH OP Units would be owned by CapStar and, (iv) Schedule 4.3(f) of the CapStar Disclosure Letter sets forth the name of each contemplated holder of CH OP Units and the number of CH OP Units that would be owned by each such holder of CH OP Units at that time. As of the Effective Time, (i) the CH OP Units will be validly issued and outstanding, fully paid and non assessable, (ii) the CH OP Units will not be subject to restrictions except as set forth in the CapStar Hotel OP Partnership Agreement and pursuant to applicable securities laws and (iii) CapStar Hotel OP will not have issued or granted and will not be a party to any outstanding commitments of any kind relating to, or any effective agreements or understandings with respect to, interests in CapStar Hotel OP, whether issued or unissued, or securities convertible into interests in CapStar Hotel OP.

          (g) Assuming that the Transactions were consummated as of the date hereof, (i) there would be 24,887,944 units of limited partnership interests of CapStar Management OP

(the "CM OP UNITS") issued and outstanding, 23,019,871 of which would be owned by OPCO and (ii) Schedule 4.3(g) of the CapStar Disclosure Letter sets forth the name of each contemplated holder of CM OP Units and the number of CM OP Units that would be owned by each such holder of CM OP Units. As of the Effective Time, the issued and outstanding CM OP Units will be validly issued and outstanding, fully paid and non assessable.

          (h) Except for (x) tax distributions paid to the holders of the CapStar Common OP Units with respect to taxable income allocated to such holders for 1997 and for 1998 through the Effective Date, other than CapStar and any CapStar Subsidiary, and (y) regular quarterly distributions paid to the holder of the CapStar Preferred OP Units, CapStar or its Subsidiaries have never declared any dividends on shares of CapStar Common Stock or distributions on CapStar OP Units.

     4.4 REGISTRATION RIGHTS. Except as set forth in Schedule 4.4(a) of the CapStar Disclosure Letter, no Person has any right to require the registration of any shares of CapStar Common Stock or any other securities of CapStar or any CapStar Subsidiary.

     4.5  AUTHORITY; NONCONTRAVENTION; CONSENTS.

          (a) CapStar has the requisite corporate power and authority to enter into this Agreement and, subject to the requisite stockholder approval of the Merger (the "CAPSTAR STOCKHOLDER APPROVALS"), to consummate the transactions contemplated by this Agreement to which CapStar is a party, including without limitation, the Spin-Off Transaction. Except as set forth on Schedule 4.5(a) to the CapStar Disclosure Letter, the CapStar Partners have the requisite partnership power and authority to enter into this Agreement, and to consummate the transaction contemplated by this Agreement to which the CapStar Partners are a party. The execution and delivery of this Agreement by the CapStar Parties and the consummation by the CapStar Parties of the transactions contemplated by this Agreement to which the CapStar Parties are a party have been duly authorized by all necessary action on the part of the CapStar Parties, except for and subject to the CapStar Stockholder Approvals with respect to CapStar and the approvals set forth on Schedule 4.5(a). This Agreement has been duly executed and delivered by the CapStar Parties and constitutes a valid and binding obligation of the CapStar Parties, enforceable against the CapStar Parties in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (b) Except as set forth in Schedule 4.5(b) to the CapStar Disclosure Letter, the execution and delivery of this Agreement by the CapStar Parties do not, and the consummation of the transactions contemplated by this Agreement to which the CapStar Parties are a party, including without limitation, the Transactions, and compliance by the CapStar Parties with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the CapStar Parties or any CapStar Subsidiary and, at the Effective Time, CapStar Hotel OP, under, (i) the CapStar Charter or the CapStar Bylaws or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any CapStar Subsidiary, including, without limitation, the CapStar Hotel OP, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to CapStar or any CapStar Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "LAWS") applicable to CapStar or any CapStar Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a CapStar Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required in connection with the execution and delivery of this Agreement by the CapStar Parties or the consummation by the CapStar Parties of the transactions contemplated by this Agreement, except for
(i) the filing with the Securities and Exchange Commission (the "SEC") of the Proxy Statement (as defined in Section 7.1), (ii) the acceptance for record of the Articles of Merger by the Departments, (iii) such filings as may be required in connection with the payment of any transfer and gain taxes, (iv) the filing of a premerger notification and report form by CapStar under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), if required by applicable law and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedules 4.5(a) and (b) to the CapStar Disclosure Letter, (B) as may be required under (y) federal, state or local environmental laws or (z) the "blue sky" laws of various states, to the extent applicable or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the CapStar Parties from performing their obligations under this Agreement in any material respect or have, individually or in the aggregate, a CapStar Material Adverse Effect:

          (c) Schedule 4.5(c) to the CapStar Disclosure Letter sets forth all of the approvals of the CapStar LPs needed to effectuate the OP Reorganization, the Spin-Off Transaction and the other transactions contemplated by this Agreement (such approvals the "CAPSTAR LP APPROVALS").

     4.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. CapStar has filed all required reports, schedules, forms, statements and other documents with the SEC since August 23, 1996 through the date hereof (the "CAPSTAR SEC DOCUMENTS"). All of the CapStar SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and, in each case, the rules and regulations promulgated thereunder applicable to such CapStar SEC Documents. None of the CapStar SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later CapStar SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of CapStar included in the CapStar SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the financial position of CapStar and the CapStar Subsidiaries, as the case may be, in each case taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Schedule 4.6 of the CapStar Disclosure Letter, CapStar has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the CapStar SEC Documents or in Schedule 4.6 to the CapStar Disclosure Letter, neither CapStar nor any of the CapStar Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including liabilities arising under applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any hazardous substances, hazardous material, toxic substances or waste materials (collectively, "HAZARDOUS MATERIALS") (collectively, "ENVIRONMENTAL LAWS") which are required by GAAP to be set forth on a consolidated balance sheet of CapStar or in the notes thereto and which, individually or in the aggregate, would have a CapStar Material Adverse Effect.

     4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except (i) as disclosed in the CapStar SEC Documents or on Schedule 4.7 of the CapStar Disclosure Letter, (ii) except for the Transactions and (iii) the transactions permitted by Section 6.3, since the date of the most recent audited financial statements included in the CapStar SEC Documents (the "CAPSTAR FINANCIAL STATEMENT DATE"), CapStar and the CapStar Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of CapStar and the CapStar Subsidiaries taken as a whole (a "CAPSTAR MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a CapStar Material Adverse Change, (b) except for the Transactions and regular quarterly distributions in the amount of $.4144 per CapStar Preferred OP Unit, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the CapStar Common Stock or any security of any CapStar Subsidiary, (c) any split, combination or reclassification of the CapStar Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of CapStar or partnership interests in any CapStar Subsidiary which is a partnership, or any issuance of an ownership interest in, any CapStar Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a CapStar Material Adverse Effect, or (e) any change in accounting methods, principles or practices by CapStar or any CapStar Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the CapStar SEC Documents or required by a change in GAAP.

     4.8  LITIGATION.  Except as disclosed in the CapStar SEC Documents or in
Schedule 4.8 to the CapStar Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of CapStar and the CapStar Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of CapStar or any CapStar Subsidiary) or, to the Knowledge of CapStar, threatened in writing against or affecting CapStar or any CapStar Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a CapStar Material Adverse Effect or (ii) nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against CapStar or any of the CapStar Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     4.9  PROPERTIES.

          (a) Schedule 4.9(a) of the CapStar Disclosure Letter sets forth a complete and accurate list and the address of all real property owned or leased by CapStar or any of its Subsidiaries (collectively, and together with the land at each address referenced in Schedule 4.9(a) of the CapStar Disclosure Letter and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "CAPSTAR PROPERTIES"). CapStar or the CapStar Subsidiaries, owns or own, as the case may be, good and insurable fee simple title (or, if so indicated in Schedule 4.9(a) of the CapStar Disclosure Letter, leasehold title) to each of the CapStar Properties, in each case free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (collectively, "ENCUMBRANCES"), except for such mortgages set forth on Schedule 4.18(b) of the CapStar Disclosure Letter and such Encumbrances as individually, and in the aggregate, could not reasonably be expected to have a CapStar Material Adverse Effect. Except for such of the following as individually or in aggregate could not reasonably be expected to have a CapStar Material Adverse Effect, policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued by national title insurance companies insuring the fee simple or leasehold, as applicable, title of CapStar or its Subsidiaries, as applicable, to each of the CapStar Properties in amounts at least equal to the portion of the purchase price thereof allocated to real estate (the "CAPSTAR TITLE POLICIES"), and, to CapStar's knowledge, the CapStar Title Policies are valid and in full force and effect and no claim has been made under any such policy.

          (b) Except as set forth in Schedule 4.9(b) of the CapStar Disclosure Letter, and except for matters which would not, individually or in the aggregate, reasonably be expected to have a CapStar Material Adverse Effect or to materially and adversely affect the use or occupancy (or, if applicable, any proposed developments) of the CapStar Properties, which would reasonably be expected to have a CapStar Material Adverse Effect, CapStar has no knowledge that any currently required certificate, permit or license (including building permits and certificates of occupancy) from any Governmental Entity having jurisdiction over any CapStar Property or any agreement, easement or other right which is necessary to permit the lawful use, occupancy or operation of the existing buildings, structures or other improvements which constitute a part of any of the CapStar Properties has not been obtained or is not in full force and effect, or of any pending modification or cancellation of any of the same.

          (c) Schedule 4.9(c) of the CapStar Disclosure Letter sets forth a complete and accurate list of all definitive agreements made or entered into by CapStar or any of its Subsidiaries as of the date hereof, (x) to sell, mortgage, pledge or hypothecate any CapStar Property, which, individually or in the aggregate, are material, or to otherwise enter into a material transaction in respect of the ownership or financing of any CapStar Property and (y) to purchase real property to which CapStar or any Subsidiary is a party.

          (d) Except as set forth in Schedule 4.9(d) of the CapStar Disclosure Letter, none of the CapStar Properties is subject to any outstanding purchase options, rights of first refusal, rights of first offer or similar rights, other than such rights which would not reasonably be expected to have a CapStar Material Adverse Effect, nor has CapStar or any of its Subsidiaries entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease or lease of any material portion of the CapStar Property or other transfer of all or any part of any CapStar Property, and no person has any right or option to acquire, or right of first refusal or right of first offer with respect to, CapStar's or any of its Subsidiaries' interest in any CapStar Property or any part thereof.

          (e) Schedule 4.9(e) of the CapStar Disclosure Letter sets forth CapStar's or any Subsidiaries' capital expenditure budget and schedule for each CapStar Property, which describes the capital expenditures which the CapStar or any Subsidiary has budgeted for such

CapStar Property for the period running through December 31, 1998 (the "CAPSTAR BUDGET AND SCHEDULE").

          (f) The ground leases underlying the leased CapStar Properties referenced in Schedule 4.9(a) of the CapStar Disclosure Letter (collectively, the "CAPSTAR GROUND LEASES") are accurately described in Schedule 4.9(f) of the CapStar Disclosure Letter. Each of the CapStar Ground Leases is valid, binding and in full force and effect as against CapStar or its Subsidiaries and, to CapStar's knowledge, as against the other party thereto, except to the extent the failure to be binding and in full force and effect would not reasonably be expected to have a CapStar Material Adverse Effect. There does not exist under any of the CapStar Ground Leases any default, and, to CapStar's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, be reasonably expected to result in a CapStar Material Adverse Effect.

          (g) Schedule 4.9(g) to the CapStar Disclosure Letter sets forth a list of the hotel franchise agreements (the "CAPSTAR FRANCHISE AGREEMENTS") pursuant to which each of the CapStar Properties is being operated. Each of the CapStar Franchise Agreements is in full force effect and, to the knowledge of CapStar, there are no defaults thereunder by either party thereto, nor have any events occurred which with the giving notice or the passage time or both would constitute a default or event of default thereunder, except for those which either singly or in the aggregate would not constitute a CapStar Material Adverse Effect.

          (h) Immediately prior to the Effective Time, CapStar Hotel OP will, directly or indirectly, hold title (or, if so indicated in Schedule 4.9(a) of the CapStar Disclosure Letter, leasehold title) to the CapStar Properties.

     4.10 EMPLOYEE BENEFITS. With respect to all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of CapStar or any of its Subsidiaries (the "CAPSTAR BENEFIT PLANS"), except for such matters, as, individually or in the aggregate, could not be reasonably expected to have a CapStar Material Adverse Effect, (a) each CapStar Benefit Plan and any related trust intended to be qualified under Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and to the Knowledge of CapStar nothing has occurred since the date of such letter that could reasonably be expected to materially adversely affect the qualified status of such CapStar Benefit Plan or related trust, (b) each CapStar Benefit Plan has been operated in all material respects in accordance with the terms and requirements of applicable law and all required returns and filings for each CapStar Benefit Plan have been timely made, (c) neither CapStar nor any of its Subsidiaries has incurred any direct or indirect material liability under, arising out of or by operation of Title I or Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in connection with any CapStar Benefit Plan or other retirement plan or arrangement, and to the Knowledge of CapStar no fact or event exists that could reasonably be expected to give rise to any such material liability, (d) all material contributions due and payable on or before the date hereof in respect of each CapStar Benefit Plan have been made in full and in proper form, (e) neither CapStar nor any of its Subsidiaries has ever sponsored or been obligated to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA), "multiple employer plan" (as defined in Section 413 of the Code) or "defined benefit plan" (as defined in Section 3(35) of ERISA), (f) except as otherwise required under ERISA, the Code and applicable laws, no CapStar Benefit Plan currently or previously maintained by CapStar or any of its Subsidiaries provides any post-retirement health or life insurance benefits in the future, (g) all material reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each CapStar Benefit Plan, and (h) no benefit or amount payable or which may become payable by CapStar or any of its Subsidiaries pursuant to any CapStar Benefit Plan, agreement or contract with any employee, shall constitute an "excess parachute payment," within the meaning of Section 280(G) of the Code, which is or may be subject to the imposition of any excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

     4.11 LABOR MATTERS; EMPLOYEES.

          (a) Except as set forth on Schedule 4.11(a), neither CapStar nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. CapStar has delivered true, correct and complete copies of such agreements to the AGH Parties. There is no unfair labor practice or labor arbitration proceeding pending or, to CapStar's Knowledge, threatened against CapStar or any of its Subsidiaries relating to their business which, if determined adversely to CapStar or any of its Subsidiaries, would have a CapStar Material Adverse Effect.

          (b) Schedule 4.11(b) to the CapStar Disclosure Letter sets forth all employment agreements between CapStar or any of its Subsidiaries and any other Person.

     4.12 TAXES. Except as, individually or in the aggregate, could not be reasonably expected to have a CapStar Material Adverse Effect:

          (a) All returns, reports and forms ("TAX RETURNS") required to be filed with any governmental authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition ("TAXING AUTHORITY") of (i) any and all taxes (whether federal, state, local or foreign), including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest, penalties or additions to tax imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any taxes described in clause (i) above ("TAX" or "TAXES") for all periods ending on or before the Closing Date that are or were required to be filed by, or with respect to, CapStar or any CapStar Subsidiaries, either separately or as a member of an affiliated group of corporations, have been or will be filed on a timely basis in accordance with the laws, regulations and administrative requirements of each Taxing Authority. All such Tax Returns that have been filed on or before the Closing Date were, when filed, and continue to be, true, correct and complete and the financial statements included in CapStar's Form 10-K for the year ended December 31, 1997 reflect an adequate reserve for all taxes payable by CapStar for all taxable periods and portions thereof through the date of those financial statements. No Taxing Authority is now asserting by written notice to CapStar or the CapStar Subsidiaries or, to the Knowledge of CapStar, threatening to assert against CapStar or the CapStar Subsidiaries, any deficiency or claim for additional Taxes. No written claim has been made since January 1, 1997 by a Taxing Authority in a jurisdiction where CapStar does not file Tax Returns that CapStar is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of CapStar or the CapStar Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes. CapStar has not since January 1, 1997 entered into a closing agreement pursuant to Section 7121 of the Code. CapStar has not received written notice of any audit of any Tax Return filed by CapStar, and CapStar has not been notified in writing that any such audit is contemplated or pending. Neither CapStar nor any of the CapStar Subsidiaries has executed or filed with any Taxing Authority any agreement now in effect extending the period for assessment or collection of any Taxes. Copies of all income or franchise tax returns filed by CapStar and each of the CapStar Subsidiaries since August 1996 and all communications relating thereto since that date have been delivered to AGH or made available to representatives of AGH. CapStar and each CapStar Subsidiary has paid all Taxes required to be paid prior to the date hereof and has made provision, in accordance with GAAP, for all Taxes owed or accrued through the date hereof;

          (b) Each of CapStar Management I and CapStar Management II has been since its formation, and will be through the Closing Date, treated as a partnership and not as an association taxable as a corporation for federal income tax purposes. CapStar Hotel OP will be, upon its formation and through the Closing Date, treated as a partnership and not as an association taxable as a corporation for federal income tax purposes;

          (c) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, as a consequence of the Transactions could give rise to the payment of any amount that would not be deductible by CapStar or any of the CapStar Subsidiaries by reason of Section 280G of the Code; and

          (d) None of the CapStar Subsidiaries that are taxed as a partnership are publicly-traded partnerships as defined in Section 7704 of the Code.

     4.13 NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. There are no cash or non-cash payments which will become payable to each employee, officer or director of CapStar or any CapStar Subsidiary as a result of the Merger and the Transactions. Except as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made upon a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of CapStar or any CapStar Subsidiary.

     4.14 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Lehman Brothers Inc. and Goldman Sachs & Co., the fees and expenses of which are as described in (i) the engagement letter, dated March 11, 1998, between Lehman Brothers Inc. and CapStar, and (ii) the engagement letter, dated March 11, 1998, between Goldman Sachs & Co. and CapStar, a true and correct copy of each of which has previously been delivered to the AGH Parties, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of CapStar or any CapStar Subsidiary.

     4.15 CONTRACTS; DEBT INSTRUMENTS.

          (a) Neither CapStar nor any CapStar Subsidiary has received a written notice that CapStar or any CapStar Subsidiary is in violation of or in default under (nor to the Knowledge of CapStar does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 4.15(a) to the CapStar Disclosure Letter, nor to the Knowledge of CapStar does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not have a CapStar Material Adverse Effect.

          (b) Except for any of the following expressly identified in CapStar SEC Documents, Schedule 4.15(b) of the CapStar Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness in excess of $10,000,000 of CapStar or any of CapStar Subsidiaries, other than such Indebtedness payable to CapStar or a CapStar Subsidiary is outstanding or may be incurred. For purposes of this Agreement, "INDEBTEDNESS" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), and (v) guarantees of any such indebtedness of any other person.

     4.16 OPINION OF FINANCIAL ADVISOR. The Board of Directors of CapStar has received the opinions of Lehman Brothers Inc. and Goldman Sachs & Co., dated the date of this Agreement, to the effect that the CapStar Exchange Ratio after giving effect to the AGH

Exchange Ratio is fair, from a financial point of view, to the holders of shares of CapStar Common Stock.

     4.17 DELAWARE TAKEOVER LAW. The restrictions provided by Section 203 of the DGCL will not apply to AGH in connection with this Agreement and the other transactions contemplated hereby. The resolutions in the form set forth in
Schedule 4.17 of the CapStar Disclosure Letter have been adopted by CapStar and have not been rescinded or revoked.

     4.18 INFORMATION SUPPLIED. None of the information supplied or to be supplied by CapStar specifically for inclusion or incorporation by reference in
(i) the Registration Statement, at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, or
(ii) the Proxy Statement (as defined in Section 7.1(e), at the date it is first mailed to CapStar's stockholders or at the time of CapStar Stockholders Meeting (as defined in Section 7.1(e)), will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by CapStar with respect to statements made or incorporated by reference therein based on in formation supplied by AGH specifically for inclusion or incorporated by reference in the Proxy Statement or contained in any AGH SEC Documents incorporated by reference in the Registration Statement or the Proxy Statement.

     4.19 INVESTMENT COMPANY ACT OF 1940. Neither CapStar nor any of CapStar Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 ACT").

     4.20 DEFINITION OF KNOWLEDGE OF CAPSTAR. As used in this Agreement, the phrase "KNOWLEDGE OF CAPSTAR" (or words of similar import) means the knowledge of those individuals identified in Schedule 4.20 of the CapStar Disclosure Letter.

     4.21 LEASE AGREEMENT:  AUTHORITY; NON CONTRAVENTION; CONSENTS.

          (a) At the Effective Time, OPCO or its Subsidiaries, as the case may be, shall have all requisite power, corporate or otherwise, and authority to enter into each of the lease agreements (the "LEASE AGREEMENTS") with AGH OP or its Subsidiaries, as the case may be, and to consummate the transactions contemplated by the Lease Agreements. At the Effective Time, the execution and delivery of each of the Lease Agreements by OPCO or its Subsidiaries, as the case may be, and the consummation by OPCO or its Subsidiaries, as the case may be, of the transactions contemplated by the Lease Agreements will have been duly authorized by all necessary action on the part of OPCO or its Subsidiaries, as the case may be. At the Effective Time, the Lease Agreements will have been duly executed and delivered by

OPCO or its Subsidiaries, as the case may be, and will constitute a valid and binding obligation of such parties, enforceable against each in accordance with and subject to its terms.

          (b) At the Effective Time, the execution and delivery of the Lease Agreements by OPCO or its Subsidiaries, as the case may be, will not, and the consummation of the transactions contemplated by the Lease Agreements to which OPCO or its Subsidiaries, as the case may be, is a party and compliance by OPCO or its Subsidiaries with the provisions of the Lease Agreements will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of OPCO or its Subsidiaries, as the case may be, under, (i) the charter or organizational documents or partnership or similar agreement, as the case may be, of such party, each as amended or supplemented to the date of the Effective Time, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to such party or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to such party or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a material adverse effect on the business to be conducted by such party, properties, assets, financial condition or results of operations of OPCO and its Subsidiaries, taken as a whole, or on their ability to perform any of their respective obligations under the Lease Agreements. No consent, approval, order or authorization of, or registration, declaration of filing with, any Governmental Entity is required by or with respect to OPCO or its Subsidiaries in connection with the execution and delivery of the Lease Agreements or the consummation by OPCO or its Subsidiaries of any of the transactions contemplated by the Lease Agreements.

     4.22 CURRENT EARNINGS AND PROFITS. As of December 31, 1997, CapStar and the CapStar Subsidiaries did not have current and accumulated earnings and profits (as determined for federal income tax purposes) ("E&P") in excess of $22,500,000.

     4.23 OWNERSHIP OF AGH COMMON STOCK. Neither CapStar, any of the CapStar Subsidiaries, nor, to its knowledge, its directors or executive officers, beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act) more than 5% of the shares of AGH Common Stock.

     4.24 VOTING REQUIREMENTS. The CapStar Stockholder Approvals which shall consist of the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon at the CapStar Stockholders Meeting, which shall be a duly convened meeting at which a quorum was present and acting throughout, to adopt this Agreement is the only vote of the holders of any class or series of CapStar's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

                                   ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF THE AGH PARTIES
               -------------------------------------------------

     Except as set forth in the letter of even date herewith signed by the Chairman of the Board or President of AGH and delivered to the CapStar Parties prior to the execution hereof (the "AGH DISCLOSURE LETTER"), the AGH Parties, jointly and severally, represent and warrant to the CapStar Parties as follows:

     5.1 ORGANIZATION, STANDING AND POWER OF AGH. AGH is a corporation duly organized and validly existing under the laws of Maryland and has the requisite corporate power and authority to carry on its business as now being conducted. AGH is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of AGH and the AGH Subsidiaries (as defined below), taken as a whole, or the ability of the AGH Parties to perform any of their respective obligations under this Agreement (any such effect a "AGH MATERIAL ADVERSE EFFECT"). AGH has delivered to the CapStar Parties complete and correct copies of the Second Articles of Amendment and Restatement of AGH and the Bylaws of AGH (the "AGH BYLAWS") as amended or supplemented to the date of this Agreement.

     5.2  AGH SUBSIDIARIES.

          (a) AGH is the record and beneficial owner of all of the issued and outstanding shares of capital stock of AGH GP, Inc., a Nevada corporation ("AGH GP") and AGH LP, Inc., a Nevada corporation ("AGH LP"). As of the date of hereof, AGH GP and AGH LP own collectively approximately 86.2% of the issued and outstanding units of limited partnership of AGH OP (the "AGH OP UNITS") free and clear of all Liens. The AGH OP Units are validly issued and outstanding, fully paid and nonassessable. Schedule 5.2(a) of the AGH Disclosure Letter sets forth the name of each holder of a AGH OP Unit (a "AGH OP UNIT HOLDER") and the number of AGH OP Units owned by each such AGH OP Unit Holder in AGH OP as of the date of this Agreement. The AGH OP Units are subject to no restriction except as set forth in the AGH Operating Partnership Agreement and pursuant to applicable securities laws. AGH OP has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in AGH OP, whether issued or unissued, or securities convertible into interests in AGH OP.

          (b) Schedule 5.2(b) to the AGH Disclosure Letter sets forth (i) each Subsidiary of AGH (the "AGH SUBSIDIARIES"), (ii) the ownership interest therein of AGH, (iii) if not wholly-owned by AGH, the identity and ownership interest of each of the other owners of such AGH Subsidiary and (iv) each hotel (identified by name and location) owned by such Subsidiary.

          (c) Except as set forth in Schedule 5.2(c) to the AGH Disclosure Letter, (i) all the outstanding shares of capital stock of each AGH Subsidiary that is a corporation have been validly issued and are (A) fully paid and nonassessable, (B) owned by AGH and (C) owned free and clear of all Liens and
(ii) all equity interests in each AGH Subsidiary that is a partnership, joint venture or limited liability company which are owned by AGH or by another AGH Subsidiary are owned free and clear of all Liens. Each AGH Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each AGH Subsidiary that is a partnership, limited liability company or joint venture is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each AGH Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a AGH Material Adverse Effect. Copies of the articles of incorporation, bylaws, organization documents and partnership, joint venture and operating agreements of each AGH Subsidiary, in each case as amended to the date of this Agreement, have been previously delivered or made available to the CapStar Parties.
Neither AGH nor any of the AGH Subsidiaries is in breach of any provision of any agreement, document or contract governing its rights in or to the interests owned or held by it other than breaches, which could not reasonably be expected to have a AGH Material Adverse Effect. To the Knowledge of AGH (as defined in
Section 5.20), the other parties to such agreements, documents or contracts are not in breach of any of their respective obligations under such agreements, documents or contracts other than breaches, which could not reasonably be expected to have a AGH Material Adverse Effect.

     5.3  AGH STRUCTURE.

          (a) The authorized shares of stock of AGH consist of 100,000,000 shares of AGH Common Stock. As of the date hereof, (i) 24,315,832 shares of AGH Common Stock were outstanding, (ii) 923,748 shares of AGH Common Stock were available for issuance under AGH's 1996 Stock Incentive Plan, as amended (the "1996 PLAN") and 58,692 shares of AGH Common Stock were available for issuance under AGH's Non-Employee Directors' Incentive Plan (the "DIRECTORS' PLAN"),
(iii) 1,841,863 shares of AGH Common Stock were issuable upon exercise of outstanding stock options (the "AGH OPTIONS") to purchase shares of AGH Common Stock and (iv) 3,899,937 shares of AGH Common Stock were reserved for issuance upon exchange of AGH OP Units for shares of AGH Common Stock. On the date hereof, except as set forth in this Section 5.3, no shares of AGH Common Stock or other voting securities of AGH were issued, reserved for issuance or outstanding.

          (b) Set forth in Schedule 5.3(b) of the AGH Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase shares of CapStar Common Stock granted under the 1996 Plan and Directors' Plan or any other formal or informal arrangement ("AGH OPTIONS"),
(ii) each dividend equivalent right ("DIVIDEND EQUIVALENT RIGHTS") granted with respect to certain AGH Options and (iii) each grant of shares of AGH Common Stock to employees which are subject to any risk of forfeiture ("AGH RESTRICTED STOCK GRANTS"). As of the date of this Agreement, other than AGH Options, AGH Restricted Stock Grants and Dividend Equivalent Rights, there were no outstanding warrants or other rights to acquire stock, stock appreciation rights, phantom stock, dividend equivalents, performance units and performance shares granted under the 1996 Plan and Directors' Plan or rights to receive shares of AGH Common Stock on a deferred basis granted under the 1996 Plan and Directors' Plan or otherwise. Schedule 5.3(b) of the AGH Disclosure Letter sets forth for each AGH Option the name of the grantee, the date of the grant, status of the option as qualified or nonqualified under Section 422 of the Code, the number of shares of AGH Common Stock subject to such option, the number of shares subject to options that are currently exercisable, the exercise price per share, and the number of such shares subject to share appreciation rights. For each AGH Restricted Stock Grant, Schedule 5.3(b) of the AGH Disclosure Letter sets forth the name of the grantee, the date of the grant and the number of shares of AGH Common Stock granted and the date any risk of forfeiture with
respect to such shares lapses.   On the date of this Agreement, except as set
forth in this Section 5.3 or Schedule 5.3(b) of the AGH Disclosure Letter, no shares of stock of AGH are outstanding or reserved for issuance.

          (c) All outstanding shares of AGH Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of AGH having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of AGH may vote.

          (d) Except (i) as set forth in this Section 5.3, in Schedule 5.3(d) of the AGH Disclosure Letter or the AGH Operating Partnership Agreement (as defined herein) and (ii) the AGH OP Units held by partners in the AGH OP (which, subject to certain restrictions, may be exchanged by the holders thereof for either cash or at AGH's option, shares of AGH Common Stock on a one-for-one basis), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which AGH or any AGH Subsidiary is a party or by which such entity is bound, obligating AGH or any AGH Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of AGH Common Stock, voting securities or other ownership interests of AGH or of any AGH Subsidiary or obligating AGH or any AGH Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to AGH or a AGH Subsidiary).

          (e) Neither AGH nor any of its Subsidiaries have ever declared and paid any distributions on shares of AGH Common Stock or AGH OP Units other than regular quarterly distributions on such securities declared and paid since the date of AGH's initial public offering.

     5.4 ORGANIZATION, STANDING AND POWER OF AGH OP. AGH OP is a Delaware limited partnership duly organized and validly existing under the laws of Delaware and has the requisite power and authority to carry on its business as now being conducted. AGH OP is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have an AGH Material Adverse Effect. AGH has delivered to the CapStar Parties complete and correct copies of the AGH OP limited partnership agreement (the "AGH OPERATING PARTNERSHIP AGREEMENT") as amended or supplemented to the date of this Agreement.

     5.5 REGISTRATION RIGHTS. Except as set forth in Schedule 5.5(a) of the AGH Disclosure Letter, no Person has any right to require the registration of any shares of AGH Common Stock or any other securities of AGH or any AGH Subsidiary.

     5.6  AUTHORITY; NONCONTRAVENTION; CONSENTS.

          (a) AGH has the requisite power and authority to enter into this Agreement and, subject to the requisite stockholder approval of the Merger (the "AGH STOCKHOLDER APPROVALS" and, together with the CapStar Stockholder Approvals, the "STOCKHOLDER APPROVALS"), to consummate the transactions contemplated by this Agreement to which AGH is a party. Except as set forth on
Schedule 5.6(a) to the AGH Disclosure Letter, the AGH OP has the requisite partnership power and authority to enter into this Agreement, and to consummate the transactions contemplated by this Agreement to which AGH OP is a party. The execution and delivery of this Agreement by the AGH Parties and the consummation by AGH of the transactions contemplated by this Agreement to which the AGH Parties are a party have been duly authorized by all necessary action on the part of the AGH Parties, except for and subject to the AGH Stockholder Approval and the approvals set forth on Schedule 5.6(a) to the AGH Disclosure Letter. This Agreement has been duly executed and delivered by the AGH Parties and constitutes a valid and binding obligation of the AGH Parties, enforceable against the AGH Parties in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (b) Except as set forth in Schedule 5.6(b) to the AGH Disclosure Letter, the execution and delivery of this Agreement by the AGH Parties do not, and the consummation of the transactions contemplated by this Agreement to which the AGH Parties are a party, including, without limitation, the Transactions, and compliance by the AGH Parties with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of AGH or any AGH Subsidiary under, (i) the AGH Charter, AGH Bylaws or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any AGH Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to AGH or any AGH Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to AGH or any AGH Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a AGH Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to AGH or any AGH Subsidiary in connection with the execution and delivery of this Agreement or the consummation by the AGH Parties of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) the Registration Statement and (y) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Articles of Merger by the Departments, (iii) such filings as may be required in connection with the payment of any transfer and gains taxes, (iv) the filing of a premerger notification and report form by AGH under the HSR Act if required by applicable law and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in
Schedule 5.6(a) or (b) to the AGH Disclosure Letter or (B) as may be required under (y) federal, state or local environmental laws or (z) the"blue sky" laws of various states, to the extent applicable or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent AGH from performing their obligations under this Agreement in any material respect or have, individually or in the aggregate, a AGH Material Adverse Effect.

     5.7 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. AGH has filed all required reports, schedules, forms, statements and other documents with the SEC since July 25, 1996 through the date hereof (the "AGH SEC DOCUMENTS"). All of the AGH SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such

AGH SEC Documents. None of the AGH SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later AGH SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of AGH and the AGH Subsidiaries included in the AGH SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of AGH and the AGH Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations set forth in the AGH SEC Documents or in Schedule 5.7 to the AGH Disclosure Letter, neither AGH nor any AGH Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) including liabilities under Environmental Laws which are required by GAAP to be set forth on a consolidated balance sheet of AGH or in the notes thereto and which, individually or in the aggregate, would have a AGH Material Adverse Effect.

     5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except (i) as disclosed in the AGH SEC Documents or in Schedule 5.8 to the AGH Disclosure Letter, (ii) except for the Transactions and the distribution contemplated under Section 2.2(c)(i) and (iii) the transactions permitted by Section 6.4, since the date of the most recent audited financial statements included in the AGH SEC Documents (the "AGH FINANCIAL STATEMENT DATE"), AGH and the AGH Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of AGH and the AGH Subsidiaries taken as a whole (a "AGH MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a AGH Material Adverse Change, (b) except for regular quarterly distributions not in excess of $.4275 per share of AGH Common Stock and $.4725 per AGH OP Unit, with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of AGH Common Stock or AGH OP Units, (c) any split, combination or reclassification of any shares of AGH Common Stock, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a AGH Material Adverse Effect or
(e) any change made prior to the date of this Agreement in accounting methods, principles or practices by AGH or any AGH Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the AGH SEC Documents or required by a change in GAAP.

     5.9  LITIGATION.  Except as disclosed in the AGH SEC Documents or in
Schedule 5.9 to the AGH Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of AGH and the AGH Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of AGH or a AGH Subsidiary) or, to the Knowledge of AGH, threatened in writing against or affecting AGH or any AGH Subsidiary that (i) individually or in the aggregate, could reasonably be expected to have a AGH Material Adverse Effect or (ii) nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against AGH or any AGH Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     5.10 PROPERTIES.

          (a) Schedule 5.10(a) of the AGH Disclosure Letter sets forth a complete and accurate list and the address of all real property owned or leased by AGH or any of its Subsidiaries (collectively, and together with the land at each address referenced in Schedule 5.10(a) of the AGH Disclosure Letter and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "AGH PROPERTIES"). AGH or the AGH Subsidiaries, owns or own, as the case may be, good and insurable fee simple title (or, if so indicated in Schedule 5.10(a) of the AGH Disclosure Letter, leasehold title) to each of the AGH Properties, in each case free and clear of Encumbrances, except for such mortgages set forth on
Schedule 5.15(b) of the AGH Disclosure Letter and such Encumbrances as individually, and in the aggregate, could not reasonably be expected to have a AGH Material Adverse Effect. Except for such of the following as individually or in aggregate could not reasonably be expected to have a AGH Material Adverse Effect, policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued by national title insurance companies insuring the fee simple or leasehold, as applicable, title of AGH or its Subsidiaries, as applicable, to each of the AGH Properties in amounts at least equal to the portion of the purchase price thereof allocated to real estate (the "AGH TITLE POLICIES"), and, to AGH's knowledge, the AGH Title Policies are valid and in full force and effect and no claim has been made under any such policy.

          (b) Except as set forth in Schedule 5.10(b) of the AGH Disclosure Letter, and except for matters which would not, individually or in the aggregate, reasonably be expected to have a AGH Material Adverse Effect or to materially and adversely affect the use or occupancy (or, if applicable, any proposed developments) of the AGH Properties, which would reasonably be expected to have a AGH Material Adverse Effect, AGH has no knowledge that any currently required certificate, permit or license (including building permits and certificates of occupancy) from any Governmental Entity having jurisdiction over any AGH Property or any agreement, easement or other right which is necessary to permit the lawful use, occupancy or operation of the existing buildings, structures or other improvements which constitute a part of any of the AGH Properties has not been obtained or is not in full force and effect, or of any pending modification or cancellation of any of the same.

          (c) Schedule 5.10(c) of the AGH Disclosure Letter sets forth a complete and accurate list of all definitive agreements made or entered into by AGH or any of its Subsidiaries as of the date hereof, (x) to sell, mortgage, pledge or hypothecate any AGH Property, which, individually or in the aggregate, are material, or to otherwise enter into a material transaction in respect of the ownership or financing of any AGH Property, and (y) to purchase real property to which AGH or any Subsidiary is a party.

          (d) Except as set forth in Schedule 5.10(d) of the AGH Disclosure Letter, none of the AGH Properties is subject to any outstanding purchase options, rights of first refusal, rights of first offer or similar rights other than such rights, which would not reasonably be expected to have a AGH Material Adverse Effect nor has AGH or any of its Subsidiaries entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease or lease of any material portion of the AGH Property or other transfer of all or any part of any AGH Property, and no person has any right or option to acquire, or right of first refusal or right of first refusal with respect to, AGH's or any of its Subsidiaries' interest in any AGH Property or any part thereof.

          (e) Schedule 5.10(e) of the AGH Disclosure Letter sets forth AGH's or any Subsidiaries' capital expenditure budget and schedule for each CapStar Property, which describes the capital expenditures which the AGH or any Subsidiary has budgeted for such AGH Property for the period running through December 31, 1998 (the "AGH BUDGET AND SCHEDULE").

          (f) The ground leases underlying the leased AGH Properties referenced in Schedule 5.10(a) of the AGH Disclosure Letter (collectively, the "AGH GROUND LEASES") are accurately described in Schedule 5.10(f) of the AGH Disclosure Letter. Each of the AGH Ground Leases is valid, binding and in full force and effect as against AGH or its Subsidiaries and, to AGH's knowledge, as against the other party thereto, except to the extent the failure to be binding and in full force and effect would not reasonably be expected to have a AGH Material Adverse Effect. There does not exist under any of the AGH Ground Leases any default, and, to AGH's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, be reasonably expected to result in a AGH Material Adverse Effect.

          (g) Schedule 5.10(g) to the AGH Disclosure Letter sets forth a list of the hotel franchise agreements (the "AGH FRANCHISE AGREEMENTS") pursuant to which each of the

AGH Properties is being operated. Each of the AGH Franchise Agreements is in full force effect and, to the Knowledge of AGH, there are no defaults thereunder by either party thereto, nor have any events occurred which with the giving of notice or the passage time or both would constitute a default or event of default thereunder, except for those which either singly or in the aggregate would not constitute a AGH Material Adverse Effect.

     5.11 TAXES. Except as, individually or in the aggregate, could not be reasonably expected to have a AGH Material Adverse Effect:

          (a) All Tax Returns required to be filed with any Taxing Authority of any and all Taxes for all periods ending on or before the Closing Date that are or were required to be filed by, or with respect to, AGH or any AGH Subsidiaries, either separately or as a member of an affiliated group of corporations, have been or will be filed on a timely basis in accordance with the laws, regulations and administrative requirements of each Taxing Authority. All such Tax Returns that have been filed on or before the Closing Date were, when filed, and continue to be, true, correct and complete and the financial statements included in the AGH's Form 10-K for the year ended December 31, 1996 reflect, and the financial statements for the year ended December 31, 1997, when filed, will reflect, an adequate reserve for all taxes payable by AGH for all taxable periods and portions thereof through the date of those respective financial statements. No Taxing Authority is now asserting by written notice to AGH or the AGH Subsidiaries or, to the Knowledge of AGH, threatening to assert against AGH or the AGH Subsidiaries, any deficiency or claim for additional Taxes. No written claim has been made since January 1, 1997 by a Taxing Authority in a jurisdiction where AGH does not file Tax Returns that AGH is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of AGH or the AGH Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes. AGH has not since January 1, 1997 entered into a closing agreement pursuant to Section 7121 of the Code. AGH has not received written notice of any audit of any Tax Return filed by AGH, and AGH has not been notified in writing that any such audit is contemplated or pending. Neither AGH nor any of the AGH Subsidiaries has executed or filed with any Taxing Authority any agreement now in effect extending the period for assessment or collection of any Taxes. Copies of all income or franchise tax returns filed by AGH and each of the AGH Subsidiaries since April 1996 and all communications relating thereto since that date have been delivered to CapStar or made available to representatives of CapStar. AGH and each AGH Subsidiary has paid all Taxes required to be paid prior to the date hereof and has made the provision, in accordance with GAAP, for all taxes owed or accrued through the date hereof;

          (b) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, as a consequence of this transaction could give rise to the payment of any amount that would not be deductible by AGH or any of the AGH Subsidiaries by reason of Section 280G of the Code;

          (c) Since its formation, AGH has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code and neither AGH nor any AGH Subsidiary has incurred any liability for Taxes other than in the ordinary course of business. Except as set forth in Schedule 5.11(c) of the AGH Disclosure Letter, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material tax described in the preceding sentence will be imposed;

          (d) None of the AGH Subsidiaries that are taxed as a partnership are publicly-traded partnerships as defined in Section 7704 of the Code; and

          (e) AGH (i) for all of its taxable years commencing the year ended December 31, 1996 through the year ended December 31, 1997, has been subject to taxation as a real estate investment trust within the meaning of the Code and has satisfied all requirements to qualify as a real estate investment trust within the meaning of the Code and has satisfied all requirements to qualify as a real estate investment trust for such years, (ii) has operated and intends to continue to operate in such a manner as to qualify as a real estate investment trust for its taxable year ending December 31, 1998 and (iii) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a real estate investment trust, and to AGH's knowledge, no such challenge is pending or threatened. The AGH OP has been since its date of formation, and will be, through the Closing Date, treated as a partnership and not as an association taxable as a corporation for federal income tax purposes.

     5.12 LABOR MATTERS; EMPLOYEES. Neither AGH nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization.
There is no unfair labor practice or labor arbitration proceeding pending or, to AGH's Knowledge, threatened against AGH or any of its Subsidiaries relating to other business which, if determined adversely to AGH or any of its Subsidiaries, would have a AGH Material Adverse Effect.

          (a) Schedule 5.12 of the AGH Disclosure Letter sets forth all employment agreements in effect between AGH or any of its Subsidiaries and any other Person.

     5.13 NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. Except as set forth on Schedule 5.13(a), there are no cash or non-cash payments which will become payable to each employee, officer or director of AGH or any AGH Subsidiary as a result of the Merger and the Transactions. Except as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made upon a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of AGH or any AGH Subsidiary.

     5.14 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney, the fees and expenses of which are as described in the engagement letter, dated January 20, 1998 between Salomon Smith Barney and AGH, a true and correct copy of which has previously been delivered to the CapStar Parties, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of AGH or any AGH Subsidiary.

     5.15 CONTRACTS; DEBT INSTRUMENTS.

          (a) Neither AGH nor any AGH Subsidiary has received a written notice that AGH or any AGH Subsidiary is in violation of or in default under (nor to the Knowledge of AGH does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule
5.15 to the AGH Disclosure Letter, nor to the Knowledge of AGH does such a violation or default exist except to the extent that such violation or default, individually or in the aggregate, would not have a AGH Material Adverse Effect.

          (b) Except for any of the following expressly identified in AGH SEC Documents, Schedule 5.15(b) of the AGH Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness in excess of $10,000,000 of AGH or any of AGH Subsidiaries, other than such Indebtedness payable to AGH or a AGH Subsidiary is outstanding or may be incurred.

     5.16 OPINION OF FINANCIAL ADVISOR. The Board of Directors of AGH has received the opinion of Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the AGH Exchange Ratio after giving effect to the CapStar Exchange Ratio is fair, from a financial point of view, to AGH.

     5.17 MARYLAND TAKEOVER LAWS. The terms of Sections 3-602 and 3-702 of the MGCL will not apply to CapStar in connection with this Agreement and the other transactions contemplated hereby. The resolution in the form of Schedule 5.17 to the AGH Disclosure Letter has been adopted by AGH and have not been rescinded or revoked.

     5.18 INFORMATION SUPPLIED. None of the information supplied or to be supplied by AGH specifically for inclusion or incorporation by reference in (i) the Registration Statement, at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, or (ii) the Proxy Statement, at the date it is first mailed to AGH's stockholders or at the time of the AGH Stockholders Meeting, will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by AGH with respect to statements made or incorporated by reference therein based on in formation supplied by CapStar specifically for inclusion or incorporated by reference in the Proxy Statement or contained in any CapStar SEC Documents incorporated by reference in the Registration Statement or the Proxy Statement.

     5.19 INVESTMENT COMPANY ACT OF 1940. Neither AGH nor any of the AGH Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

     5.20 DEFINITION OF KNOWLEDGE OF AGH. As used in this Agreement, the phrase "KNOWLEDGE OF AGH" (or words of similar import) means the knowledge of those individuals identified in Schedule 5.20 of the AGH Disclosure Letter.

     5.21 OWNERSHIP OF CAPSTAR COMMON STOCK. Neither AGH, any of the AGH Subsidiaries, nor to its knowledge, its directors or executive officers, beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act) more than 5% of the shares of CapStar Common Stock.

     5.22 LEASE AGREEMENTS; AUTHORITY; NONCONTRAVENTION; CONSENTS.

          (a) At the Effective Time, the applicable AGH Subsidiary shall have all requisite power, corporate or otherwise, and authority to enter into each of the Lease Agreements with OPCO or its Subsidiaries, as the case may be, and to consummate the transactions contemplated by the Lease Agreements. At the Effective Time, the execution and delivery of each of the Lease Agreements by the applicable AGH Subsidiary, and the consummation by the applicable AGH Subsidiary of the transactions contemplated by the Lease Agreements will have been duly authorized by all necessary action on the part of the applicable AGH Subsidiary. At the Effective Time, the Lease Agreements will have been duly executed and delivered by the applicable AGH Subsidiary and will constitute a valid and binding obligation of such parties, enforceable against each in accordance with and subject to its terms.

          (b) At the Effective Time, the execution and delivery of the Lease Agreements by the applicable AGH Subsidiary will not, and the consummation of the transactions contemplated by the Lease Agreements to which the applicable AGH Subsidiary is a party and compliance by the AGH Subsidiary with the provisions of the Lease Agreements will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the applicable AGH Subsidiary under, (i) the charter or organizational documents or partnership or similar agreement (as the case may be) of such party, each as amended or supplemented to the date of Effective Time, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to such party or its respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to such party or its respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not have a material adverse effect on the business to be conducted by such party, properties, assets, financial condition or results of operations of AGH and its Subsidiaries, taken as a whole, or on their ability to perform any of their respective obligations under the Lease Agreements. No consent, approval order or authorization of, or registration, declaration of filing with, any Governmental Entity is required by or with respect to the applicable AGH Subsidiary in connection with the execution and delivery of the Lease Agreements or the consummation by the applicable AGH Subsidiary of any of the transactions contemplated by the Lease Agreements.

     5.23 EMPLOYEE BENEFIT PLANS. With respect to all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of AGH or any of its Subsidiaries (the "AGH BENEFIT PLANS"), except for such matters, as, individually or in the aggregate, could not be reasonably expected to have a AGH Material Adverse Effect, (a) each AGH Benefit Plan and any related trust intended to be qualified under Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and to the Knowledge of AGH nothing has occurred since the date of such letter that could reasonably be expected to materially adversely affect the qualified status of such AGH Benefit Plan or related trust,
(b) each AGH Benefit Plan has been operated in all material respects in accordance with the terms and requirements of applicable law and all required returns and filings for each AGH Benefit Plan have been timely made, (c) neither AGH nor any of its Subsidiaries has incurred any direct or indirect material liability under, arising out of or by operation of Title I or Title IV of the ERISA, in connection with any AGH Benefit Plan or other retirement plan or arrangement, and to the Knowledge of AGH no fact or event exists that could reasonably be expected to give rise to any such material liability, (d) all material contributions due and payable on or before the date hereof in respect of each AGH Benefit Plan have been made in full and in proper form, (e) neither AGH nor any of its Subsidiaries has ever sponsored or been obligated to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA), "multiple employer plan" (as defined in Section 413 of the Code) or "defined benefit plan" (as defined in Section 3(35) of ERISA), (f) except as otherwise required under ERISA, the Code and applicable laws, no AGH Benefit Plan currently or previously maintained by AGH or any of its Subsidiaries provides any post-retirement health or life insurance benefits in the future, (g) all material reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each AGH Benefit Plan, and (h) no benefit or amount payable or which may become payable by AGH or any of its Subsidiaries pursuant to any AGH Benefit Plan, agreement or contract with any employee, shall constitute an "excess parachute payment," within the meaning of Section 280(G) of the Code, which is or may be subject to the imposition of any excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

     5.24 VOTING REQUIREMENTS. The AGH Stockholder Approvals which shall consist of the affirmative vote of holders of shares entitled to cast a majority of votes entitled to be cast on the matter at the AGH Stockholders Meeting, which shall be a duly convened meeting at which a quorum was present and acting throughout, to approve the Merger is the only vote of the holders of any class or series of AGH's stock necessary to approve the Merger and the other transactions contemplated by this Agreement.


                                   ARTICLE 6

                                   COVENANTS
                                   ---------

     The parties agree as follows with respect to the period from and after the date of this Agreement to the Effective Time.

     6.1  NO SOLICITATION BY CAPSTAR.

          (a) CapStar shall not, nor shall it permit any of the CapStar Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of CapStar or any of the CapStar Subsidiaries to, (i) solicit, initiate, or encourage the submission of, any CapStar Acquisition Proposal (as defined below), (ii) except to the extent permitted by paragraph
(b), enter into any agreement with respect to any CapStar Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any CapStar Acquisition Proposal; provided, however, that prior to the CapStar Stockholder Meeting, to the extent required by the duties of the Board of Directors of CapStar under Delaware law, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, CapStar may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to an appropriate confidentiality agreement to, any person or entity that makes or expresses a bona fide intention to make an unsolicited CapStar Acquisition Proposal, provided that the Board of Directors of CapStar first determine in good faith, based on the vote of a majority of the disinterested members thereof, that such Person or entity has the ability and the financial wherewithal to consummate a CapStar Superior Proposal (as defined below). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of CapStar or any of the CapStar Subsidiaries, whether or not such person is purporting to act on behalf of CapStar, a CapStar Subsidiary or otherwise, shall be deemed to be a breach of this paragraph by CapStar. For all purposes of this Agreement, "CAPSTAR ACQUISITION PROPOSAL" means any proposal, other than a proposal by AGH or AGH OP, for a merger, consolidation, share exchange, business combination or other similar transaction involving CapStar or any of its Significant Subsidiaries (as defined below) or any proposal or offer (including, without limitation, any proposal or offer to stockholders of CapStar), other than a proposal or offer by AGH or AGH OP, to acquire in any manner, directly or indirectly, more than a 10% equity interest in any voting securities of, or 10% or more of the consolidated assets of, CapStar or any of its Significant Subsidiaries. CapStar immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any CapStar Acquisition Proposal. As used herein, a "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1.02 of Regulation S-X of the SEC.

          (b) Neither the Board of Directors of CapStar nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to AGH or AGH OP, the approval or recommendation by the Board of Directors of CapStar or any committee thereof of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any CapStar Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of CapStar, to the extent required by its duties under Delaware law, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a CapStar Superior Proposal (as defined below). For purposes of this Agreement, a "CAPSTAR SUPERIOR PROPOSAL" means a bona fide written proposal made by a third party to acquire CapStar pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all of its assets or otherwise, in any such case, on terms which a majority of the disinterested members of the Board of Directors of CapStar determines in their good faith judgment (after consultation with independent financial advisors) to be more favorable to CapStar and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such disinterested members (after consultation with independent financial advisors), is reasonably capable of being financed by such third party.

          (c) CapStar shall promptly advise AGH orally and in writing of any CapStar Acquisition Proposal or any inquiry with respect to or which could reasonably be expected to lead to any CapStar Acquisition Proposal, the material terms and conditions of such CapStar Acquisition Proposal or inquiry and the identity of the person making any such CapStar Acquisition Proposal or inquiry. CapStar will keep AGH fully informed of the status and details of any such CapStar Acquisition Proposal or inquiry. CapStar shall give AGH at least one day's advance notice of any information to be supplied to, and at least three days' advance notice of any agreement to be entered into with, any Person making a CapStar Acquisition Proposal.

          (d) Nothing contained in this Section 6.1 will prohibit CapStar from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to CapStar's stockholders if the CapStar Board of Directors determines that such disclosure is necessary in order to comply with the CapStar Board of Director's duties under Delaware law; provided, however, that neither CapStar nor the CapStar Board of Directors nor any committee thereof may, except in accordance with Section 6.1(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a CapStar Acquisition Proposal.

     6.2  NO SOLICITATION BY AGH.

          (a) AGH shall not, nor shall it permit any of the AGH Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of AGH or any of the AGH Subsidiaries to, (i) solicit, initiate, or encourage the submission of, any AGH Acquisition Proposal (as defined below),
(ii) except to the extent permitted by paragraph (b), enter into any agreement with respect to any AGH Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any AGH Acquisition Proposal; provided, however, that prior to the AGH Stockholder Meeting, to the extent required by the duties of the Board of Directors of AGH under Maryland law, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, AGH may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to an appropriate confidentiality agreement to, any person or entity that makes or expresses a bona fide intention to make an unsolicited AGH Acquisition Proposal, provided that the Board of Directors of AGH first determine in good faith, based on the vote of a majority of the disinterested members thereof, that such Person or entity has the ability and financial wherewithal to consummate a AGH Superior Proposal (as determined below). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of AGH or any of the AGH Subsidiaries, whether or not such person is purporting to act on behalf of AGH, a AGH Subsidiary or otherwise, shall be deemed to be a breach of this paragraph by AGH. For all purposes of this Agreement, "AGH ACQUISITION PROPOSAL" means any proposal other than a proposal by CapStar or the CapStar Partners, for a merger, consolidation, share exchange, business combination or other similar transaction involving AGH or any of its Significant Subsidiaries or any proposal or offer (including, without limitation, any proposal or offer to stockholders of AGH), other than a proposal or offer by CapStar or the CapStar Partners, to acquire in any manner, directly or indirectly, more than a 10% equity interest in any voting securities of, or 10% or more of the consolidated assets of, AGH or any of its Significant Subsidiaries. AGH immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any AGH Acquisition Proposal.

          (b) Neither the Board of Directors of AGH nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to CapStar or CapStar OP, the approval or recommendation by the Board of Directors of AGH or any committee thereof of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any AGH Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of AGH, to the extent required by its duties under Maryland law, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a AGH Superior Proposal (as defined below). For purposes of this Agreement, a "AGH SUPERIOR PROPOSAL" means a bona fide written proposal made by a third party to acquire AGH pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all of its assets or otherwise, in any such case, on terms which a majority of the disinterested members of the Board of Directors of AGH determines in their good faith judgment (after consultation with independent financial advisors) to be more favorable to AGH and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such disinterested members (after consultation with independent financial advisors), is reasonably capable of being financed by such third party.

          (c) AGH shall promptly advise CapStar orally and in writing of any AGH Acquisition Proposal or any inquiry with respect to or which could reasonably be expected to lead to any AGH Acquisition Proposal, the material terms and conditions of such AGH Acquisition Proposal or inquiry and the identity of the person making any such AGH Acquisition Proposal or inquiry. AGH will keep CapStar fully informed of the status and details of any such AGH Acquisition Proposal or inquiry. AGH shall give CapStar at least one day's advance notice of any information to be supplied to, and at least three days' advance notice of any agreement to be entered into with, any Person making an AGH Acquisition Proposal.

          (d) Nothing contained in this Section 6.2 will prohibit AGH from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to AGH's stockholders if the AGH Board of Directors determines that such disclosure is necessary in order to comply with the AGH Board of Directors' duties under Maryland law; provided, however, that neither AGH nor the AGH Board of Directors nor any committee thereof may, except in accordance with Section 6.2(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a AGH Acquisition Proposal.

     6.3 CONDUCT OF CAPSTAR'S BUSINESS PENDING MERGER. Prior to the Effective Time, (i) except as expressly provided for in this Agreement, (ii) except as consented to in writing by AGH or approved by the Interim Transactions Committee (as hereinafter defined), or (iii) except as otherwise set forth in Schedule 6.3 of the CapStar Disclosure Letter, CapStar shall, and shall cause each of the CapStar Subsidiaries to:

          (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted;

          (b) preserve intact its business organizations and goodwill and use its reasonable efforts to keep available the services of its officers and employees;

          (c) not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property (including, without limitation, any hotel property), incur additional indebtedness, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate or hotel projects, except that CapStar may incur additional indebtedness under its revolving credit facility as in effect on the date hereof in an aggregate amount of $50,000,000;

          (d) not amend its Certificate of Incorporation or By-laws, or other comparable organizational documents;

          (e) except for the grant of stock options in connection with the Spin-Off Transactions, make no change in the number of shares of capital stock, membership interests or units (or their equivalent) of partnership interests issued and outstanding, other than pursuant to (i) the exercise of options disclosed in Schedule 4.3(b) to the CapStar Disclosure Letter, or (ii) the redemption of units of limited partnership interest in CapStar Management I or CapStar Management II pursuant to their respective limited partnership agreement for shares of CapStar Common Stock, or (iii) any exchange or conversion of the CapStar Convertible Notes into shares of CapStar Common Stock, or grant any rights, warrants or options to acquire any such shares, membership or partnership interests;

          (f) not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of CapStar Common Stock or partnership interests in CapStar Management I or CapStar Management II except for the declaration and payment of (A) regular quarterly distributions in an amount not in excess of $.4144 per CapStar Preferred OP Unit or (B) tax distributions in an amount described in Section 4.3(h)(x) per CapStar Common OP Unit, or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest;

          (g) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of the CapStar Properties;

          (h) not enter into any commitment, contractual obligation, capital expenditure or transaction (each, a "CAPSTAR COMMITMENT") which may result in total payments or liability by or to it in excess of $500,000 or aggregate CapStar Commitments in excess of $1,000,000 except for capital expenditures disclosed in the CapStar Budget and Schedule;

          (i) not settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement; and

          (j) not enter into or amend any employment agreement with any of its officers, directors or employees, other than waivers by employees of benefits under such agreements.

     6.4 CONDUCT OF AGH'S BUSINESS PENDING MERGER. Prior to the Effective Time, (i) except as expressly provided for in this Agreement, (ii) except as consented to in writing by CapStar or approved by the Interim Transactions Committee or (iii) except as otherwise set forth in Schedule 6.4 of the AGH Disclosure Letter, AGH shall, and shall cause each of the AGH Subsidiaries to:

          (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted;

          (b) preserve intact its business organizations and goodwill and use its reasonable efforts to keep available the services of its officers and employees;

          (c) not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property (including, without limitation, any hotel property), incur additional indebtedness, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate or hotel projects, except that AGH may incur additional indebtedness under its revolving credit facility as in effect on the date hereof in an aggregate amount of $50,000,000;

          (d) not amend its charter, Articles of Incorporation or By-laws, or other comparable organizational documents;

          (e) make no change in the number of shares of stock of AGH, membership interests or units (or their equivalent) of partnership interests issued and outstanding, other than pursuant to (i) the exercise of options disclosed in Schedule 5.3(c) to the AGH Disclosure Letter, or (ii) the exchange of AGH OP Units pursuant to their respective exchange agreements for shares of AGH Common Stock or grant any rights, warrants or options to require any such shares, membership or partnership interests;

          (f) not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of AGH Common Stock or partnership interests in AGH OP except for the declaration and payment of regular quarterly distributions in an amount not in excess of $.4275 per share of AGH Common Stock or $.4725 per AGH OP Unit and the distribution contemplated by Section 2.2(a) or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest except for the exchange of AGH OP Units pursuant to a AGH OP Unit Holder's respective exchange agreement for shares of AGH Common Stock;

          (g) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of the AGH Properties;

          (h) not enter into any commitment, contractual obligation, capital expenditure or transaction (each, a "AGH COMMITMENT") which may result in total payments or liability by or to it in excess of $500,000 or aggregate AGH Commitments in excess of $1,000,000 except for capital expenditures disclosed in the AGH Budget and Schedule;

          (i) not settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement; and

          (j) not enter into or amend any employment agreement with any of its officers, directors or employees, other than waivers by employees of benefits under such agreements.

     6.5 INTERIM TRANSACTIONS COMMITTEE. Promptly following the execution of this Agreement, CapStar and AGH will constitute and establish a committee which will evaluate and consider any proposed commitment, contractual obligation, capital expenditure or transaction of the type referred to in Sections 6.3 or
6.4 of this Agreement, or the settlement of any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement between the date hereof and the Effective Time (the "INTERIM TRANSACTIONS COMMITTEE"). The Interim Transactions Committee will consist of two individuals selected by AGH, who are reasonably acceptable to CapStar, and two individuals selected by CapStar, who are reasonably acceptable to AGH. The Interim Transactions Committee will act only by the affirmative vote of at least three of the four members thereof. The Interim Transactions Committee will be abolished at the Effective Time.

     6.6 COMPLIANCE WITH THE SECURITIES ACT. Prior to the Effective Time, CapStar shall cause to be prepared and delivered to AGH a list (reasonably satisfactory to counsel for AGH) identifying all persons who, at the time of the AGH and CapStar Stockholders Meetings, may be deemed to be "affiliates" of CapStar as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "AFFILIATES"). CapStar shall use its best efforts to cause each person who is identified as an Affiliate in such list to deliver to AGH on or prior to the Effective Time a written agreement, in the form attached hereto as Exhibit E, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any AGH Capital Stock issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with paragraph (d) of Rule 145 or pursuant to the exemptions to the registration requirements of the Securities Act. AGH shall be entitled to place legends as specified in such written agreements on the certificates representing any AGH Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the AGH Common Stock, consistent with the terms of such agreements.

     6.7 FILING OF CERTAIN REPORTS. The Surviving Corporation shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of CapStar or AGH may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares of stock of the Surviving Corporation received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such rule may be amended from to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

     6.8 OTHER ACTIONS. Each of CapStar on the one hand and AGH on the other hand shall not, and shall use commercially reasonable efforts to cause their respective Subsidiaries not to, take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 6.1 or 6.2 (as the case may be), any of the conditions to the Merger set forth in Article 8 not being satisfied.


                                   ARTICLE 7

                             ADDITIONAL COVENANTS
                             --------------------

     The parties additionally agree as follows with respect to the period from and after the date of this Agreement to the Effective Time.

     7.1 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; CAPSTAR STOCKHOLDERS MEETING AND AGH STOCKHOLDERS MEETING.

          (a) The parties shall cooperate and promptly prepare and AGH shall file with the SEC as soon as practicable a Registration Statement on Form S-4 under the Securities Act (the "REGISTRATION STATEMENT") covering the AGH Common Stock issuable in the Merger, a portion of which registration statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of AGH and CapStar in connection with the Merger (the "PROXY STATEMENT"). AGH shall use commercially reasonable efforts, and CapStar shall use commercially reasonable efforts to cooperate with AGH, to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of CapStar and AGH will use its reasonable best efforts to cause the Proxy Statement to be mailed to CapStar's stockholders and AGH's stockholders, respectively, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party agrees to date its Proxy Statement as of the same date, which shall be the approximate date of mailing to the stockholders of the respective parties. AGH will notify CapStar promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply CapStar with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, CapStar or AGH, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the stockholders of CapStar or AGH such amendment or supplement to the Registration Statement or Proxy Statement. Each party hereto shall also take such action as may be reasonably required to cause the shares of AGH Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to general service of process in any jurisdiction where the Surviving Corporation will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy Statement and Registration Statement. The information provided by any party hereto for use in the Proxy Statement and Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement and Registration Statement.

          (b) CapStar shall use its best efforts to cause to be delivered to AGH letters of KPMG Peat Marwick LLP, dated a date within two business days before the date of the

Proxy Statement and Registration Statement, and addressed to AGH, in form and substance satisfactory to AGH and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

          (c) AGH shall use its best efforts to cause to be delivered to CapStar a letter of Coopers & Lybrand L.L.P., dated a date within two business days before the date of the Proxy Statement and Registration Statement, and addressed to CapStar, in form and substance reasonably satisfactory to CapStar and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

          (d) CapStar will, as soon as practicable following the date of this Agreement, duly call, give notice of (no sooner than 20 business days following the date the Proxy Statement is mailed to the stockholders of CapStar), and convene and hold a meeting of its stockholders (the "CAPSTAR STOCKHOLDERS MEETING") for the purpose of obtaining CapStar Stockholder Approvals. CapStar will, through its Board of Directors, recommend to its stockholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement, which recommendation shall also be stated in the Proxy Statement; provided that prior to the CapStar Stockholders Meeting, such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a proposal constituting a CapStar Superior Proposal, the Board of Directors of CapStar determines in good faith that such withdrawal, modification or amendment is appropriate.

          (e) AGH will, as soon as practicable following the date of this Agreement, duly call, give notice of (no sooner than 20 business days following the date the Proxy Statement is mailed to the stockholders of CapStar), and convene and hold a meeting of its stockholders (the "AGH STOCKHOLDERS MEETING") for the purpose of obtaining the AGH Stockholder Approvals. AGH will, through its Board of Directors, recommend to its stockholders approval of this Agreement, the Merger, and the transactions contemplated by this Agreement, which recommendation shall also be stated in the Proxy Statement; provided that prior to the AGH Stockholders Meeting, such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a proposal constituting a AGH Superior Proposal, the Board of Directors of AGH determines in good faith that such withdrawal, modification or amendment is appropriate.

          (f) CapStar and AGH shall use their best efforts to hold their respective stockholder meetings on the same day, which day, subject to the provisions of Section 7.1(d) and 7.1(e), shall be a day not later than 45 days after the date the Proxy Statement is mailed.

     7.2 ACCESS TO INFORMATION: CONFIDENTIALITY. Subject to the requirements of confidentiality agreements with third parties, each of CapStar and AGH shall, and shall cause each of its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of CapStar and AGH shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of CapStar and AGH shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement dated as of September 15, 1997 between CapStar and AGH (the "CONFIDENTIALITY AGREEMENT").

     7.3  REGULATORY MATTERS.

          (a) HSR Filings. If required under applicable law, each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the HSR Act, and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings in a timely manner, to respond on a timely basis to any requests for additional information made by either of such agencies.

          (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities, including, without limitation, the NYSE, Nasdaq National Market or the American Stock Exchange (as applicable) necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

     7.4  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

          (a) CapStar Indemnification. From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of CapStar or any CapStar Subsidiary (each a "CAPSTAR INDEMNIFIED PARTY" and collectively, the "CAPSTAR INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director or officer of CapStar or any CapStar Subsidiary (the "CAPSTAR INDEMNIFIED LIABILITIES"), including, without limitation, all CapStar Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the CapStar Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such CapStar Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the MGCL, (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether a CapStar Indemnified Party's conduct complies with the standards set forth under the MGCL and the charter or bylaws of the Surviving Corporation shall be made by independent counsel mutually acceptable to the Surviving Corporation and the CapStar Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or unreasonably delayed).

          (b) AGH Indemnification. From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of AGH or any AGH Subsidiary (each a "AGH INDEMNIFIED PARTY" and collectively, the "AGH INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director or officer of AGH or any AGH Subsidiary (the "AGH INDEMNIFIED LIABILITIES"), including, without limitation, all AGH Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the AGH Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such AGH Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the MGCL,
(ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether a AGH Indemnified Party's conduct complies with the standards set forth under the MGCL and the charter or bylaws of the Surviving Corporation shall be made by independent counsel mutually acceptable to the Surviving Corporation and the AGH Indemnified Party; provided, however, that the Surviving

Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or unreasonably delayed).

          (c) Insurance. The Surviving Corporation shall obtain, at its expense, so-called "TAIL INSURANCE" providing for the extension of the directors and officers liability insurance maintained by CapStar for six years after the Closing Date.

          (d) Successors. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.4.

          (e) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of CapStar, AGH and their respective Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and bylaws or other organizational documents in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

          (f) Benefit. The provisions of this Section 7.4 are intended to be for the benefit of, and shall be enforceable by, each CapStar Indemnified Party, AGH Indemnified Party, his or her heirs and his or her representatives.

     7.5 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, CapStar and AGH will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld). It is understood and agreed that this Section 7.5 is intended to address matters with respect to this Agreement and the transactions contemplated hereby (e.g., status, terms, etc.), and is not intended to address disclosure of confidential non-public information of a party obtained by the other party in connection with this Agreement and the transactions contemplated hereby, which information is subject to the Confidentiality Agreement and Section 7.1 hereof.

     7.6 EMPLOYMENT AGREEMENTS AND WORKFORCE MATTERS. Prior to the Effective Time, AGH, on behalf of the Surviving Corporation, shall tender employment agreements or make offers of employment (as applicable) to the CapStar and AGH employees set forth on Schedule 7.6 to the AGH Disclosure Letter upon the terms and subject to the conditions set forth on such schedule. Prior to the Effective Time, CapStar, on behalf of OPCO, shall tender employment agreements or make offers of employment (as applicable) to the CapStar and AGH employees set forth on Schedule 7.6 to the CapStar Disclosure Letter upon the terms and subject to the conditions set forth on such Schedule.

     7.7  EMPLOYEE BENEFIT PLANS.

          (a) CapStar Plans. From the Effective Time, the Surviving Corporation shall provide to all employees of CapStar who are employed by the Surviving Corporation benefits on the same terms applicable to other similarly situated employees of AGH on terms no less favorable than those currently applicable to such employees.

          (b) Credit for Past Services. Without limitation of the foregoing provisions of this Section 7.7, each participant in any benefit plan of the Surviving Corporation and each employee of CapStar that is employed by the Surviving Corporation shall receive credit for service with CapStar, as the case may be, for purposes of (i) eligibility to participate (including waiting periods and without being subject to any subsequent entry date requirement for which the waiting period has already been satisfied), vesting and eligibility to receive benefits (including without pre-existing conditions limitations) under any benefit plan of the Surviving Corporation or any of its Subsidiaries or affiliates and (ii) benefit accrual under any severance or vacation pay plan; provided, however, that such crediting of benefit accrual service shall not operate to duplicate any benefit to any such participant for the same period or the funding for any such benefit.

     7.8  STOCK OPTION AND OTHER STOCK PLANS.

          (a) CapStar Stock Options. Immediately prior to the Effective Time, each option to purchase shares of CapStar Common Stock (a "CAPSTAR STOCK OPTION") set forth in Schedule 4.3(b) of the CapStar Disclosure Letter which is outstanding at such time shall be vested and exercisable. As of the Effective Time, each CapStar Stock Option which is outstanding as of the Effective Time shall be assumed by the Surviving Corporation and converted into an option (or a new substitute option shall be granted) to purchase the number of shares of AGH Common Stock (rounded up to the nearest whole share) equal to the number of shares of CapStar Common Stock subject to such option multiplied by the CapStar Exchange Ratio, at an exercise price per share of AGH Common Stock (rounded down to the nearest penny) equal to the former exercise price per share of CapStar Common Stock under such option immediately prior to the Effective Time as appropriately adjusted to reflect the value of the Spin-Off Transaction, as determined in good faith by the board of directors of CapStar; provided, however, that in the case of any CapStar Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, the converted or substituted CapStar Stock Options shall be subject to the same terms and conditions (including, without limitation, expiration date, vesting and exercise provisions) as were applicable to CapStar Stock Options immediately prior to the Effective Time, except that all converted or substituted CapStar Stock Options shall be vested and fully exercisable. Except as provided in the immediately preceding sentence, the Merger shall not be treated as an event which shall affect the period for exercising CapStar Stock Options. CapStar Stock Options shall not be treated as expiring as of the Effective Time solely due to the fact that CapStar shall cease to exist as of the Effective Time. CapStar and AGH shall take such necessary action to effectuate the terms of this Section 7.8(a), including the amendment by the Board of Directors of CapStar of the CapStar Stock Plans and the filing of any registration statements or other documents.

          (b) AGH Stock Options. Immediately prior to the Effective Time, each option to purchase shares of AGH Common Stock (a "AGH STOCK OPTION") set forth in Schedule 5.3(b) of the AGH Disclosure Letter which is outstanding at such time shall be vested and exercisable. As the Effective Time, each AGH Stock Option, which is outstanding as of the Effective Time, shall be assumed by the Surviving Corporation and converted into an option (or a new substitute option shall be granted) to purchase the number of shares of AGH Common Stock (rounded up to the nearest whole share) equal to the number of shares of AGH Common Stock subject to such option multiplied by the AGH Exchange Ratio, at an exercise price per share of AGH Common Stock equal to the former exercise price per share of AGH Common Stock under such option immediately prior to the Effective Time divided by the AGH Exchange Ratio; provided, however, that in the case of any AGH Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, the converted or substituted AGH Stock Options shall be subject to the same terms and conditions (including, without limitation, expiration date, vesting and exercise provisions) as were applicable to AGH Stock Options immediately prior to the Effective Time, except that all converted or substituted AGH Stock Options shall be vested and fully exercisable. Except as provided in the immediately preceding sentence, the Merger shall not be treated as an event which shall affect the period for exercising AGH Stock Options. CapStar and AGH shall take such necessary action to effectuate the terms of this
Section 7.8(b), including the amendment by the Board of Directors of AGH, or an appropriate committee thereof, of the AGH Stock Plans and the filing of any registration statements or other documents.

          (c) Surviving Corporation Action. As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the holders of CapStar Stock Options, AGH Stock Options and AGH Restricted Stock Grants appropriate notice setting forth such holders' rights (the "SURVIVING CORPORATION STOCK BENEFITS") under each underlying stock option agreement, each as assumed by the Surviving Corporation. On or as soon as possible after the Effective Time, the Surviving Corporation will cause to be filed one or more registration statements on Form S-3 or Form S-8 under the Securities Act (or any successor or other appropriate forms), in order to register those shares of AGH Common Stock issuable in connection with the Surviving Corporation Stock Benefits not previously registered, and the

Surviving Corporation shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. AGH shall use its best efforts to cause such registration statements on Form S-8 to become effective within 10 days after the Effective Time and all other registration statements to become effective within 60 days after the Effective Time. At or prior to the Effective Time, the Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of AGH Common Stock for delivery in connection with (i) the Surviving Corporation Stock Benefits, (ii) the exchange of AGH OP Units and (iii) the Convertible Notes. The Surviving Corporation shall take all corporate action necessary or appropriate to obtain stockholder approval with respect to the Surviving Corporation Stock Benefits to the extent such approval is required for purposes of the Code or other applicable law. With respect to the those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act with respect to equity securities of the Surviving Corporation, the Surviving Corporation shall administer such Surviving Corporation Stock Benefits, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

          (d) CapStar Stock Purchase Plan. Prior to the Effective Time, but in no event later than the last day of the calendar month immediately proceeding the Effective Time, CapStar shall terminate CapStar's stock purchase plan (the "STOCK PURCHASE PLAN"). Prior to the Effective Time, CapStar shall cause any dollar amounts withheld under the Stock Purchase Plan and not applied to the purchase of CapStar Common Stock to be returned to the respective employee of CapStar or its Subsidiaries and any shares of CapStar Common Stock held in custodial accounts to be also distributed to such employee.

          (e) AGH Restricted Stock Grants. Immediately prior to the Effective time, each AGH Restricted Stock Grant set forth in Schedule 5.3(b) of the AGH Disclosure Letter shall become fully vested and will not be subject to forfeiture.

     7.9 CAPSTAR HOTEL OP SUBSIDIARIES. CapStar agrees to take all actions necessary to cause CapStar Hotel OP not to own, directly or indirectly, any interest in any corporation at the Effective Time.

     7.10 REORGANIZATION STATUS. Each party hereto agrees, as to itself and to each of its Subsidiaries, that after the date hereof and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, neither party hereto shall, nor shall either party hereto permit any of its Subsidiaries or any employees, officers or directors of such party or of any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the ability of the Merger to qualify as a reorganization under Section 386(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

     7.11 PREPARATION OF THE FORM 10 REGISTRATION STATEMENT. CapStar and OPCO shall promptly prepare and file with the SEC a Registration Statement on Form 10 under the Exchange Act (the "FORM 10 REGISTRATION STATEMENT") registering the OPCO Stock (as defined herein) distributable in the Spin-Off Transaction under the Exchange Act. CapStar shall use commercially reasonable efforts to (i) respond to any comments of the SEC and (ii) have the Form 10 Registration Statement declared effective under the Exchange Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing (but in no event later than the Registration Statement is declared effective under the Securities Act) and to keep the Form 10 Registration Statement effective. CapStar will notify AGH promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Form 10 Registration Statement or for additional information and will supply AGH with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Form 10 Registration Statement. Prior to filing the Form 10 Registration Statement, any amendments or supplements thereto or any response letters to the SEC with the SEC, CapStar shall provide copies of all such documents and letters to AGH, and AGH shall be provided sufficient time to review such documents and letters and shall have the right to comment on such documents and letters prior to CapStar filing such with the SEC. CapStar shall also take such action as may be reasonably required to cause the shares of OPCO Stock distributable in connection with the Spin-Off Transaction to be exempt from registration under the Securities Act and applicable state "blue sky" or securities laws; provided, however, that it shall not be required to register or qualify as a foreign corporation or to take other action which would subject it to general service of process in any jurisdiction where OPCO will not be, following the Spin-Off Transaction, so subject. CapStar shall use commercially reasonable efforts to cause the shares of OPCO Stock to be approved for listing or quoted on the NYSE, the American Stock Exchange or the Nasdaq National Market (as applicable), subject to official notification of issuance.

     7.12 NYSE LISTING. AGH shall use commercially reasonable efforts to cause the shares of AGH Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

     7.13 TRANSFER TAXES. CapStar and AGH shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

     7.14 PAYMENT OF CAPSTAR DEBT. CapStar and AGH agree that immediately prior to, or upon, the Effective Time, the Surviving Corporation shall pay to the applicable CapStar lenders the amount necessary to discharge and terminate CapStar's $450 million Senior Secured Credit Facility.

     7.15 CAPSTAR'S ACCUMULATED AND CURRENT EARNINGS AND PROFITS. At the Closing, CapStar shall cause KPMG Peat Marwick LLP to deliver to AGH, in a form reasonably acceptable to AGH, a statement confirming that the E&P of CapStar, immediately before the distribution of the stock of OPCO, will be no greater than $55,000,000 and the tax basis of such stock, of which CapStar is the record and beneficial Owner, will not be less than $67,000,000.

     7.16 RESIGNATIONS. On the Closing Date, CapStar shall cause the directors and officers of each of the CapStar Subsidiaries and AGH shall cause the directors and officers of each of the AGH Subsidiaries to submit their resignations from such positions, effective as of the Effective Time.

     7.17 PRE-MERGER TRANSACTIONS. Prior to the Effective Time, the CapStar Parties shall effectuate the following transactions as part of the OP
Reorganization:

          (a) CapStar Management I and CapStar Management II will merge into a single limited partnership that subsequently may convert to a Delaware limited liability company ("OLD CMC") that will have as its sole members CapStar and the CapStar LPs;

          (b) CapStar General Corp., the general partner of CapStar Management II, will merge with and into CapStar and CapStar LP Corporation, a limited partner of CapStar Management I will merge with and into CapStar;

          (c) Old CMC will contribute all of its hotel related assets each as set forth on Schedule 7.17(c) to the CapStar Disclosure Letter, together with all its other assets (except those set forth on Schedule 7.17(d) to the CapStar Disclosure Letter), subject to all of its liabilities except for such liabilities set forth on Schedule 7.17(d), to CapStar Hotel OP in exchange for interests in CapStar Hotel OP;

          (d) Old CMC will contribute all its management and substantially all of the leasehold related assets (inclusive of certain leases, interests in joint ventures and certain notes, each as set forth on Schedule 7.17(d) to the CapStar Disclosure Letter) together with certain other assets (including cash), each as set forth on Schedule 7.17(d) to the CapStar Disclosure Letter, subject to $30.0 million in liabilities and such other liabilities as set forth on Schedule 7.17(d) to the CapStar Disclosure Letter, to CapStar Management OP in exchange for interests in CapStar Management OP;

          (e) Old CMC will redeem CapStar's interests in Old CMC in exchange for CapStar's pro rata share of its interests in CapStar Management OP and CapStar Hotel OP;

          (f) CapStar will contribute its interests in CapStar Management OP to OPCO in exchange for 100% of the outstanding capital stock of OPCO; and

          (g) CapStar will distribute 100% of the OPCO stock to CapStar's stockholders in connection with the Spin-Off Transaction.

     7.18 SPIN-OFF TRANSACTION. Immediately prior to the Effective Time, CapStar will effectuate the Spin-Off Transaction as follows:

          (a) Pursuant to the transactions as set forth in Section 7.17(d), all of the assets set forth on Schedule 7.17(d) to the CapStar Disclosure Letter, subject to $30.0 million of liabilities and such other liabilities as set forth on such schedule, will be held by CapStar Management OP, a Subsidiary of OPCO;

          (b) CapStar will distribute pro rata to its stockholders, as a distribution taxable under Section 301 or 356 of the Code, all of the issued and outstanding shares of common stock of OPCO (the "OPCO STOCK");

          (c) CapStar will cause the OPCO Stock to be listed or quoted on either the NYSE, the American Stock Exchange or the Nasdaq National Market (as applicable), subject to official notification of issuance;

          (d) OPCO and CapStar will enter into a Contribution, Assumption and Indemnity Agreement in the form attached hereto as Exhibit F in connection with the Spin-Off Transaction;

          (e) CapStar will cause OPCO to tender employment agreements, make offers of employment and grant restricted stock and stock options to certain existing employees of CapStar and AGH as set forth on Schedule 7.6 to the CapStar Disclosure Letter;

          (f) CapStar will cause OPCO to enter into the Intercompany Agreement in the form attached hereto as Exhibit G (the "INTERCOMPANY AGREEMENT") with the Surviving Corporation;

          (g) CapStar will cause the persons set forth on Schedule 7.18(g)(i) of the CapStar Disclosure Letter to be elected to the Board of Directors of OPCO and the persons set forth on Schedule 7.18(g)(ii) of the CapStar Disclosure Letter to be elected as officers of OPCO to hold such positions set forth beside their respective names; and

          (h) CapStar shall cause the organizational documents of OPCO and its Subsidiaries to be submitted to AGH for its review, comment and approval, which approval shall not be unreasonably withheld, prior to such documents being adopted by OPCO.

     7.19 LEASE AGREEMENTS. At the Effective Time, CapStar Management OP will enter into leases in the form attached hereto as Exhibit H with the AGH OP or its Subsidiaries that, pursuant to the Merger, will hold title to the hotel assets owned, directly or indirectly, by

CapStar or the CapStar Hotel OP immediately prior to the Effective Time ( the "OPCO LEASES"). The OPCO Leases will have the terms set forth in Schedule 7.19 of the CapStar Disclosure Letter. Immediately following the Effective Time, the existing participating leases between the AGH OP and the AGH Lessee shall be amended to the extent required to make such leases consistent with the form of lease attached hereto as Exhibit H.

     7.20 FF&E AGREEMENTS. With respect to each of the hotels owned directly or indirectly by CapStar, to the extent the tax bases of the personal property which will be leased pursuant to the OPCO Lease relating to such hotel exceeds 15% of the aggregate tax bases of such personal property, CapStar, immediately prior to the Effective Time, shall sell, with respect to such hotel, a portion of such personal property to CapStar Management OP. The amount of personal property to be sold shall equal an amount of the personal property such that after such sale the tax bases of the remaining personal property at such hotel shall not exceed 15% of the aggregate tax bases of the remaining personal property (the "PURCHASED FF&E"). The purchase price for the Purchased FF&E will be payable by CapStar Management OP's delivery of a recourse promissory note that bears interest at a rate of 10% per annum and requires equal quarterly installments of principal and interest that would amortize the note over a five-year period.

     7.21 ASSUMPTION OF DEBT. With respect to the debt issued by CapStar under indentures qualified under the Trust Indenture Act of 1939 (the "INDENTURES"), AGH shall execute and deliver to the trustees under the respective Indentures, Supplemental Indentures, in form satisfactory to the respective trustees, expressly assuming the obligations of CapStar with respect to the due and punctual payment of the principal of and interest, if any, on all debt securities issued by CapStar under the respective Indentures and the due and punctual performance of all the terms, covenants and conditions of the respective Indentures to be kept or performed by CapStar, and shall deliver such Supplemental Indentures to the respective trustees under the Indenture.

     7.22 ACCREDITED CAPSTAR LPS. CapStar shall use commercially reasonable efforts to cause each of the CapStar LPs to give appropriate representations and certifications to the AGH Parties confirming that each of the CapStar LPs is an accredited investor within the meaning of Rule 501 of the regulations promulgated under the Securities Act as of the Effective Time and make other customary representations and certifications that are typically made in connection with ensuring a valid private placement of securities under the securities laws.

     7.23 APPOINTMENT OF MANAGER. AGH will use commercially reasonable efforts to cause the lease agreements between AGH OP and Clifton Holding Corp. to be amended to provide that OPCO will be the preferred replacement manager under
Section 36.1 of such agreement.

     7.24 REASONABLE EFFORTS AND COOPERATION. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to permit and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate or make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including without limitation, (i) obtaining all consents, approvals and waivers from third parties prior to the Effective Time,
(ii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any adverse order entered by any court or other Governmental Entity vacated or reversed and (iii) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to carry out fully, the purposes of this Agreement. In addition, and without limiting the generality of the foregoing, CapStar will cooperate with AGH to ensure that AGH continues to qualify as a REIT following the Effective Time.


                                   ARTICLE 8

                                  CONDITIONS
                                  ----------

     8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Stockholder Approvals. Each of the Stockholder Approvals will have been obtained.

          (b) Listing of Shares. The NYSE shall have approved for listing the shares of AGH Common Stock of the Surviving Corporation to be issued in the Merger, subject to official notice of issuance.

          (c) Registration Statements. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order. The Form 10 Registration Statement shall have become effective under the Exchange Act.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

          (e) Blue Sky Laws. The Surviving Corporation shall have received all state securities or "blue sky" permits and other authorizations necessary to issue shares of AGH Common Stock to the stockholders of CapStar.

          (f) Opinion of Maryland Counsel. AGH and CapStar shall have received the opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that, to the extent specifically applicable, this Agreement and the Articles of Merger, to the extent governed by Maryland law, are enforceable under Maryland law, that all requisite approvals of the Merger by the stockholders of AGH has been obtained, and as to such other matters as are customary in connection with consummation of a transaction such as the Merger. Such opinion may contain customary assumptions, limitations and qualifications.

          (g) Intercompany Agreement. Each of AGH and its appropriate Subsidiaries and OPCO and its appropriate Subsidiaries have executed and delivered the Intercompany Agreement.

          (h) HSR Act. Any waiting period under the HSR Act applicable to the merger or the Spin-Off Transaction shall have expired or been terminated.

          (i) Change in Tax Laws. There shall not have been any federal legislative or regulatory change that would cause AGH to cease to qualify as a "real estate investment trust" for federal income tax purposes.

          (j) Credit Commitment. OPCO shall have received a commitment from AGH OP for a $50,000,000 line of credit at an interest rate no greater than LIBOR plus 350 basis points and payable quarterly. The line of credit will have other terms and conditions customary of a commitment of this type.

          (k) Voting Agreements. Each of the Voting Agreements shall remain in full force and effect and the individuals and entities party thereto shall not have breached any of their obligations thereunder.

          (l) Spin-Off Transactions. Each of the Spin-Off Transactions shall have been consummated.

          (m) Lease Agreements. OPCO or its Subsidiaries, as the case may be, shall have executed and delivered each of the Lease Agreements.

          (n) Credit Facility. The AGH Parties shall have obtained a senior credit facility in the amount of at least $1,000,000,000, having a term of at least three years, and having other terms and conditions substantially the same as the terms of the AGH Parties existing credit facility.

          (o) Other Transactions. All conditions to the closing of the Manager-Lessee Agreement shall have been satisfied or waived and all parties to such agreement shall provide AGH and CapStar with a certificate indicating that such conditions have been satisfied or waived and that all of the transactions under such agreement shall be consummated immediately following the Effective Time.

     8.2 CONDITIONS TO OBLIGATIONS OF THE CAPSTAR PARTIES. The obligation of the CapStar Parties to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by the CapStar
Parties:

          (a) Representations and Warranties. The representations and warranties of the AGH Parties set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the AGH Parties that are not so qualified shall be true and correct in all material respects in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the CapStar Parties shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of the AGH Parties contained herein are so qualified) signed on behalf of the AGH Parties by the chief executive officer and the chief financial officer of AGH, in such capacity, to such effect.

          (b) Performance of Obligations of the AGH Parties. Each of the AGH Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the CapStar Parties shall have received a certificate of the AGH Parties signed on behalf of the AGH Parties by the chief executive officer or the chief financial officer of AGH, in such capacity, to such effect.

          (c) Material Adverse Change. Since the date of this Agreement, there shall have been no AGH Material Adverse Change and the CapStar Parties shall have received a certificate of the chief executive officer or chief financial officer of AGH, in such capacity, certifying to such effect.

          (d) Tax Opinions Relating to REIT Status of AGH and Partnership Status of AGH OP. The CapStar Parties shall have received an opinion of Battle Fowler LLP, reasonably satisfactory to the CapStar Parties, that, commencing with its taxable year ended December 31, 1996, (i) AGH was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (ii) AGH OP has been during and since 1996, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

          (e) Tax Opinion Relating to Merger. The CapStar Parties shall have received an opinion dated the Closing Date from Paul, Weiss, Rifkind, Wharton & Garrison ("PAUL WEISS"), based upon certificates and letters, which letters and certificates are in the form agreed upon by the parties and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

          (f) Consents. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a AGH Material Adverse Effect or a CapStar Material Adverse Effect.

     8.3 CONDITIONS TO OBLIGATIONS OF THE AGH PARTIES. The obligations of the AGH Parties to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by the AGH Parties:

          (a) Representations and Warranties. The representations and warranties of the CapStar Parties set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the CapStar Parties that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and AGH shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of the CapStar Parties contained herein are so qualified) signed on behalf of the CapStar Parties by the chief executive officer or the chief financial officer of CapStar, in such capacity, to such effect.

          (b) Performance of Obligations of the CapStar Parties. Each of the CapStar Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and AGH shall have received a certificate signed on behalf of the CapStar Parties by the chief executive officer or the chief financial officer of CapStar, in such capacity, to such effect.

          (c) Material Adverse Change. Since the date of this Agreement, there shall have been no CapStar Material Adverse Change and AGH shall have received a certificate of the chief executive officer or chief financial officer of CapStar, in such capacity, certifying to such effect.

          (d) Opinion of Counsel. The AGH Parties shall have received an opinion from Morris, Nichols, Arsht & Tunnell, Delaware counsel to the CapStar Parties, dated the Closing Date to the effect that, to the extent specifically applicable, this Agreement, to the extent governed by Delaware law, is enforceable under Delaware law and that all requisite approvals of the Merger required under Delaware law and pursuant to CapStar's certificate of incorporation and other governing documents has been obtained. Paul Weiss shall have delivered to the appropriate parties the necessary legal options to satisfy the conditions of (i) Section 8.3 of the Indenture dated as of October 16, 1997 between CapStar and First Trust of New York, N.A. and (ii) Section 5.1(v) of the Indenture dated as of August 19, 1997 between CapStar and IBJ Schroder Bank & Trust Company.

          (e) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a AGH Material Adverse Effect or a CapStar Material Adverse Effect.

          (f) E&P Certificate. KPMG Peat Marwick LLP shall have delivered to the AGH Parties, in a form acceptable to the AGH Parties, a statement confirming that the E&P of CapStar, immediately before the distribution of the stock of OPCO, will be no greater than $55,000,000 and the tax basis of such stock, of which CapStar is the record and beneficial owner, will not be less than $67,000,000.

          (g)  Affiliates Letter.  Each of the Affiliates referred to in Section
6.6 shall have delivered to AGH the written agreement contemplated by Section
6.6.

          (h) Net Worth Certificate. KPMG Peat Marwick LLP shall have delivered to the AGH Parties, in a form acceptable to the AGH Parties, a statement confirming that the pro forma book value (as determined in accordance with GAAP) of OPCO as of January 1, 1997 (after taking into account the transactions contemplated by this Agreement), does not exceed $75,000,000.

     8.4 FRUSTRATION OF CLOSING CONDITIONS. Neither the CapStar Parties nor the AGH Parties may rely on the failure of any condition set forth in Section 8.1, 8.2 or 8.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to commence or complete the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE 9

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     9.1 TERMINATION. This Agreement may be terminated at any time prior to the filing of the Articles of Merger with the Departments, whether before or after either of the Stockholder Approvals are obtained:

          (a) by mutual written consent duly authorized by both the Board of Directors of AGH and the Board of Directors of CapStar;

          (b) by AGH, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of the CapStar Parties set forth in this Agreement, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b), as the case may be, would be incapable of being satisfied by October 31, 1998 (or as otherwise extended);

          (c) by CapStar, upon a breach of any representation, warranty, covenant obligation or agreement on the part of the AGH Parties set forth in this Agreement, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b), as the case may be, would be incapable of being satisfied by October 31, 1998 (or as otherwise extended);

          (d) by either AGH or CapStar, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (e) by either AGH or CapStar, if the Merger shall not have been consummated before October 31, 1998; provided, that a party may not terminate pursuant to this clause (e) if the terminating party shall have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this clause;

          (f) by either AGH or CapStar if, upon a vote at a duly held CapStar Stockholders Meeting or any adjournment thereof, the CapStar Stockholder Approvals shall not have been obtained as contemplated by Section 7.1;

          (g) by either AGH or CapStar if, upon a vote at a duly held AGH Stockholders Meeting or any adjournment thereof, the AGH Stockholder Approvals shall not have been obtained as contemplated by Section 7.1;

          (h) by CapStar, if prior to the CapStar Stockholders Meeting, the Board of Directors of CapStar shall have withdrawn or modified in accordance with Section 6.1 hereof in any manner adverse to AGH its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a CapStar Superior Proposal;

provided that such termination pursuant to this clause (h) shall not be effective until CapStar has made payment of the Break-Up Fee (as defined below) required by (and to the extent then payable pursuant to) Section 9.2(c) hereof;

          (i) by AGH, if prior to the AGH Stockholders Meeting, the Board of Directors of AGH shall have withdrawn or modified in accordance with Section 6.2 hereof in any manner adverse to CapStar its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any AGH Superior Proposal; provided that such termination pursuant to this clause (i) shall not be effective until AGH has made payment of the Break-Up Fee required by Section 9.2(c) hereof;

          (j) by AGH if (i) prior to the CapStar Stockholders Meeting, the Board of Directors of CapStar shall have withdrawn or modified in any manner adverse to AGH its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any CapStar Acquisition Proposal,
(ii) prior to the CapStar Stockholders Meeting, CapStar shall have entered into any agreement with respect to a CapStar Acquisition Proposal (other than a confidentiality agreement as contemplated and permitted by Section 6.1(a)) or
(iii) the Board of Directors of CapStar shall have resolved to do any of the foregoing;

          (k) by CapStar if (i) prior to the AGH Stockholders Meeting, the Board of Directors of AGH shall have withdrawn or modified in any manner adverse to CapStar its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any AGH Acquisition Proposal, (ii) prior to the AGH Stockholders Meeting, AGH shall have entered into any agreement with respect to a AGH Acquisition Proposal (other than a confidentiality agreement as contemplated and permitted by Section 6.2(a)) or (iii) the Board of Directors of AGH shall have resolved to do any of the foregoing; and

          (l) by either AGH or CapStar if, during the 20 consecutive trading days ending with and including the trading date that is five trading days immediately preceding the date the Proxy Statement required by Section 7.1 is first mailed, the average Closing Price (as defined below) of the CapStar Common Stock is less than $29, and the party desiring such termination provides notice to the other party within three business days of the end of such 20-trading-day period. For purposes hereof, "CLOSING PRICE" shall mean the last reported sale price per share of CapStar Common Stock as reported on the NYSE consolidated tape on the trading day in question.

     9.2  CERTAIN FEES AND EXPENSES.

          (a) Except as otherwise specified in this Agreement or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all expenses relating to the transfer of any hotel franchises) shall be paid by the party incurring such cost or expense.

          (b)  AGH agrees that if this Agreement shall be terminated pursuant to
Section 9.1(c), (g), (i) or (k) and, in the case of (c) or (g), following the date of this Agreement and prior to termination of this Agreement, AGH shall have received a AGH Acquisition Proposal and within six months following termination of this Agreement, AGH shall enter into a definitive agreement providing for a AGH Acquisition Proposal, then AGH will pay as directed by CapStar a fee in an amount equal to the Break-Up Fee. Notwithstanding the foregoing, in the event of a termination pursuant to Section 9.1(c) or 9.1(g), AGH shall immediately pay as directed by CapStar an amount equal to the Break-Up Expenses, which amount shall be credited against any Break-Up Fee that may ultimately become payable pursuant to the preceding sentence. Payment of any of such amounts shall be made, as directed by CapStar, by wire transfer of immediately available funds immediately upon this occurrence of the event giving rise to payment of such fee or expenses. The payment of the Breakup Fee shall be compensation for the loss suffered by CapStar as the result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances and neither party shall have any other liability to the other, other than the payment of the Breakup Fee.

          (c) CapStar agrees that if this Agreement shall be terminated pursuant to Section 9.1(b), (f), (h) or (j) and, in the case of (b) or (f), following the date of this Agreement and prior to the termination of this Agreement, CapStar shall have received a CapStar Acquisition Proposal and within six months following termination of this Agreement, CapStar shall enter into a definitive agreement providing for a CapStar Acquisition Proposal, then CapStar will pay as directed by AGH a fee in an amount equal to the Break-Up Fee. Notwithstanding the foregoing, in the event of a termination pursuant to Section 9.1(b) or 9.1(f), then CapStar will pay, as directed by AGH, an amount equal to the Break-Up Expenses, which amount shall be credited against any Break-Up Fee that may ultimately become payable pursuant to the preceding sentence. Payment of any of such amounts shall be made, as directed by AGH, by wire transfer of immediately available funds immediately upon this occurrence of the event giving rise to payment of such fee or expenses. The payment of the Breakup Fee shall be compensation for the loss suffered by AGH as the result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances and neither party shall have any other liability to the other, other than the payment of the Breakup Fee.

     As used in this Agreement, "BREAK-UP FEE" shall be an amount equal to $35,000,000 plus Break-Up Expenses (the "BASE AMOUNT"); provided, however, that in the case of a Break-Up Fee payable to AGH, such fee shall not exceed the sum of (A) the maximum amount that can be paid to AGH without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("QUALIFYING INCOME"), as determined by independent accountants to AGH, and (B) in the event AGH receives a letter from outside counsel (the "BREAK-UP FEE TAX OPINION") indicating that AGH has received a ruling from the IRS holding that AGH's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT REQUIREMENTS") or that the receipt by AGH of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. CapStar's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that AGH is not able to receive the full Base Amount, CapStar shall place the unpaid amount in escrow and shall not release any portion thereof to AGH unless and until CapStar receives either one or combination of the following:
(i) a letter from AGH's independent accountants indicating the maximum amount that can be paid at that time to AGH without causing AGH to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in either of which events CapStar shall pay to AGH the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. The "BREAK-UP EXPENSES" payable to AGH or CapStar, as the case may be (the "RECIPIENT"), shall be an amount equal to the lesser of (i) $3,000,000 and (ii) the Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants', commercial bankers' and investment bankers' fees and expenses); provided, however, in the case of Break-Up Expenses payable to AGH, such expenses shall not exceed the sum of (A) the maximum amount that can be paid to the Recipient without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Recipient, and (B) in the event the Recipient receives a Break Up Fee Tax Opinion indicating that the Recipient has received a ruling from the IRS holding that the Recipient's receipt of the Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by the Recipient of the remaining balance of the Break-Up Expenses following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Break-Up Expenses less the amount payable under clause (A) above. The obligation of AGH or CapStar, as applicable ("PAYOR"), to pay any unpaid portion of the Break Up Expenses shall terminate three years from the date of this Agreement. In the event that the Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives any one or combination of the following: (i) a letter from the Recipient's independent accountants indicating the maximum amount that can be paid at that time to the Recipient without causing the Recipient to fail to meet the REIT Requirements or
(ii) a Break-Up Expense Tax Opinion, in either of which events the Payor shall pay to the Recipient the lesser of the unpaid Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above.

     9.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either CapStar or AGH as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of AGH, or CapStar, other than the last sentence of Section 7.2, Section 9.2, this Section
9.3 and Article 10.

     9.4 AMENDMENT. This Agreement may be amended by the parties in writing by action of their respective Board of Directors at any time before or after any Stockholder Approvals are obtained and prior to the filing of the Articles of Merger and the Certificate of Merger with the Departments; provided, however, that, after the Stockholder Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of stockholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of AGH as a REIT or (b) preserve the Merger as a tax-free reorganization under Section 368 of the Code.

     9.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                  ARTICLE 10

                              GENERAL PROVISIONS
                              ------------------

     10.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     10.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a)  if to AGH, to:

               American General Hospitality Corporation
               5605 MacArthur Blvd.
               Irving, Texas  75038
               Attention:  President
               Fax No. (972) 550-6895

               with a copy to:

               Battle Fowler LLP
               75 East 55th Street
               New York, New York  10022
               Attention:  Steven L. Lichtenfeld, Esq.
               Fax No. (212) 856-9150

          (b)  if to CapStar, to:

               CapStar Hotel Company
               1010 Wisconsin Avenue, N.W.
               Washington, D.C.  20007
               Attention:  President
               Fax No. (202) 295-2230

               with copies to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York  10019-6064
               Attention:  Richard S. Borisoff, Esq.
               Fax No. (212) 757-3990

               and

               DeCampo, Diamond & Ash
               805 Third Avenue
               New York, New York  10022
               Attention:  William H. Diamond, Esq.
               Fax No. (212) 758-1728

All notices shall be deemed given only when actually received.

     10.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     10.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     10.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.  Except as provided in
Section 7.4, this Agreement, the CapStar Disclosure Letter, the AGH Disclosure Letter, the Confidentiality Agreement and the other agreements entered into in connection with the Merger constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and are not intended to confer upon any person other than the parties hereto any rights or remedies.

     10.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF MARYLAND OR DELAWARE ARE MANDATORILY APPLICABLE.

     10.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     10.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the Southern District of New York or in any state court located in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the Southern District of New York or any state court located in New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     10.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, the AGH Parties and the CapStar Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

ATTEST:                      AMERICAN GENERAL HOSPITALITY
                             CORPORATION, a Maryland corporation


By: /s/ Bruce G. Wiles       By: /s/ Steven D. Jorns
   -----------------------      -----------------------------------------
   Assistant Secretary          Name:  Steven D. Jorns
                                Title: Chairman, Chief Executive Officer and
                                       President

                             AMERICAN GENERAL HOSPITALITY
                             OPERATING PARTNERSHIP, L.P.,
                             By:  AGH GP, Inc., its general partner


By: /s/ Bruce G. Wiles          By: /s/ Steven D. Jorns
   -----------------------      -----------------------------------------
   Assistant Secretary          Name:  Steven D. Jorns
                                Title: Chairman, Chief Executive Officer and
                                       President

ATTEST:                      CAPSTAR HOTEL COMPANY,
                             a Delaware corporation


By: /s/ William H. Diamond      By: /s/ Paul W. Whetsell
   -----------------------      -----------------------------------------
   Assistant Secretary          Name:  Paul W. Whetsell
                                Title: Chief Executive Officer and President

                             CAPSTAR MANAGEMENT COMPANY, L.P.,
                             By:  CapStar Hotel Company, its general partner


By: /s/ William H. Diamond   By: /s/ Paul W. Whetsell
   -----------------------      -----------------------------------------
   Assistant Secretary          Name:  Paul W. Whetsell
                                Title: Chief Executive Officer and President

                             CAPSTAR MANAGEMENT COMPANY II, L.P.,
                             By:  CapStar General Corp., its general partner


By: /s/ William H. Diamond   By: /s/ Paul W. Whetsell
   -----------------------      -----------------------------------------
   Assistant Secretary          Name:  Paul W. Whetsell
                                Title: Chief Executive Officer and President

                                                                     Exhibit A-1
                                                                     -----------



                               ARTICLES OF MERGER
                               ------------------
                                    BETWEEN
                    AMERICAN GENERAL HOSPITALITY CORPORATION
                                      AND
                             CAPSTAR HOTEL COMPANY


THIS IS TO CERTIFY THAT:

          FIRST: American General Hospitality Corporation ("AGH" or the "Surviving Corporation" as the context may require) and CapStar Hotel Company ("CapStar" or the "Merging Corporation" as the context may require) agree to merge in the manner hereinafter set forth.

          SECOND:   AGH  is the corporation to survive the merger.

          THIRD: AGH is incorporated under the laws of the State of Maryland. CapStar was incorporated under the General Corporation Law of the State of Delaware on May 29, 1996. The Merging Corporation was qualified to do business in the State of Maryland on September 30, 1996. The Merging Corporation has no principal office in the State of Maryland.

          FOURTH: The principal office of the Surviving Corporation in the State of Maryland is located in Baltimore City.

          FIFTH: The Merging Corporation does not own an interest in land in the State of Maryland.

          SIXTH: Pursuant to the merger described herein, the charter of AGH will be amended by deleting Article II in its entirety and substituting in lieu thereof the following new article:

                                  "ARTICLE II
                                      NAME

               The name of the corporation (the "Corporation") is:

                         MeriStar Hospitality Corporation."

          SEVENTH:       The total number of shares of all classes of stock
which each corporation party to these Articles has the authority to issue and the number of shares of each class are as follows:

               a)   Surviving Corporation

          The total number of shares of all classes of stock which the Surviving Corporation has authority to issue is 100,000,000 shares of common stock, par value $0.01 per share (the "Surviving Corporation Common Stock").

The aggregate par value of all shares of all classes of stock having a par value is $1,000,000.

               b)   Merging Corporation

          The total number of shares of all classes of stock which the Merging Corporation has authority to issue is 74,000,000 shares, consisting of 25,000,000 shares of preferred stock, par value $0.01 per share, and 49,000,000 shares of common stock, par value $0.01 per share (the "Merging Corporation Common Stock"). The aggregate par value of all shares of all classes having a par value is $740,000.

          EIGHTH: At the Effective Time (as defined in Article Eleventh below), the Merging Corporation shall be merged into the Surviving Corporation (such merger referred to herein as the "Merger"); and, thereupon, the Surviving Corporation shall possess any and all purposes and powers of the Merging Corporation; and all leases, licenses, property, rights, privileges, and powers of whatever nature and description of the Merging Corporation shall be transferred to, vested in and devolved upon the Surviving Corporation, without further act or deed, subject to all of the debts and obligations of the Merging Corporation.

          As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock of the Merging Corporation, (i) each issued and outstanding share of Merging Corporation Common Stock, shall be converted into and become 1.0 fully paid and nonassessable share of Surviving Corporation Common Stock, (ii) each issued and outstanding share of Merging Corporation Stock owned by the Merging Corporation as treasury stock or owned by AGH shall be canceled, and (iii) each issued and outstanding share of AGH shall be converted into and become .8475 fully paid and nonassessable share of Surviving Corporation Common Stock.

          NINTH: The terms and conditions of the transaction described in these Articles were duly advised, authorized and approved by the Merging Corporation in the manner and by the vote required by the laws of the State of Delaware and the charter of the Merging Corporation, as follows:

          (a) The Board of Directors of the Merging Corporation, at a meeting duly called and held, adopted a resolution declaring that the terms and conditions of the merger described herein were advised, authorized and approved.

          (b) At a meeting duly called and held, a proposal to approve the Merger setting forth the terms and conditions of the Merger was approved by the affirmative vote of the holders of not less than a majority of the shares of the Merging Corporation Common Stock.

          TENTH: The terms and conditions of the transaction described in these Articles were duly advised, authorized and approved by AGH in the manner and by the vote required by the laws of the State of Maryland and the charter of AGH, as follows:

          (a) The Board of Directors of AGH, at a meeting duly called and held, adopted a resolution declaring that the terms and conditions of the merger described herein were advised, authorized and approved.

          (b) At a meeting duly called and held, a proposal to approve the Merger setting forth the terms and conditions of the Merger was approved by the affirmative vote of the holders of not less than a majority of the shares of AGH Common Stock.

          ELEVENTH: These Articles of Merger shall become effective upon acceptance for record by the State Department of Assessments and Taxation of Maryland (the "Effective Time").

          TWELFTH: Each undersigned officer of AGH and CapStar acknowledges these Articles of Merger to be the corporate act of the respective corporate party on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, each respective officer of AGH and CapStar acknowledges that to the best of his knowledge, information and belief, these matters and facts relating to the corporation on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto this ____ day of_______________ 1998.



ATTEST:                                 AMERICAN GENERAL HOSPITALITY CORPORATION


___________________________             By: ___________________________(SEAL)
    Name:                                    Name:
    Title:                                   Title:


ATTEST:                                 CAPSTAR HOTEL COMPANY


___________________________             By: ___________________________(SEAL)
    Name:                                    Name:
    Title:                                   Title:

                                                                     Exhibit A-2
                                                                     -----------


                             CERTIFICATE OF MERGER
                             ---------------------
                                       OF
                             CAPSTAR HOTEL COMPANY
                                      INTO
                    AMERICAN GENERAL HOSPITALITY CORPORATION
  (Under Section 252 of the General Corporation Law of the State of Delaware)

          The undersigned corporation

          DOES HEREBY CERTIFY:

          FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

          NAME                                 STATE OF INCORPORATION

          CapStar Hotel Company                         Delaware

          American General Hospitality Corporation      Maryland

          SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 252 of the General Corporation Law of the State of Delaware.

          THIRD:    Pursuant to the merger described herein, the charter of
American General Hospitality Corporation ("AGH") will be amended by deleting
Article II in its entirety and substituting in lieu thereof the following new article:

                                   ARTICLE II
                                      NAME
               The name of the corporation (the "Corporation") is:
"MeriStar Hospitality Corporation."

          FOURTH: That the charter of AGH, a Maryland corporation, which is the surviving corporation, shall continue in full force and effect as the charter of the surviving corporation.

          FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation.

          SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

          SEVENTH: That AGH survives the merger and may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent Delaware corporation as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and it does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware is 1010 Wisconsin Avenue NW, Suite 650,

Washington D.C. 20007 until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose.

          EIGHTH: That this Certificate of Merger shall be effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.
          In witness whereof, the surviving corporation has caused this Certificate of

Merger to be signed by its _________________ on the ___ day of _________, 1998.

                                             AMERICAN GENERAL HOSPITALITY
                                              CORPORATION


                                             By:______________________________
                                                Name:
                                                Title:

                                                                       Exhibit B
                                                                       ---------


                       Form of Exchange Rights Agreement
                       ---------------------------------

          THIS EXCHANGE RIGHTS AGREEMENT (this "AGREEMENT"), dated as of ________ __, 1998, is entered into by and among MeriStar Hospitality Corporation, a Maryland corporation (the "COMPANY"), MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), and the Persons whose names are set forth on Exhibit A attached hereto.


                                R E C I T A L S:

          A. The Company, through MSH GP, Inc., a Nevada corporation ("MSH GP") and MSH LP, Inc., a Nevada corporation ("MSH LP"), each a wholly-owned subsidiary of the Company, have formed the Operating Partnership pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated July 31, 1996, as subsequently amended (the "PARTNERSHIP AGREEMENT").

          B. Pursuant to the Partnership Agreement, the Limited Partners (as defined below) hold units of limited partnership interest ("OP UNITS") in the Operating Partnership.

          C. The Operating Partnership has agreed to provide the Limited Partners with certain rights to exchange their OP Units for cash or, at the election of the Company, for shares of the Company's common stock, $0.01 par value per share (the "REIT STOCK").

          Accordingly, the parties hereto do hereby agree as follows:


                                   ARTICLE 1
                                 DEFINED TERMS

          The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

          "ASSIGNEE" means a Person to whom one or more OP Units have been transferred in a manner permitted under the Partnership Agreement, but who has not become a substituted Limited Partner in accordance therewith.

          "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

          "CASH AMOUNT" means an amount of cash per OP Unit equal to the Value on the Valuation Date of the REIT Stock Amount.

          "CLASS D OP UNITS" shall mean a series of Class D preferred limited partnership interests of the Operating Partnership.

          "EXCHANGE FACTOR" means 1.0, provided, that in the event that the Company (i) declares or pays a dividend on its outstanding REIT Stock in REIT Stock or makes a distribution to all holders of its outstanding REIT Stock in REIT Stock; (ii) subdivides its outstanding REIT Stock; or (iii) combines its outstanding REIT Stock into a smaller number of shares of REIT Stock, the Exchange Factor shall be adjusted by multiplying the Exchange Factor by a fraction, the numerator of which shall be the number of shares of REIT Stock issued and outstanding on the record date for such dividend, contribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of shares of REIT Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Exchange Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          "EXCHANGING PARTNER" has the meaning set forth in Section 2.1 hereof.

          "EXCHANGE RIGHT" has the meaning set forth in Section 2.1 hereof.

          "LIEN" means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

          "LIMITED PARTNER" means any Person, other than MSH LP, named as a Limited Partner on Exhibit A or has become a Limited Partner in accordance with the Partnership Agreement.

          "NOTICE OF EXCHANGE" means the Notice of Exchange substantially in the form of Exhibit B to this Agreement.

          "PREFERENTIAL DISTRIBUTION" with respect to each Class D OP Unit, means an amount equal to the excess, if any, of (x) the aggregate Preferred Return on the Preferred Capital with respect to such Class D OP Unit over (y) the aggregate of all amounts previously distributed with respect to such Class D OP Unit pursuant to Section 5.1 of the Partnership Agreement.

          "PREFERRED CAPITAL," with respect to each Class D OP Unit, means an amount equal to $25.50.

          "PREFERRED RETURN," with respect to each Class D OP Unit, means a preferred distribution right at the rate of 6.5% per annum, compounded quarterly to the extent not distributed pursuant to Section 5.1 of the Partnership Agreement, on the Preferred Capital with respect to such Class D OP Unit.

          "REIT STOCK AMOUNT" means that number of shares of REIT Stock equal to the product of the number of OP Units offered for exchange by an Exchanging Partner, multiplied by the Exchange Factor as of the Valuation Date, provided, that in the event the Company or the Operating Partnership issues to all holders of REIT Stock rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Stock, or any other securities or property (collectively, the "rights"), then the REIT Stock Amount shall also include such rights that a holder of that number of shares of REIT Stock would be entitled to receive.

          "SEC" means the Securities and Exchange Commission.

          "SPECIFIED EXCHANGE DATE" means the tenth (10th) Business Day after receipt by the Operating Partnership and the Company of a Notice of Exchange.

          "VALUATION DATE" means the date of receipt by the Operating Partnership and the Company of a Notice of Exchange or, if such date is not a Business Day, the first Business Day thereafter.

          "VALUE" means, with respect to shares of REIT Stock, the average of the daily market price for the five (5) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Stock are listed or admitted to trading on the New York Stock Exchange (the "NYSE"), any national securities exchange or the Nasdaq Stock Market ("Nasdaq"), the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day;
(ii) if the REIT Stock is not listed or admitted to trading on the NYSE, any national securities exchange or the Nasdaq, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; or (iii) if the REIT Stock is not listed or admitted to trading on the NYSE, any national securities exchange or the Nasdaq and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than five (5) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the five (5) days prior to the date in question, the Value of the REIT Stock shall be determined by the independent directors of the Company acting in good faith on the basis of such quotations and other information as they consider, in their reasonable judgment, appropriate. In the event the REIT Stock Amount includes rights that a holder of REIT Stock would be entitled to receive, then the Value of such rights shall be determined by the independent directors of the Company acting in good faith on the basis of such quotations and other information as they consider, in their reasonable judgment, appropriate.


                                   ARTICLE 2
                                 EXCHANGE RIGHT

          Section 2.1.   Exchange Right.

          A. Subject to Sections 2.1.B, 2.1.C, 2.1.D and 2.1.E hereof, and subject to any limitations under applicable law, the Operating Partnership hereby grants to each Limited Partner and each Limited Partner hereby accepts the right (the "EXCHANGE RIGHT") to exchange on a Specified Exchange Date all or a portion of the OP Units held by such Limited Partner at an exchange price equal to the Cash Amount. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Operating Partnership, with a copy delivered to the Company, by the Limited Partner who is exercising the Exchange Right (the "EXCHANGING PARTNER"); provided, however, that the Company, on behalf of the Operating Partnership, may elect, after a Notice of Exchange is delivered, to satisfy the Exchange Right which is the subject of such notice in accordance with Section 2.1.B. A Limited Partner may not exercise the Exchange Right for less than one thousand (1,000) OP Units or, if such Limited Partner holds less than one thousand (1,000) OP Units, all of the OP Units held by such Limited Partner. Any Assignee of a Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 2.1, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Cash Amount or the REIT Stock Amount, as the case may be, shall be satisfied by the Operating Partnership or the Company, as the case may be, directly to such Assignee and not to such Limited Partner. Notwithstanding anything to the contrary in this
Section 2.1.A, the Company and the Limited Partner may agree, at any time by separate agreement, that the Company will, subject to Section 2.1.C, satisfy an Exchange Right with REIT Stock.

          B. Notwithstanding the provisions of Section 2.1.A, the Company may, on behalf of the Operating Partnership, in its sole and absolute discretion, elect to satisfy an Exchanging Partner's Exchange Right by exchanging REIT Stock and rights equal to the REIT Stock Amount on the Specified Exchange Date for the OP Units offered for exchange by the Exchanging Partner. In the event the Company shall elect to satisfy, on behalf of the Operating Partnership, an Exchanging Partner's Exchange Right by exchanging REIT Stock for the OP Units offered for exchange, (i) the Company hereby agrees to notify the

Exchanging Partner within five (5) Business Days after the receipt by the Company of such Notice of Exchange, (ii) each Exchanging Partner hereby agrees to execute such documents and instruments as the Company may reasonably require in connection with the issuance of REIT Stock upon exercise of the Exchange Right and (iii) the Company hereby agrees to deliver stock certificates representing fully paid and nonassessable shares of REIT Stock.

          C. Notwithstanding anything herein to the contrary, the Company shall not be entitled to satisfy an Exchanging Partner's Exchange Right pursuant to
Section 2.1.B if the delivery of REIT Stock to such Limited Partner by the Company pursuant to Section 2.1.B (regardless of the Operating Partnership's obligations to the Limited Partner under Section 2.1.A) (i) would be prohibited under the Articles of Incorporation of the Company, (ii) would otherwise jeopardize the REIT status of the Company, or (iii) would cause the acquisition of the REIT Stock by the Limited Partner to be "integrated" with any other distribution of REIT Stock by the Company for purposes of complying with the registration provisions of the Securities Act of 1933, as amended.

          D. Any Cash Amount to be paid to an Exchanging Partner shall be paid on the Specified Exchange Date; provided, however, that the Operating Partnership may elect to cause the Specified Exchange Date to be delayed for up to an additional 60 days to the extent required for the Company to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount by the Operating Partnership.

          E. The Exchange Right shall expire with respect to any OP Units for which an Exchange Notice has not been delivered to the Operating Partnership and the Company on or before December 31, 2046.

          F. Any exchange of OP Units pursuant to this Article 2 shall be deemed to have occurred as of the Specified Exchange Date for all purposes, including without limitation the payment of distributions or dividends in respect of OP Units or REIT Stock, as applicable. Any OP Units acquired by the Company pursuant to an exercise by any Limited Partner of an Exchange Right shall be deemed to be acquired by and reallocated or reissued to the Company. MSH GP, as general partner of the Operating Partnership, shall amend the Partnership Agreement to reflect each such exchange and reallocation or reissuance of OP Units and each corresponding recalculation of the OP Units of the Limited Partners. The number of OP Units to be reallocated or reissued to the Company shall equal the number of shares of REIT Stock issued to a Limited Partner upon exercise of an Exchange Right in accordance with the terms of this Agreement.

          G. Notwithstanding anything to the contrary contained in Section 2.1.A or Section 2.1.B, if the holder of Class D OP Units elects to exercise its right pursuant to Section 2.1.A or Section 2.1.B, then: (i) the General Partner shall pay to such holder, together with the payment of the Cash Amount, an amount equal to the Preferential Distribution attributable to such Class D OP Units as of the date such payment is made; and (ii) if the

Company has elected to cause REIT Stock to be delivered by the Company to such holder, the General Partner shall have the right to satisfy its obligation under clause (i) of this sentence by causing the Company to deliver to such holder a number of shares of REIT Stock equal to the amount of such Preferential Distribution divided by the Value on the Valuation Date of one share of REIT Stock (rounded down to the nearest whole number of REIT Stock if such quotient is not a whole number).


                                   ARTICLE 3
                                OTHER PROVISIONS

          Section 3.1.  Covenants of the Company.

          A. At all times during the pendency of the Exchange Right, the Company shall reserve for issuance such number of shares of REIT Stock as may be necessary to enable the Company to issue such shares in full payment of the REIT Stock Amount in regard to all OP Units held by Limited Partners which are from time to time outstanding.

          B. During the pendency of the Exchange Right, the Company shall deliver to Limited Partners in a timely manner all reports filed by the Company with the SEC to the extent the Company also transmits such reports to its stockholders and all other communications transmitted from time to time by the Company to its stockholders generally.

          C. The Company shall notify each Limited Partner, upon request, of the then current Exchange Factor and such notice will include a reasonable explanation of the Exchange Factor calculation to be applied at such time.

          Section 3.2.  Fractional Shares.

          No fractional shares of REIT Stock shall be issued upon exchange of OP Units. The number of full shares of REIT Stock which shall be issuable upon exchange of OP Units (or the cash equivalent amount thereof if the Cash Amount is paid) shall be computed on the basis of the aggregate amount of OP Units so surrendered. Instead of any fractional shares of REIT Stock which would otherwise be issuable upon exchange of any OP Units, the Operating Partnership shall pay a cash adjustment in respect of such fraction in an amount equal to the Cash Amount of an OP Unit multiplied by such fraction.

          Section 3.3. Investment Representations and Warranties. By delivering to the Company a Notice of Exchange, each Exchanging Partner will be deemed to represent and warrant to the Company and the Operating Partnership that such Exchanging Partner is aware of the Company's option to exchange such Exchanging Partner's OP Units for REIT Stock pursuant to Section 2.1. hereof and that:

     (a)  (i) Such Exchanging Partner has received and reviewed copies of all
reports and   other filings (the "SEC REPORTS"), including Annual Reports on
Form 10-K, Quarterly   Reports on Form 10-Q and Current Reports on Form 8-K,
made by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and understands
the risks of, and other considerations   relating to, an investment in REIT
Stock.

          (ii) Such Exchanging Partner, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in REIT Stock,

                 (A) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in REIT Stock,

                 (B) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests and

                 (C) is capable of bearing the economic risk of such investment.

          (iii) (A) Such Exchanging Partner is an "accredited investor" as defined in Rule 501 of the regulations promulgated under the Securities Act.

                 (B) If such Exchanging Partner has retained or retains a person to represent or advise it with respect to its investment in REIT Stock, such Exchanging Partner will advise the Company of such retention and, at the Company's request, such Exchanging Partner shall, prior to or at delivery of the REIT Stock hereunder,

                    (I) acknowledge in writing such representation and

                    (II) cause such representative or advisor to deliver a
               certificate to the Company containing such representations as may be reasonably requested by the Company.

     (b) (i) Such Exchanging Partner understands that an investment in the Company involves substantial risks.

          (ii) Such Exchanging Partner has been given the opportunity to make a thorough investigation of the activities of the Company and has been furnished with materials relating to the Company and its activities, including, without limitation, the SEC Reports.

          (iii) Such Exchanging Partner has relied and is making its investment decision based upon the SEC Reports and other written information provided to the Exchanging Partner by or on behalf of the Company and, as applicable, such Exchanging Partner's position as a director or executive officer of the Company.

     (c) (i) The REIT Stock to be issued to such Exchanging Partner hereunder will be acquired by such Exchanging Partner for its own account, for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

          (ii) Such Exchanging Partner was not formed for the specific purpose of acquiring an interest in the Company.

     (d)  (i) Such Exchanging Partner acknowledges that

               (A) the shares of REIT Stock to be issued to such Exchanging Partner hereunder have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, the certificates representing such shares of REIT Stock will bear a legend to such effect,

               (B) the Company's and the Operating Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Exchanging Partner contained herein,

               (C) the REIT Stock to be issued to such Exchanging Partner hereunder may not be resold or otherwise distributed unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available,

               (D) there may be no market for unregistered shares of REIT Stock, and

               (E) the Company has no obligation or intention to register such REIT Stock under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as may be provided in any Registration Rights Agreement with the Exchanging Partner (the "REGISTRATION RIGHTS AGREEMENT").

          (ii) Such Exchanging Partner acknowledges that because of the restrictions on transfer or assignment of such REIT Stock to be issued hereunder, such Exchanging Partner may have to bear the economic risk of its investment in REIT Stock issued hereunder for an indefinite period of time, although the holder of any such REIT Stock will be afforded certain rights to have such REIT Stock registered under the Securities Act and applicable state securities laws pursuant to the Registration Rights Agreement.

     (e) The address set forth under such Exchanging Partner's name in the Notice of Exchange is the address of the Exchanging Partner's principal place of business or, if a natural person, the address of the Exchanging Partner's residence, and such Exchanging Partner has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business or residence is situated.


                                   ARTICLE 4
                               GENERAL PROVISIONS

          Section 4.1.  Addresses and Notice.

          All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, (i) at the address listed on the records of the Operating Partnership, with respect to a Limited partner or Assignee, and (ii) at 1010 Wisconsin Avenue, N.W., Suite 650, Washington, D.C. 20007 Attn: President, with respect to the Operating Partnership or the Company.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mail; when answered back, if telexed; when receipt is acknowledged, if telecopies; or at the time delivered, if delivered by an air courier guaranteeing overnight delivery.

          Section 4.2.  Titles and Captions.

          All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

          Section 4.3.  Pronouns and Plurals.

          Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

          Section 4.4.  Further Action and Additional Restrictions.

          The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

          Section 4.5.  Binding Effect.

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns including subsequent Limited Partners or Assignees.

          Section 4.6.  Waiver.

          No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

          Section 4.7.  Counterparts.

          This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

          Section 4.8.  Applicable Law.

          This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

          Section 4.9.  Invalidity of Provisions.

          If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

          Section 4.10.  Entire Agreement.

          This Agreement contains the entire understanding and agreement among the Limited Partners, the Operating Partnership and the Company with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

          Section 4.11.  Amendment.

          This Agreement may be amended from time to time by a writing signed by all parties to this Agreement; provided, however, that an amendment to this Agreement as a result of an event contemplated by Article 11 of the Partnership Agreement shall require that this Agreement shall be amended in the same manner as the Partnership Agreement (in accordance with Section 14.1A thereof) may be amended as provided therein but excluding the interests of MSH LP.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                         THE COMPANY:

                         MERISTAR HOSPITALITY CORPORATION


                         By:  _______________________________
                              Name:
                              Title:

                         MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                         BY:  MHS GP, INC., its general partner


                              By:   _________________________
                                    Name:
                                    Title:

     Signature page to the Exchange Rights Agreement entered into by and among MeriStar Hospitality Corporation, MeriStar Hospitality Operating Partnership, L.P. the undersigned and the other parties thereto.

Address:                              Holder(s):

c/o ____________________
    __________________________
    __________________________        By:_________________________
    __________________________           Name:
                                         Title:

                                      By:_________________________
                                         Name:
                                         Title:

                                   Exhibit A

                      Limited Partners and Their Addresses



Address:                              Holder(s):

c/o
    __________________________
    __________________________        By:_________________________
    __________________________           Name:
                                         Title:

                                      By:_________________________
                                         Name:
                                         Title:

                                   Exhibit B

                               Notice of Exchange

     The undersigned Limited Partner hereby irrevocably (i) exchanges ___________ OP Units in MeriStar Hospitality Operating Partnership, L.P., in accordance with the terms of the Exchange Rights Agreement, dated as of_______, 1998, and the Exchange Right referred to therein; (ii) surrenders such OP Units and all right, title and interest therein; and (iii) directs that the Cash Amount or REIT Stock Amount (as determined by the Company) deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Stock is to be delivered, such REIT Stock will be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such OP Units, free and clear, other than any encumbrance arising pursuant to the Partnership Agreement, of the rights or interests of any other person or entity; (b) has the full right, power, and authority to exchange and surrender such OP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, (other than consent or approval that may be required of the Company or the Operating Partnership) having the right to consent or approve such exchange and surrender on the part of the undersigned.

     The undersigned hereby makes the representations and warranties contained in Section 3.3 of the Exchange Rights Agreement as if such representations and warranties had been set forth in full in this Notice of Exchange.

Dated:  __________________________

Name of Limited Partner:      ___________________________________________
                              Please Print

                              ___________________________________________
                              (Signature of Limited Partner)

                              ___________________________________________
                              (Street Address)

                              ___________________________________________
                              (City) (State)              (Zip Code)

                              Signature Guaranteed by:

                              ___________________________________________

If REIT Stock is to be issued, issue to:

Name:  ________________________________

Please insert social security or identifying number:  ______________

                                                                       Exhibit C
                                                                       ---------



                            FORM OF VOTING AGREEMENT

          VOTING AGREEMENT, dated as of March __, 1998 (this "Agreement"), between PAUL W. WHETSELL (the "CapStar Stockholder") and STEVEN D. JORNS (the "AGH Stockholder").

          WHEREAS, CapStar Hotel Company, a Delaware corporation ("CapStar"), and American General Hospitality Corporation, a Maryland corporation ("AGH"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), which provides for, among other things, the merger of CapStar with and into AGH (the "Merger");

          WHEREAS, the CapStar Stockholder is the President, Chief Executive Officer and Chairman of the Board of CapStar, and the AGH Stockholder is the President, Chief Executive Officer and Chairman of the Board of AGH;

          WHEREAS, as of the date hereof, (i) the CapStar Stockholder owns of record and Beneficially Owns the number of shares of common stock, par value $.01 per share, of CapStar (the "CapStar Common Stock"), set forth in Section 3.3, and (ii) the AGH Stockholder owns of record and Beneficially Owns the number of shares of common stock, par value $.01 per share, of AGH (the "AGH Common Stock"), set forth in Section 4.3; and

          WHEREAS, in order to induce CapStar and AGH to enter into the Merger Agreement, the CapStar Stockholder and the AGH Stockholder have agreed to enter into this Agreement with respect to all the shares of CapStar Common Stock and AGH Common Stock now owned of record or Beneficially Owned and which may hereafter be acquired by the CapStar Stockholder (the "CapStar Shares") and the AGH Stockholder (the "AGH Shares"), respectively.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

          Section 1.1  General.  Capitalized terms used and not defined herein
                       -------
have the respective meanings ascribed to them in the Merger Agreement.

          Section 1.2  Beneficial Ownership.  For purposes of this Agreement,
                       --------------------
"Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act.

                                   ARTICLE II

                                VOTING AGREEMENT

          Section 2.1  CapStar Stockholder Voting Agreement.  The CapStar
                       ------------------------------------
Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of CapStar, however called, and in any action by consent of the stockholders of CapStar, the CapStar Stockholder shall vote (or cause to be voted) the CapStar Shares held of record or Beneficially Owned by the CapStar Stockholder: (a) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and (b) against any proposal for any recapitalization, merger, sale of assets or other business combination between CapStar and any Person (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of CapStar under the Merger Agreement or which could result in any of the conditions to CapStar's obligations under the Merger Agreement not being fulfilled. The CapStar Stockholder acknowledges receipt and review of a copy of the Merger Agreement as in effect on the date hereof.

          Section 2.2    AGH Stockholder Voting Agreement.  The AGH Stockholder
                         --------------------------------
hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of AGH, however called, and in any action by consent of the stockholders of AGH, the AGH Stockholder shall vote (or cause to be voted) the AGH Shares held of record or Beneficially Owned by the AGH Stockholder: (a) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and (b) against any proposal for any recapitalization, merger, sale of assets or other business combination between AGH and any Person (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of AGH under the Merger Agreement or which could result in any of the conditions to AGH's obligations under the Merger Agreement not being fulfilled. The AGH Stockholder acknowledges receipt and review of a copy of the Merger Agreement as in effect on the date hereof.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           OF THE CAPSTAR STOCKHOLDER

          The CapStar Stockholder hereby represents and warrants to the AGH Stockholder as follows:

          Section 3.1  Authority Relative to This Agreement.  The CapStar
                       ------------------------------------
Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the CapStar Stockholder and, assuming the due authorization, execution and delivery by the AGH Stockholder, constitutes a legal, valid and binding obligation of the CapStar Stockholder, enforceable against the CapStar Stockholder in accordance with its terms except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

          Section 3.2  No Conflict.
                       -----------

          (a) The execution and delivery of this Agreement by the CapStar Stockholder do not, and the performance of this Agreement by the CapStar Stockholder shall not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the CapStar Stockholder or by which the CapStar Shares are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the CapStar Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the CapStar Stockholder is a party or by which the CapStar Stockholder or the CapStar Shares are bound or affected, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the CapStar Stockholder of its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by the CapStar Stockholder do not, and the performance of this Agreement by the CapStar Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Exchange Act of 1934, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the CapStar Stockholder of its obligations under this Agreement.

          Section 3.3  Title to the Shares.  As of the date hereof, the CapStar
                       -------------------
Stockholder is the record and Beneficial Owner of 694,407 shares of CapStar Common Stock. The parties hereto acknowledge that such number of shares of CapStar Common Stock Beneficially Owned by the CapStar Stockholder includes 250,000 options to purchase shares of CapStar Common Stock. If such options are not exercised by the CapStar Stockholder, then he would not be entitled to vote such shares of CapStar Common Stock. Such shares are all the securities of CapStar owned, either of record or Beneficially, by the CapStar Stockholder. Except with respect to any CapStar Shares that may be pledged as margin securities, (a) the CapStar Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2.1 hereof, sole power of disposition, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the CapStar Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement, and (b) the CapStar Shares are owned free and clear of all security interests, Liens, claims, pledges, options, rights of first refusal, agreement, limitations on the CapStar Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. The CapStar Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the CapStar Shares.

          Section 3.4  Reliance by AGH and CapStar.  The CapStar Stockholder
                       ---------------------------
understands and acknowledges that AGH and CapStar are entering into the Merger Agreement in reliance upon the CapStar Stockholder's execution and delivery of this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             OF THE AGH STOCKHOLDER

          The AGH Stockholder hereby represents and warrants to the CapStar Stockholder as follows:

          Section 4.1  Authority Relative to This Agreement.  The AGH
                       ------------------------------------
Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the AGH Stockholder and, assuming the due authorization, execution and delivery by the CapStar Stockholder, constitutes a legal, valid and binding obligation of the AGH Stockholder, enforceable against the AGH Stockholder in accordance with its terms except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

          Section 4.2  No Conflict.
                       -----------

          (a) The execution and delivery of this Agreement by the AGH Stockholder do not, and the performance of this Agreement by the AGH Stockholder shall not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the AGH Stockholder or by which the AGH Shares are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the AGH Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the AGH Stockholder is a party or by which the AGH Stockholder or the AGH Shares are bound or affected, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the AGH Stockholder of its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by the AGH Stockholder do not, and the performance of this Agreement by the AGH Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the AGH Stockholder of its obligations under this Agreement.

          Section 4.3  Title to the Shares.  As of the date hereof, the AGH
                       -------------------
Stockholder is the record and Beneficial owner of 275,467 shares of AGH Common Stock. The parties hereto acknowledge that such number of shares of AGH Common Stock Beneficially Owned by the AGH Stockholder includes 128,780 options to purchase shares of AGH Common Stock and 93,520 units of limited partnership interests which may be exchanged into shares of AGH Common Stock. If such options or partnership interests, as the case may be, are not exercised or converted, respectively, by the AGH Stockholder, then he would not be entitled to vote such shares of AGH Common Stock. Such shares are all the securities of AGH owned, either of record or Beneficially, by the AGH Stockholder. The AGH Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2.2 hereof, sole power of disposition, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the AGH Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. The AGH Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreement, limitations on the AGH Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. The AGH Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the AGH Shares.

          Section 4.4  Reliance by AGH and CapStar.  The AGH Stockholder
                       ---------------------------
understands and acknowledges that AGH and CapStar are entering into the Merger Agreement in reliance upon the AGH Stockholder's execution and delivery of this Agreement.

                                   ARTICLE V

                            COVENANTS OF THE CAPSTAR
                     STOCKHOLDER AND OF THE AGH STOCKHOLDER

          Section 5.1  No Inconsistent Agreement.  Each of the CapStar
                       -------------------------
Stockholder and the AGH Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, and the Merger Agreement, he shall not, nor shall he permit any entity under his control to, enter into any voting agreement or grant a proxy or power of attorney with respect to the CapStar Shares or the AGH Shares, as the case may be, which is inconsistent with this Agreement.

          Section 5.2  Transfer of Title.  Each of the CapStar Stockholder and
                       -----------------
the AGH Stockholder hereby covenants and agrees that he shall not transfer record or Beneficial Ownership of any of the CapStar Shares or the AGH Shares, as the case may be, unless the transferee of such shares agrees in writing to be bound by the terms and conditions of this Agreement.

                                   ARTICLE VI

                                 MISCELLANEOUS

          Section 6.1  Termination.  This Agreement shall terminate upon the
                       -----------
termination of the Merger Agreement.

          Section 6.2  Action in Stockholder Capacity Only.  Each of the CapStar
                       -----------------------------------
Stockholder and AGH Stockholder make no agreement or understanding herein as director or officer of CapStar and AGH, respectively, but instead sign solely in his capacity as a record holder and Beneficial Owner of CapStar Common Stock and AGH Common Stock, respectively. Nothing herein shall limit or affect any actions taken by the CapStar Stockholder or AGH Stockholder as an officer or director of CapStar and AGH, respectively.

          Section 6.3  Entire Agreement.  This Agreement constitutes the entire
                       ----------------
agreement between the CapStar Stockholder and the AGH Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between CapStar Stockholder and the AGH Stockholder with respect to the subject matter hereof.

          Section 6.4  Amendment.  This Agreement may not be amended except by
                       ---------
an instrument in writing signed by the parties hereto.

          Section 6.5  Severability.  If any term or other provision of this
                       ------------
Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

          Section 6.6  Specific Performance.  The parties hereto agree that if
                       --------------------
for any reason the CapStar Stockholder or the AGH Stockholder shall fail to perform any of his agreements or obligations under this Agreement the other party would suffer irreparable harm or injury for which money damages would not be an adequate remedy. Accordingly, the CapStar Stockholder and the AGH Stockholder hereby agree that, in seeking to enforce this Agreement against the other party hereto, the CapStar Stockholder or the AGH Stockholder, as the case may be, shall be entitled to specific performance and injunctive and other equitable relief. The provisions of this Section 6.6 are without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against the CapStar Stockholder or AGH Stockholder, as the case may be, for any failure to perform any of his agreements or obligations under this Agreement.

          Section 6.7  Successors and Assigns.  The provisions of this Agreement
                       ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns.

          Section 6.8  Third Party Beneficiaries.  Nothing in this Agreement is
                       -------------------------
intended to confer on any third party any rights or remedies of any nature whatsoever under or by reason of this Agreement, except that the parties hereby expressly agree that CapStar shall be a third party beneficiary, and entitled to enforce the rights and remedies, of CapStar Stockholder hereunder and AGH shall be a third party beneficiary, and entitled to enforce the rights and remedies, of AGH Stockholder hereunder.

          Section 6.9  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 6.1  Governing Law.  This Agreement shall be governed by, and
                       -------------
construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

          IN WITNESS WHEREOF, the CapStar Stockholder and the AGH Stockholder have caused this Agreement to be duly executed on the date hereof.



                                                   -----------------------------
                                                   PAUL W. WHETSELL

                                                   -----------------------------
                                                   STEVEN D. JORNS

                                                                       Exhibit D
                                                                       ---------


                                    FORM OF
                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of ________, 1998 (this "Agreement"), between CAPSTAR HOTEL OP, L.P., a Delaware limited partnership (the "CapStar Partnership"), and AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Operating Partnership").

                                  WITNESSETH:

     WHEREAS, the Operating Partnership desires to acquire the properties and other assets, and to assume all of the liabilities and obligations, of the CapStar Partnership by means of a merger of the CapStar Partnership with and into the Operating Partnership;

     WHEREAS, Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, 6 Del.C. (S)17-101, et seq. (the "Delaware RULPA"), authorizes the merger of a Delaware limited partnership with and into another Delaware limited partnership;

     WHEREAS, the CapStar Partnership and the Operating Partnership now desire to merge (the "Merger"), following which the Operating Partnership shall be the surviving limited partnership;

     WHEREAS, CapStar Hotel Company, in its capacity as the general partner of the CapStar Partnership (the "CapStar Partnership GP"), and the requisite number of the limited partners of the CapStar Partnership, have approved this Agreement and the consummation of the Merger;

     WHEREAS, AGH GP, Inc., in its capacity as the general partner of the Operating Partnership (the "Operating Partnership GP"), and the requisite number of the limited partners of the Operating Partnership, have approved this Agreement and the consummation of the Merger;

     NOW THEREFORE, the parties hereto, intending to he legally bound, hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

          SECTION 1.01    The Merger.

          (a) On the date hereof, the Operating Partnership, which shall be the surviving limited partnership, shall merge with the CapStar Partnership and shall file a certificate of merger substantially in the form of Exhibit 1 hereto (the "Certificate of Merger") with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective at such time as is specified in the Certificate of Merger (the "Effective Time").

          (b) At the Effective Time, the CapStar Partnership shall be merged with and into the Operating Partnership, whereupon the separate existence of the CapStar Partnership shall cease, and the Operating Partnership shall be the surviving limited partnership of the Merger (the "Surviving Partnership") in accordance with Section 17-211 of the Delaware RULPA.

          SECTION 1.02    Exchange of Interests.  At the Effective Time:

          (a) Each unit of partnership interest in the CapStar Partnership held by the CapStar Partnership GP shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become 1.0 common unit of limited partnership interest in the Surviving Partnership;

          (b) Each common unit of limited partnership interest in the CapStar Partnership held by a limited partner in the CapStar Partnership other than the CapStar Partnership GP shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become 1.0 Class B unit of limited partnership in the Surviving Partnership;

          (c) Each preferred unit of limited partnership interest in the CapStar Partnership shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become 1.0 Class D unit of limited partnership interest in the Surviving Partnership, with the rights, privileges and preferences set forth on Exhibit 2 hereof (the "Class D Certificate of Designation");

          (d) Each unit of limited partnership interest in the Operating Partnership outstanding immediately prior to the Effective Time that is classified as a general partner unit shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become .8475 units of partnership interest in the Surviving Partnership;

          (e) Each unit of limited partnership interest in the Operating Partnership shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become .8475 units of limited partnership interest in the Surviving Partnership;

          (f) Each Class B unit of limited partnership interest in the Operating Partnership shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become .8475 Class B units of partnership interest in the Surviving Partnership; and

          (g) Each Class C unit of limited partnership interest in the Operating Partnership shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become .8475 Class C units of limited partnership interest in the Surviving Partnership.


                                   ARTICLE II

                           THE SURVIVING PARTNERSHIP

          SECTION 2.01 Partnership Agreement. The partnership agreement of the Operating Partnership in effect at the Effective Time and as amended at the Effective Time to include the Class D Certificate of Designation shall be the partnership agreement of the Surviving Partnership unless and until amended in accordance with its terms and applicable law. The name of the Surviving Partnership shall be "MeriStar Hospitality Operating Partnership."

                                  ARTICLE III

                       TRANSFER AND CONVEYANCE OF ASSETS
                         AND ASSUMPTION OF LIABILITIES

          SECTION 3.01 Transfer, Conveyance and Assumption. At the Effective Time, the Operating Partnership shall continue in existence as the Surviving Partnership, and without further transfer, succeed to and possess all of the rights, privileges and powers of the CapStar Partnership, and all of the assets and property of whatever kind and character of the CapStar Partnership shall vest in the Operating Partnership without further act or deed; thereafter, the Operating Partnership, as the Surviving Partnership, shall be liable for all of the liabilities and obligations of the CapStar Partnership, and any claim or judgment against the CapStar Partnership may be enforced against the Operating Partnership, as the Surviving Partnership, in accordance with Section 17-211 of the Delaware RULPA.

          SECTION 3.02 Further Assurances. If at any time the Operating Partnership shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Operating Partnership the title to any property, or right of the CapStar Partnership, or otherwise to carry out the provisions hereof, the proper representatives of the CapStar Partnership as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property, or right in the Surviving Partnership, and otherwise to carry out the provisions hereof.

                                   ARTICLE IV

                                 MISCELLANEOUS

          SECTION 4.01 General Partner Authorization. The general partner of the Surviving Partnership shall be authorized, at such time in its sole discretion as it deems appropriate to execute, acknowledge, verify, deliver, file and record, for and in the name of the Operating Partnership and, to the extent necessary, the Operating Partnership GP, the limited partners of the Operating Partnership, the CapStar Partnership GP and the limited partners of the CapStar Partnership, any and all documents and instruments including, without limitation, the partnership agreement of the Surviving Partnership and the Certificate of Merger, and shall do and perform any and all acts required by applicable law which the general partner of the Surviving Partnership deems necessary or advisable, in order to effectuate the Merger.

          SECTION 4.02 No Waivers. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 4.03 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

          SECTION 4.04 Counterparts, Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.


Attest:                       AMERICAN GENERAL HOSPITALITY OPERATING
                              PARTNERSHIP, L.P.

                              By:   AGH GP, Inc.,
________________________            its general partner
     Secretary
                              By:____________________________________
                                    Name:
                                    Title:

Attest:                       CAPSTAR HOTEL OP, L.P.

                              By:____________________________________,
________________________            its general partner
     Secretary
                              By:____________________________________
                                    Name:
                                    Title:

                                                                       Exhibit 1


                             CERTIFICATE OF MERGER
                                       OF
                             CAPSTAR HOTEL OP, L.P.
                                      INTO
                          AMERICAN GENERAL HOSPITALITY
                          OPERATING PARTNERSHIP, L.P.
                         DATED:  _______________, 1998


     The undersigned limited partnership formed and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. (S)17- 101, et seq. (the "Act"),

     DOES HEREBY CERTIFY:

     FIRST:    The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

                                         Jurisdiction of
     Name                           Formation or Organization
     ----                           -------------------------

     CapStar Hotel OP, L.P.                   Delaware

     American General Hospitality
     Operating Partnership, L.P.              Delaware

     SECOND:   An Agreement and Plan of Merger has been approved and executed by
CapStar Hotel OP, L.P. and American General Hospitality Operating Partnership, L.P.

     THIRD:    The name of the surviving Delaware limited partnership is
"MeriStar Hospitality Operating Partnership, L.P."

     FOURTH:   The merger of CapStar Hotel OP, L.P. into American General
Hospitality Operating Partnership, L.P. shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     FIFTH:    The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving limited partnership. The address of the principal place of business of the surviving limited partnership is 1010 Wisconsin Avenue, NW, Suite 650, Washington, D.C. 20007.

     SIXTH:    A copy of the Agreement and Plan of Merger will be furnished by the surviving limited partnership, on request and without cost, to any partner of CapStar Hotel OP, L.P. and to any partner of American General Hospitality Operating Partnership, L.P.

                              AMERICAN GENERAL HOSPITALITY OPERATING
                              PARTNERSHIP, L.P.

                              By:   AGH GP, Inc., its general partner


                              By:_____________________________________
                                 Name:
                                 Title:

                                                                       Exhibit 2


                           CERTIFICATE OF DESIGNATION

                                     OF THE

                                CLASS D OP UNITS

                                       OF

                              MERISTAR HOSPITALITY
                          OPERATING PARTNERSHIP, L.P.


          MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), does hereby certify that, pursuant to the authority conferred on its general partner, MSH GP, Inc., a Nevada corporation (the "General Partner") by the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time (the "Agreement"), the General Partner hereby adopts the following for the Partnership:

          "RESOLVED, that pursuant to the authority vested in this General Partner in accordance with Article 4 of the Agreement:

1. A series of Class D limited partnership interests of the Partnership, to be known as "Class D OP Units" be, and it hereby is, created, classified, authorized and the issuance thereof provided for, and that the designation and number of units, and relative rights, preferences and limitations thereof, shall be as set forth herein;

2.   DESIGNATION, AMOUNT AND RIGHTS.

     a. CLASS D OP UNITS. The units of this series of limited partnership interests shall be designated as "Class D OP Units," and the number of units of limited partnership interest constituting such series shall be that number of Class D OP Units issued pursuant to Section 4.3 of the Agreement. The number of Class D OP Units outstanding and the Percentage Interests in the Partnership represented by such Class D OP Units shall be as set forth in Exhibit A to the Agreement, as such Exhibit may be amended from time to time. Except as otherwise provided herein, all holders of Class D OP Units shall have the identical rights, preferences and obligations as a holder of OP Units. The ownership of Class D Units shall be evidenced by such form of certificate as the General Partner adopts from time to time unless the General Partner determines that the Class D OP Units shall be uncertificated securities.

3.   DISTRIBUTIONS.   The holders of the Class D OP Units are entitled to
     receive, except to the extent the General Partner, by resolution of its Board of Directors, determines that the Partnership does not have cash available for distribution, with respect to each Class D OP Unit, a preferential distribution (a "Preferential Distribution") equal to the excess, if any, of (x) a preferred distribution right at the rate of 6.5% per annum, compounded quarterly to the extent not distributed (the "Preferred Return"), with respect to an amount equal to $______/*/ (the "Preferred Capital") per class D OP Unit over (y) the aggregate of all amounts previously distributed to such Class D OP Unit pursuant to Section
     5.1 of the Agreement. While any Class D OP Units are issued and outstanding, the General Partner shall not pay any quarterly distribution in accordance with Section 5.1 of the Agreement with respect to any class of OP Unit that is junior in rank with regard to the payment of distributions pursuant to Section 5.1 of the Agreement prior to the declaration and payment of the Preferential Distribution with regard to any issued and outstanding Class D OP Unit.




4. MANDATORY REDEMPTION.

  a. Except as otherwise provided in the last sentence of this Section 4(a), the Partnership shall have the right ("Mandatory Redemption Right") at any time on or after April 1, 2000, to redeem all or any portion of the Class D OP Units at a redemption price equal to $______* per Class D OP Unit; provided, however, that any such redemption shall be effected on a pro rata basis among all of the holders of Class D OP Units. The Mandatory Redemption Right shall be exercised pursuant to a notice (the "Mandatory Redemption Notice") delivered by the Partnership to the holders of Class D OP Units whose Class D OP Units are being redeemed. If the Mandatory Redemption Notice is given to a holder of Class D OP Units, then the redemption of such holder's Class D OP Units shall take place on the tenth Business Day (as defined in the Exchange Rights Agreement, dated _________, 1998, among MeriStar Hospitality Corporation ("MHC"), the Partnership and the Persons set forth therein (the "Exchange Agreement")) after the giving of such notice. On such tenth Business Day, the Partnership shall pay to such holder of Class D OP Units the redemption price herein above provided for, and such holder of Class D OP Units shall deliver to the Partnership such instruments of transfer as the Partnership shall reasonably require, assigning to the Partnership the Class D OP Units being redeemed, free and clear of all liens and encumbrances. Such holder of Class D OP Units shall pay any state or local property tax payable in connection with such transfer. Notwithstanding anything to the contrary contained in the foregoing, if, within 5 Business Days after the giving of the Mandatory Redemption Notice, any holder of Class D OP Units gives the Notice of Exchange (as defined in the

_______________________
/*/ To be computed based upon the determination of the value of the spin-off of OPCO.

     Exchange Agreement) with respect to the Class D OP Units specified in such Mandatory Redemption Notice, then such Mandatory Redemption Notice shall be deemed null and void and the provisions of Article 2 of the Exchange Rights Agreement shall apply with respect to such Class D OP Units.

  b. (i) Notwithstanding anything to the contrary contained in Section 4(a), the General Partner shall have the right to cause MHC to purchase all or any portion of the Class D OP Units in lieu of the Partnership's exercise of its Mandatory Redemption Right. Any such purchase by MHC of the Class D OP Units shall be on the terms and conditions set forth in Section 4(a), with MHC performing the obligations of the Partnership under such section; provided, however, that the General Partner shall have the right (the "Share Exchange Right"), in lieu of causing MHC to pay to the holder of Class D OP Units in question the redemption price provided for in Section 4(a), to cause MHC to deliver to such holder of Class D OP Units a number of shares of common stock, par value $.01 per share of MHC (the "MHC Shares") equal to (i) the number of Class D OP Units being purchased, multiplied by (ii) $_______*, divided by (iii) the Value (as defined in the Exchange Rights Agreement) per MHC Share on the Valuation Date (as defined in the Exchange Rights Agreement) (which amount shall be rounded down to the nearest whole number if it is not a whole number). The Share Exchange Right shall be exercised by notice included in the Mandatory Redemption Notice. For purposes of this Section 4, the term "Valuation Date" shall mean the date on which the Mandatory Redemption Notice is delivered to the holder in question or, if such date is not a Business Day, the first Business Day thereafter. If MHC purchases Class D OP Units pursuant to this Section 4(b), MHC shall contribute such Class D OP Units to the General Partner, and the General Partner shall thereafter be treated for all purposes as the owner of such Class D OP Units.

     (ii) Notwithstanding anything to the contrary contained in clause (i) of this Section 4(b), if the General Partner shall exercise the Share Exchange Right with respect to a holder of Class D OP Units on or after April 1, 2000, such holder of Class D OP Units shall have the right, by notice given to the General Partner within five Business Days after the giving of the Mandatory Redemption Notice, to receive cash for its Class D OP Units in lieu of accepting delivery of MHC Shares therefor. If any holder of Class D OP Units shall exercise such right, then the Partnership or MHC shall pay to such holder of Class D OP Units the redemption price for the Class D OP Units being redeemed as provided in Section 4(a) or clause (i) of this Section 4(b), as applicable. In addition to the foregoing, if the General Partner shall exercise the Mandatory Redemption Right on or after April 1, 2000 and shall not exercise the Share Exchange Right as to a holder of Class D OP Units, such holder shall have the right, by notice given to the General Partner within five Business Days after the giving of the Mandatory Redemption Notice, to require the General Partner to cause MHC to deliver MHC Shares to such holder in exchange for such holder's Class D OP Units. If any holder of Class D OP Units shall exercise such right, then the General Partner shall cause MHC so to deliver such MHC Shares on the terms and conditions set forth in clause (i) of this Section 4(b).

  c. If the Mandatory Redemption Right is exercised or MHC purchases Class D OP Units pursuant to Section 4(b), then the Partnership or MHC, as the case may be, shall be required to pay (or cause to be paid) to the holder of Class D OP Units in question, in addition to the payment or the delivery of MHC Shares herein above provided for, an amount equal to the Preferential Distribution (as of the date such payment is made) attributable to the Class D OP Units being so redeemed or purchased; provided, however, that if the General Partner has elected to cause MHC to purchase Class D OP Units by delivery of MHC Shares and a holder of Class D OP Units has not elected, pursuant to Section 4(b), to receive cash in lieu of such MHC Shares, or if a holder of Class D OP Units has elected pursuant to Section 4(b) to receive MHC Shares in exchange for its Class D OP Units, the General Partner shall have the right, in lieu of paying an amount equal to such Preferential Distribution, to cause MHC to deliver to such holder a whole number of MHC Shares equal to the amount of such Preferential Distribution (as of the date such payment is made) DIVIDED BY the Value on the Valuation Date of one MHC Share (rounded down to the nearest whole number of MHC Shares if such quotient is not a whole number).

  d. Notwithstanding the foregoing, in no event shall the Mandatory Redemption Right be exercisable with respect to any Class D OP Unit as to which a Notice of Exchange has been given as provided in Article 2 of the Exchange Rights Agreement.

5. REDEMPTION. In addition to the right of redemption provided for in Article 2 of the Exchange Rights Agreement, the holders of Class D OP Units shall have the right, on one occasion only on or after April 1, 2004, to require the Partnership to redeem all of their Class D OP Units then outstanding at a redemption price equal to $________* per Class D OP Unit. If such right is exercised, then, for purposes of this Agreement but subject to the further provisions of this Section 5, (i) such exercise shall be deemed to constitute, as to each holder of Class D OP Units the exercise of the Exchange Right, (ii) each such holder of Class C OP Units shall be deemed an Exchanging Partner, and (iii) such redemption shall, except as provided above and except as hereinafter provided, be treated in the same manner as a redemption pursuant to Section 2.1 of the Exchange Rights Agreement; provided that (A) the Notice of Exchange shall be signed by all such holders of Class D OP Units, (B) each Notice of Exchange shall state specifically that it is being give under this Section 5 and (C) such holders of Class D OP Units shall be entitled to elect (which election shall be indicated in the Notice of

   Exchange) whether to be paid the Cash Amount (which term, for purposes of this Section 5, shall mean the redemption price provided for above) or to receive MHC Shares in exchange for their Class D OP Units (the number of MHC Shares so to be delivered to such holders of Class D OP Units to be computed in accordance with Section 5(b) hereof). In the event such holders of Class D OP Units elect to receive MHC Shares in exchange for their Class D OP Units, the provisions of Section 2.1.B of the Exchange Rights Agreement shall apply (except that references therein to the General Partner's election to deliver MHC Shares to the Exchanging Partners shall instead be deemed references to the election of the holders of Class D OP Units to receive MHC Shares).

6. VOTING RIGHTS. The holders of the Class D OP Units shall be entitled to one vote per Class D OP Unit and, except as required by law, shall vote together with the holders of the OP Units and not as a separate class or group.

7. MISCELLANEOUS.

  a. Unless otherwise defined herein, all defined terms used herein shall have such meaning ascribed such term in the Agreement.

          IN WITNESS WHEREOF, the General Partner has caused this Certificate of Designation to be duly signed by the undersigned, this __th day of _________, 1998.

                              MSH GP, INC.


                              By:______________________________________
                                 Name:
                                 Title:

                                                                       Exhibit E
                                                                       ---------



                          Form of Affiliate Agreement
                          ---------------------------


MeriStar Hospitality Corporation
1010 Wisconsin Avenue, N.W.
Suite 650
Washington, D.C.  20007

Ladies and Gentlemen:

     The undersigned is a holder of shares of Common Stock, par value $.01 per share (the "Company Common Stock"), of CapStar Hotel Company, a Delaware corporation (the "Company" or "CapStar"). The undersigned may receive shares of Common Stock, par value $.01 per share (the "MSH Common Stock"), of MeriStar Hospitality Corporation, a Maryland corporation ("MSH"), in connection with the merger of CapStar, with and into MSH, with MSH continuing as the surviving corporation (the "Merger").

     The undersigned acknowledges that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes. The undersigned further acknowledges that the undersigned may be deemed an "affiliate" of the Company as the term "affiliate" is defined for purposes of paragraphs (c) and
(d) of Rule 145 ("Rule 145") of the rules and regulations under the Securities Act of 1933, as amended (the "Act"). Execution of this Agreement by the undersigned should not be construed as an admission of "affiliate" status or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this Agreement.

     If in fact the undersigned were an affiliate of the Company under the Act, the undersigned's ability to sell, transfer or otherwise dispose of any MSH Common Stock received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities under Rules 144 and 145(d) promulgated under the Act.

     A. The undersigned hereby represents to and covenants with MSH that the undersigned will not sell, transfer or otherwise dispose of any MSH Common Stock received by the undersigned in exchange for shares of CapStar Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a sale made in conformity with the provisions of Rule 145 (and otherwise in accordance with Rule 144 under the Act if the undersigned is an affiliate of MSH and if so required at the time) or (iii) in a transaction which, in the opinion of counsel reasonably satisfactory to MSH or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission (the "Commission"), is not required to be registered under the Act.

     B. The undersigned understands that MSH is under no obligation to register the sale, transfer or other disposition of MSH Common Stock by the undersigned or on behalf of the undersigned under the Act (except pursuant to any registration rights agreement to which the undersigned is a party) or, except as provided in paragraph F.1 below, to take any other action necessary in order to make compliance with an exemption from such registration available.

     C. The undersigned also understands that stop transfer instructions will be given to MSH's transfer agent with respect to the MSH Common Stock issued to the undersigned and that there will be placed on the certificates for the MSH Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED MARCH 15, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND MERISTAR HOSPITALITY CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF MERISTAR HOSPITALITY CORPORATION."

     D. The undersigned also understands that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, MSH reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     E. In the event of a sale of MSH Common Stock pursuant to Rule 145, the undersigned will supply MSH with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as MSH may otherwise reasonably request. The undersigned understands that MSH may instruct its transfer agent to withhold the transfer of any MSH Common Stock disposed of by the undersigned in a manner inconsistent with this letter.

     F. By MSH's acceptance of this Agreement, MSH hereby agrees with the undersigned as follows:

          1. For so long as to the extent necessary to permit the undersigned to sell the MSH Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, MSH shall (a) use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and (ii) furnish to the undersigned upon request a written statement as to whether MSH has complied with such reporting requirements during the 12 months preceding any proposed sale of MSH Common Stock by the undersigned under Rule 145 and Rule 144. MSH has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

          2. It is understood and agreed that the legends set forth in paragraphs C and D above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) MSH has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to MSH, or a "no action" letter obtained from the staff of the Commission, to the effect that such legends are not required for purposes of the Act, or (ii) in the event of a sale of MSH Common Stock received by the undersigned in the Merger which has been registered under the Act or made in conformity with the provisions of Rule 145.

     G.   The undersigned represents, warrants and covenants as follows:

          1. The undersigned has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform the undersigned's obligations hereunder.

          2. The signature page hereto sets forth all shares of Company Common Stock owned by the undersigned, including all Company Common Stock as to which the undersigned has sole or shared voting or investment power and all rights, options and warrants to acquire Company Common Stock.

     H. This letter agreement shall be terminated and shall be of no further force and effect upon the termination of the Merger Agreement.

     The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of MSH Common Stock received by the undersigned in the Merger.

                                   Very truly yours,


                                   By:_____________________________
                                                 Name

                                   Shares Owned:
                                   Options owned:



Accepted this ____ day of
__________ 1998, by


MERISTAR HOSPITALITY CORPORATION


By:  _____________________
     Name:
     Title:

                                                                       Exhibit F
                                                                       ---------

                        FORM OF CONTRIBUTION, ASSUMPTION
                            AND INDEMNITY AGREEMENT

     This Contribution, Assumption and Indemnity Agreement (this "Agreement"), dated as of ____________, 1998, is made by and between CapStar Hotel Company, a Delaware corporation ("CapStar"), and CMC Operating Company, a Delaware corporation and a wholly owned subsidiary of CapStar ("OPCO").

     WHEREAS, CapStar and American General Hospitality Corporation, a Maryland corporation ("AGH"), and certain other parties are parties to that certain Agreement and Plan of Merger, dated as of March 15, 1998, pursuant to which, among other things, CapStar has agreed to contribute to OPCO all of its right and title in and to its general partnership interest (the "Interest") in CMC Management, L.P., a Delaware limited partnership that owns the leasehold related and certain other assets set forth on Schedule A ("CMC Management OP"), as a step in a series of transactions which will result in the "spin-off" of all of the capital stock of OPCO to the shareholders of CapStar immediately prior to the effective time (the "Effective Time") of the merger of CapStar with and into AGH;

     WHEREAS, the assets set forth on Schedule A comprise all of the management and substantially all of the leasehold related assets previously owned by CapStar Management Company, L.P. and CapStar Management Company II, L.P.; and

     WHEREAS, CapStar wishes to contribute the Interest to OPCO, and, in consideration therefor, OPCO wishes to assume all liabilities relating thereto and to issue a certain number of shares of its capital stock to CapStar.

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto hereby agree as follows:


                                   ARTICLE I

                          CONTRIBUTION AND ASSUMPTION
                          ---------------------------

     Section 1.1    Contribution of Assets.
                    ----------------------

          (a) Subject to the terms and conditions of this Agreement, CapStar hereby contributes, grants, conveys, assigns, transfers and delivers to OPCO all of CapStar's right, title and interest in and to the Interest and all rights in and to the assets and business of CMC Management OP represented by such Interest (collectively, the "Contributed Assets").

          (b) CapStar hereby retains and does not contribute to OPCO all rights, properties and assets of CapStar other than the Contributed Assets (collectively, the "Retained Assets").


     Section 1.2    Assumption of Liabilities.
                    -------------------------

          (a) Subject to the terms and conditions of this Agreement, OPCO, in partial consideration for the contribution described in Section 1.1(a), hereby unconditionally assumes and undertakes to pay, honor, perform, satisfy and discharge when due all of the liabilities, obligations, debts and commitments (whether fixed or contingent, matured or unmatured, due or to become due, arising before or after the Effective Time, under law, contract or otherwise) arising out of or otherwise related to its ownership of the Interest, the Contributed Assets and the operation of the business conducted by CMC Management OP (collectively, the "Assumed Liabilities").

          (b) Subject to the terms and conditions of this Agreement, CapStar hereby retains, and OPCO does not assume and will have no liability with respect to, any liabilities, obligations, debts or commitments of CapStar other than the Assumed Liabilities (collectively, the "Retained Liabilities").

     Section 1.3    Issuance of OPCO Stock.  In partial consideration for
                    ----------------------
the contribution described in Section 1.1(a), OPCO hereby issues and delivers to CapStar, and CapStar hereby acknowledges receipt of, ________ shares of common stock, par value $____ per share, of OPCO.

     Section 1.4    Further Assurances.  Each of the parties hereto promptly
                    ------------------
shall execute such documents and other instruments and shall take such further actions and as may be reasonably required or desirable to carry out the provisions, terms and conditions of this Agreement and realize the purposes of the transactions contemplated hereby.


                                   ARTICLE II

                                INDEMNIFICATION
                                ---------------

     Section 2.1    Indemnification by OPCO.  OPCO hereby agrees to indemnify,
                    -----------------------
defend and hold harmless CapStar, its affiliates and their respective successors (including AGH and American General Hospitality Operating Partnership, L.P., a Delaware limited partnership) and any directors, officers, employees and agents of the foregoing, from and against any and all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including reasonable expenses and disbursements of attorneys, experts and consultants and other costs of investigating, preparing for the defense of and defending any claim, whether or not asserted in an action or proceeding) ("Losses") based upon, arising out of or otherwise in respect of the Assumed Liabilities, the Contributed Assets or the business and operations of CMC Management OP.

     Section 2.2    Indemnification by CapStar.  CapStar hereby agrees to
                    --------------------------
indemnify, defend and hold harmless OPCO, its affiliates and their respective successors and any directors, officers, employees and agents of the foregoing, from and against any and all Losses based upon, arising out of or otherwise in respect of the Retained Liabilities, the Retained Assets or the business and operations of CapStar and its successors (including AGH).

     Section 2.3    Indemnification Procedures.
                    --------------------------

          (a) The party making a claim under this Article II is referred to as the "Indemnitee," and the party against whom such claims are asserted under this
Article II is referred to as the "Indemnifying Party." All claims by any Indemnitee under this Article II shall be asserted and resolved as follows:
Promptly after receipt by the Indemnitee of notice of any action, suit, claim, demand, litigation or legal, administrative, governmental or arbitral proceedings or investigations (collectively, "Claims") or circumstances which is reasonably likely to give rise to a Claim (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt written notice thereof (the "Claims Notice") to the Indemnifying Party. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee. Failure by the Indemnitee to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder except to the extent that such failure materially prejudices the Indemnifying Party.

          (b) The Indemnifying Party may elect to compromise or defend, at its own cost and expense and by its own counsel reasonably satisfactory to the Indemnitee, any Asserted Liability. If the Indemnifying Party elects not to compro mise or defend the Asserted Liability, fails to notify in writing the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. The Indemnitee shall have the right to employ separate counsel in any action or proceeding and to participate in the defense thereof, but the fees and expenses of counsel shall be borne by the Indemnitee unless (i) the Indemnifying Party has agreed in writing to pay the Indemnitee's fees and expenses, or (ii) the named parties to any action or proceeding include both the Indemnitee and the Indemnifying Party or an affiliate thereof represented by the Indemnifying Party's counsel, and the Indemnitee shall have been advised in writing by counsel that there may be one or more legal defenses available to the Indemnitee that are different from or in addition to those available to the Indemnifying Party and that joint representation would therefore be inappropriate. If the Indemnitee notifies the Indemnifying Party that it elects to employ separate counsel at the expense of the Indemnifying Party in accordance with the preceding sentence, the Indemnifying Party shall not have the right to assume the defense in the action or proceeding on behalf of the Indemnitee; provided, however, the Indemnifying Party shall not, in connection with any one action or proceeding, be liable for the fees and expenses of more than one separate firm of attorneys (together with local counsel) at any time for the Indemnitee. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any Asserted Liability over the objection of the other; provided, however, consent to settlement or compromise shall not be unreasonably withheld. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.


                                  ARTICLE III

                               GENERAL PROVISIONS
                               ------------------

     Section 3.1    Survival.  The provisions of this Agreement (including
                    --------

the indemnification provisions contained in Article II) shall survive the execution and delivery of this Agreement.

     Section 3.2    Notices.  Any notice of other communications required or
                    -------
permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission upon the first business day following the date on which confirmation of delivery was received, or, if mailed, three (3) days after the date of deposit in the United States mails, or the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested as follows:

               if to CapStar, to:

               ---------------------------

               ---------------------------

               ---------------------------

               Attention:  President
               Fax No.:
                        ------------------
               if to OPCO, to:

               ---------------------------

               ---------------------------

               ---------------------------

               Attention:  President
               Fax No.:
                        ------------------




Any party may by giving notice in accordance with this Section to the other party designate another address or person for receipt of notices hereunder.

     Section 3.3    Entire Agreement.  This Agreement constitutes the entire
                    ----------------
Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     Section 3.4    Parties and Interest.  This Agreement shall be binding
                    --------------------
upon and inure to the benefit of each party hereto and its successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as provided in Article II.

     Section 3.5    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                    -------------
CONSTRUED AND IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

     Section 3.6    Assignment.  Neither this Agreement or nor any of the
                    ----------
entire interests or obligations under this Agreement shall be assigned or delegated in whole or in part by operation of law or otherwise by any of the parties hereto without a prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

     Section 3.7    Severability.  Any term or provision of this Agreement
                    ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering it invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is too broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 3.8    Counterparts.  This Agreement may be executed in one or
                    ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

     IN WITNESSETH WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              CAPSTAR HOTEL COMPANY


                              By:
                                   ------------------------
                                   Name:
                                   Title:

                              CMC OPERATING COMPANY


                              By:
                                   ------------------------
                                   Name:
                                   Title:

                                                                       Exhibit G
                                                                       ---------



                         FORM OF INTERCOMPANY AGREEMENT



     THIS INTERCOMPANY AGREEMENT (the "Agreement") is made and entered into as of _________, 1998, among MeriStar Hospitality Corporation, a Maryland corporation ("MSH"), MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership ("MSH OP" and together with MSH, the "MSH Parties"), CMC Operating Company, a Delaware corporation ("OPCO") and CMC Operating Partnership, L.P., a Delaware limited partnership ("OPCO OP" and together with OPCO, the "OPCO Parties").

                                   WITNESSETH:

     WHEREAS, MSH owns, directly or indirectly, a 1% general partnership interest and an approximately __% limited partnership interest, in MSH OP;

     WHEREAS, OPCO owns, directly or indirectly, a __ % general partnership interest and an approximately __ % limited partnership interest, in OPCO OP;

     WHEREAS, the MSH Parties may in certain circumstances determine that they are precluded from pursuing, or are limited in the manner in which they pursue, various business opportunities due to the status of MSH as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, OPCO is a newly created corporation that was formed for the purposes of, among other things, becoming a lessee and operator of various types of assets, including hotel properties owned by the MSH OP and its subsidiaries and others; and

     WHEREAS, in light of the purposes for which OPCO was formed, the MSH Parties and the OPCO Parties desire to enter into this Agreement in order (a) to provide to each other a right of first opportunity with respect to certain investment opportunities available to each of them, (b) for the OPCO Parties to provide certain corporate and other general services to the MSH Parties, and (c) to set forth certain terms regarding cooperation and coordination between the MSH Parties and the OPCO Parties.

     NOW, THEREFORE, in consideration of the premises and mutual undertakings herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the undersigned parties hereby agree as follows:

          1.   Definitions.   Except as may be otherwise herein expressly
provided, the following terms and phrases shall have the meanings set forth below:

            (a) "Change in Control" shall mean a change in ownership or control of a party effected through either of the following transactions:

                     (i) any person or related group of persons (other than such party or a Controlled Affiliate of such party) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of such party's outstanding securities; or

                     (ii) there is a change in the composition of such party's Board of Directors over a period of thirty-six (36) consecutive months (or less) such that a majority of Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

            (b) "Company Affiliate" means any entity in which a majority of the beneficial ownership interests are owned by MSH OP or by any entity controlled by, controlling or under common control with MSH OP.

            (c) "Controlled Affiliate" shall mean, with respect to any party, any entity controlled by, controlling or under common control with such party.

            (d) "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

            (e) "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

            (f) "Merger" means the merger of CapStar Hotel Company ("CapStar") with and into MSH pursuant to the Agreement and Plan of Merger among CapStar, MSH, the MSH OP and the other parties specified therein, dated March 15, 1998.

            (g) "Registration Statement" means any registration statement filed under the Securities Act that covers a Securities Issuance, including the related prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            (h) "REIT Opportunity" means a direct or indirect opportunity to invest in (i) real estate or hotel properties, real estate mortgages, real estate derivatives, or entities that invest primarily in or have a substantial portion of their assets in the aforementioned types of real estate assets, or
(ii) any other investments which may be structured in a manner so as to be REIT-Qualified Investments (as hereinafter defined), as determined by the MSH Parties in their sole discretion. The MSH Parties shall have the right from time to time to provide written notice to the OPCO Parties specifying certain criteria for a REIT Opportunity in addition to the criteria specified above in this definition of REIT Opportunity. Any such written notice from the MSH Parties may be modified or canceled by written notice given by the MSH Parties at any time. The definition of REIT Opportunity shall be modified as appropriate from time to time in accordance with any such written notices sent by the MSH Parties.

            (i)  "Securities Act" means the Securities Act of 1933, as amended.

            (j) "Securities Issuance" means a private or public offering, sale, issuance or delivery of, or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class, any limited partnership interests or units, or any other debt or equity securities (including, without limitation, indebtedness having the right to vote, indebtedness convertible into any equity of any class or any other securities), or equity equivalents of either (including, without limitation, stock appreciation rights). Securities Issuance shall also mean any reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares for other shares of the companies, repurchase or redemption of shares, change in corporate structure or the like in which the outstanding securities would be increased, decreased or changed into or exchanged for a different number or kind of securities.

            (k) "Tenant Opportunity" means the opportunity to become the lessee under a mutually agreed upon lease arrangement of a property owned or subsequently acquired by the MSH Parties if the MSH Parties, in their sole discretion, determine that (i) consistent with MSH's status as a REIT, the MSH Parties are required to enter into such a lease arrangement for such property, including without limitation a hotel or similar type of facility and (ii) the OPCO Parties or an entity that the OPCO Parties control is qualified to be the lessee based on experience in the industry and financial and legal qualifications. A Tenant Opportunity shall not include (1) a property which already has an existing lessee as of the date of this Agreement (or, with respect to a property acquired subsequent to the date of this Agreement, which has an existing binding lessee arrangement that predates the acquisition of the property by the MSH Parties), provided that the MSH Parties shall offer any such lessee interest to the OPCO Parties if the lessee interest subsequently becomes available), (2) an opportunity in which the seller of the property (or any affiliate or designee of the seller) desires to enter into a lease agreement with the MSH Parties, or (3) a property which has at any time been leased from any of the MSH Parties to any of the OPCO Parties. The OPCO Parties shall have the right from time to time to provide written notice to the MSH Parties specifying certain criteria for a Tenant Opportunity in addition to the criteria specified above in this definition of Tenant Opportunity. Any such written notice from the OPCO Parties may be modified or canceled by written notice given by the OPCO Parties at any time. The definition of Tenant Opportunity shall be modified as appropriate from time to time in accordance with any such written notices sent by the OPCO Parties.

          2.   Star Right of First Opportunity.

               (a) During the term of this Agreement, if the OPCO Parties develop a REIT Opportunity, or if any REIT Opportunity otherwise becomes available to the OPCO Parties, the OPCO Parties shall first offer such REIT Opportunity to the MSH Parties. The offer shall be made by written notice (the "OPCO Notice") from the OPCO Parties to the MSH Parties, which OPCO Notice shall contain a detailed description of the material terms and conditions of the REIT Opportunity. The MSH Parties shall have twenty days (the "Twenty-Day Period") from the date of receipt of the OPCO Notice to notify the OPCO Parties in writing that it has accepted or rejected the REIT Opportunity. If the MSH Parties do not respond by the end of the Twenty-Day Period, the MSH Parties shall be deemed to have rejected the REIT Opportunity. If the MSH Parties accept a REIT Opportunity, but subsequently decide not to pursue such opportunity, or for any other reason fail to consummate the REIT Opportunity, the MSH Parties shall immediately provide written notice that they are no longer pursuing such REIT Opportunity to the OPCO Parties. Notwithstanding the provisions set forth in this Section 2(a), the OPCO Parties may make a limited minority investment or contribution as part of a lease arrangement with a party that is not a Controlled Affiliate of the OPCO Parties in a bona fide arm's-length transaction; provided that such investment does not materially impact the OPCO Parties' financial and legal qualifications to lease and manage additional MeriStar properties.

               (b) If the MSH Parties reject a REIT Opportunity, or accept such REIT Opportunity but thereafter provide, or are required by the provisions hereof to provide, written notice to the OPCO Parties that they are no longer pursuing such REIT Opportunity, the OPCO Parties shall, for a period of one year after the MSH Withdrawal Date (as hereinafter defined), be entitled to acquire the REIT Opportunity (i) at a price, and on terms and conditions, that are not more favorable to the OPCO Parties in any material respect than the price and terms and conditions set forth in the OPCO Notice relating to such REIT Opportunity or (ii) if the MSH Parties, at any time after the OPCO Notice, negotiated a different price, terms or conditions with the seller, then at a price, and on terms and conditions, that are not more favorable than, the price and terms and conditions negotiated by the MSH Parties with the seller. If the OPCO Parties do not enter into a binding agreement to acquire the REIT Opportunity within such one-year period, or if the price and terms and conditions are more favorable to the OPCO Parties in any material respect than the price and terms and conditions set forth in the OPCO Notice (or, if applicable, than the price and terms and conditions negotiated by the MeriStar Parties with the seller subsequent to the OPCO Notice), the OPCO Parties shall again be required to comply with the procedures set forth above in
Section 2(a) if they desire to acquire such REIT Opportunity. The MSH Withdrawal Date means any one of the following dates, as applicable: (i) the date that the MSH Parties notify the OPCO Parties that they have rejected the REIT Opportunity, (ii) if the MSH Parties do not respond to the OPCO Parties regarding the REIT Opportunity, the expiration date of the Twenty-Day Period, or
(iii) if the MSH Parties accept the REIT Opportunity but subsequently cease to pursue the opportunity, the earlier of (A) 30 days after the date on which the MSH Parties cease to pursue the REIT Opportunity or (B) the date of receipt by the OPCO Parties of written notice from the MSH Parties that they are no longer pursuing the REIT Opportunity.

               (c) The OPCO Parties agree to use their commercially reasonable efforts to assist the MSH Parties in structuring and consummating any REIT Opportunity accepted by the MSH Parties, on terms determined by the MSH Parties (including without limitation structuring such investment opportunity as a "REIT-Qualified Investment," as hereinafter defined). A "REIT-Qualified Investment" means an investment, the income from which would qualify under the 95% gross income test set forth in Section 856(c)(2) of the Code, the ownership of which would not cause a REIT to violate the asset limitations set forth in
Section 856(c)(5) of the Code, and which otherwise meets the federal income tax requirements applicable to REITs. Any expenses incurred that are directly related to structuring an investment as a REIT-Qualified Investment shall be borne solely by the MSH Parties.

          3.   OPCO Right of First Opportunity for Tenant Opportunity.

               (a) During the term of this Agreement, if the MSH Parties develop a Tenant Opportunity, or if a Tenant Opportunity otherwise becomes available to the MSH Parties, the MSH Parties shall first offer such Tenant Opportunity to the OPCO Parties. The offer shall be made by written notice (the "MSH Notice") from the MSH Parties to the OPCO Parties, which MSH Notice shall contain a detailed description of the material terms and conditions under which the MSH Parties propose to offer such Tenant Opportunity to the OPCO Parties. The MSH Parties shall thereafter provide or cause to be provided promptly to the OPCO Parties such additional information relating to the Tenant Opportunity as the OPCO Parties reasonably may request. For a period of 30 days after the date that the MSH Parties deliver the MSH Notice to the OPCO Parties, the MSH Parties and the OPCO Parties shall negotiate with each other on an exclusive basis with respect to such Tenant Opportunity. If the MSH Parties and the OPCO Parties are unable to enter into a mutually satisfactory arrangement with respect to the Tenant Opportunity within such 30-day period, or if the OPCO Parties indicate that they are not interested in pursuing such Tenant Opportunity (in which event the OPCO Parties shall provide written notice to the MSH Parties as soon as the OPCO Parties decide against pursuing such opportunity), then the MSH Parties shall be free for a period of one year after the expiration of such 30-day period to enter into a binding agreement with respect to such Tenant Opportunity with any party at a price and on terms and conditions that are not materially more favorable to the tenant than the price and terms and conditions last proposed in writing by the MSH Parties to the OPCO Parties. If the MSH Parties do not enter into a binding agreement with respect to such Tenant Opportunity within such one-year period, or if the price and terms and conditions are more favorable to the tenant in any material respect than the price and terms and conditions last proposed in writing by the MSH Parties to the OPCO Parties, the MSH Parties shall again be required to comply with the procedures set forth above in this
Section 3(a) if they desire to pursue such Tenant Opportunity.

               (b) The OPCO Parties agree to cooperate with the MSH Parties in structuring all dealings with outside parties in connection with any Tenant Opportunity that the OPCO Parties and the MSH Parties agree to enter into pursuant to Section 3(a) above. The OPCO Parties agree to cooperate with the MSH Parties in structuring any Tenant Opportunity with the MSH Parties as a "REIT-Qualified Investment" for the MSH Parties. The MSH Parties shall have the right, in their sole discretion, to structure any investment as a REIT-Qualified Investment, even if such structuring prevents the MSH Parties from creating a Tenant Opportunity for the OPCO Parties.

          4.   General Terms and Conditions for Rights of First Opportunity.

               (a) Unless waived or agreed to as part of an investment or otherwise provided in this Agreement, each party shall bear its own expenses with respect to any opportunity to which this Agreement is applicable, and each party agrees that it shall not be entitled to any compensation from the other party with respect to any such opportunity.

               (b) A party shall not be required to comply with the right of first opportunity and notification requirements set forth in this Agreement during any period in which the other party or any Controlled Affiliate of such other party is in default of this Agreement or any other agreement entered into by the parties hereto or any of their Controlled Affiliates, if such default is material and remains uncured for fifteen days after receipt of notice thereof.

               (c) Any opportunity which is offered to and accepted by the MSH Parties under this Agreement may be entered into by or on behalf of the MSH Parties or by any designee which is a Company Affiliate or Controlled Affiliate of the MSH Parties. Any opportunity which is offered to and accepted by the OPCO Parties under this Agreement may be entered into by or on behalf of the OPCO Parties or by any designee which is a Controlled Affiliate of the OPCO Parties.

               (d) All rights of first opportunity set forth in this Agreement shall be subordinated to any seller consent and confidentiality requirements; no party shall be required to comply with the first opportunity set forth in this Agreement if such compliance would violate any seller consent or confidentiality requirements.

               (e) While it is in the intention of the parties to align their businesses in accordance with the terms of this Agreement, each party shall act independently in its own best interests, and neither party shall be considered a partner or agent of the other party or to owe any fiduciary or other common law duties to the other party.

          5.   Provision of Certain Services.

               (a) During the term of this Agreement, the OPCO Parties shall provide the MSH Parties with such administrative, corporate, accounting, financial, insurance, legal, tax, data processing, human resources and operational services as the MSH Parties shall from time to time reasonably request.

               (b) The MSH Parties shall compensate the OPCO Parties for the services provided to the MSH Parties under this Section 5 in an amount determined in good faith by the OPCO Parties as the amount an unaffiliated third party would charge the MSH Parties for comparable services and shall reimburse the OPCO Parties for certain costs incurred and paid to third parties on behalf of the MSH Parties. The OPCO Parties shall, on a monthly basis, provide the MSH Parties with a statement setting forth its charges for such services and the MSH Parties shall pay all undisputed charges within ten days of the receipt by the MSH Parties of such monthly statement.

          6.   Non-Exclusive License.

               (a) Subject to the terms and conditions of this Agreement, the MSH Parties hereby grant to the OPCO Parties, and the OPCO Parties hereby accept, a non-exclusive, royalty-free license to use MeriStar Hospitality Corporation and other names that include MSH ("Licensed Property") in the corporate name of the OPCO Parties. The OPCO Parties acknowledge and agree that the terms of this Agreement shall not restrict the ability of the MSH Parties and its Affiliates to use the Licensed Property.

               (b) Upon the termination of this Agreement pursuant to Section 12, all rights of the OPCO Parties to the Licensed Property shall immediately terminate and the OPCO Parties shall have no further rights with respect thereto; (ii) the OPCO Parties shall not offer any services in connection with the Licensed Property or any confusingly similar Licensed Property and shall cease all use of the Licensed Property (including, without limitation, the use of the Licensed Property in the corporate name of the OPCO Parties); and (iii) the OPCO Parties shall promptly cease any activity which suggests they have any rights to the Licensed Property or that it has any association with the MSH Parties, in either case except as may be contemplated pursuant to any other agreement between the MSH Parties and the OPCO Parties.

          7.   General Cooperation and Coordination.

               (a) The MSH Parties and the OPCO Parties hereby agree that it is in the best interests of both entities and their shareholders that they cooperate to the fullest extent possible in the conduct of their respective operations with the goal of enhancing value to their respective shareholders. In furtherance of the foregoing, meetings of the Boards of Directors of the MSH Parties and the OPCO Parties may be held jointly if their respective Chairmen or Vice Chairmen so decide.

               (b) The MSH Parties and the OPCO Parties each hereby agree to establish, as promptly as practicable following the closing of the Merger, and thereafter to continue in effect, a lease committee which shall negotiate and review all hotel leases to be entered into between the MSH Parties and the OPCO Parties. The MSH Parties' lease committee will consist of directors of MSH that are not also directors of OPCO and the OPCO Parties' lease committee will consist of directors of OPCO that are not also directors of MSH. The lease committees of each of the MSH Parties and the OPCO Parties shall establish such procedures for the conduct of their business as they shall deem appropriate from time to time.

               (c) MSH and OPCO shall make reasonable and ongoing efforts to ensure that members of management of each of the MSH Parties and the OPCO Parties are given appropriate salary, bonuses and options or other similar plans to enhance value to the shareholders of both MSH and OPCO. The respective Board of Directors of MSH and OPCO shall direct each of their compensation committees to take into consideration the objective set forth in the previous sentence in establishing compensation levels and performance criteria for management of MSH and OPCO.

          8.   Procedures in Connection with Equity Offerings.

               (a) If either the MSH Parties or the OPCO Parties shall desire to engage in a Securities Issuance (the "Issuing Party"), then such Issuing Party shall give notice (an "Issuance Notice") to such other party (the "Non-Issuing Party") as promptly as practicable of their desire to engage in a Securities Issuance. Such Issuance Notice shall include the proposed material terms of such issuance, to the extent determined by the Issuing Party, including whether such issuance is proposed to be pursuant to a public or private offering, the amount of securities proposed to be issued, and the manner of determining the offering price and other terms thereof.

               (b) Upon receipt of an Issuance Notice, the Non-Issuing Party shall promptly cooperate with the Issuing Party in every way to effect such Securities Issuance pursuant to the terms and schedule thereof as established by the Issuing Party, including, without limitation, the following:

               (i) Making available such members of the Non-Issuing Party's management as shall be requested by the Issuing Party to assist in effecting such Securities Issuance;

               (ii) In connection with a public offering, (A) assisting in the preparation of and (B) executing and filing with the SEC, a Registration Statement or Registration Statements under the Securities Act, including the prospectus contained therein and any amendments or supplements thereto, or any other statements, forms or documents required to be executed pursuant to law or regulation with respect to be executed pursuant to law or regulation with respect to such Securities Issuance, and, in connection therewith, providing the Issuing Party with such information, including financial statements, market studies, environmental and engineering reports and other data, as may be required to be included in such Registration Statement pursuant to the terms of the Securities Act;

               (iii) Promptly notifying the Issuing Party of any information that comes to the attention of the Non-Issuing Party which affects or could affect such Securities Issuance, including, without limitation, the occurrence of any event which makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference or in any other offering document with respect to such Securities Issuance untrue in any material respect or which requires the making of any changes in such Registration Statement, prospectus or any such offering document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (iv) Cooperating with the Issuing Party in the preparation, execution and filing of any documents required under the securities laws of any state;

               (v) Cooperating with the Issuing Party to facilitate the timely preparation and delivery of certificates, if any, representing the Securities Issuance;

               (vi) Obtaining any consents, approvals or authorizations of Governmental Authorities and other third parties as are necessary in connection with such Securities Issuance;

               (vii) In connection with any underwritten public offering, cause appropriate members of the Non-Issuing Party's management to cooperate and participate on a reasonable basis in the underwriters' "road show" conferences related to such offering; and

               (viii) Performing any and all other acts and executing and delivering any and all other certificates, instruments and other documents as shall be requested by the Issuing Party to effect any such Securities Issuance.

          9.   Exchange of Information.

               (a) Provision of Corporate Records; Agreement for Exchange of Information. From and after the date hereof, the MSH Parties and the OPCO Parties shall provide, or cause to be provided, to the other party and such party's authorized accountants, counsel and other designated representatives, as soon as reasonably practicable after written request therefor, reasonable access to and duplicating rights with respect to any Information in the possession or under the control of such party which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, (iii) to comply with its obligations under this Agreement, or (iv) for any other reasonable purpose; provided, however, that in the event that any party determines that any such provision of Information is reasonably likely to be commercially detrimental, violate any law or agreement, or waive any attorney-client or work product privilege, the parties shall take all reasonable measures to attempt to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

               (b) Ownership of Information. Any Information owned by one party hereto that is provided to a requesting party pursuant to Section 9(a) shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise to use any such Information for any purpose other than those described in Section 6(a).

               (c) Compensation for Providing Information. The party requesting Information agrees to reimburse the other party for the reasonable costs, if any, of gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with a commercially reasonable procedure.

          10. Specific Performance. Each party hereto hereby acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other party hereto would likely have no adequate remedy at law if such party shall fail to perform its obligations hereunder, and such party therefor confirms that the other party's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the other party. Accordingly, in addition to any other remedies that a party hereto may have at law or in equity, such party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the other party hereto and the right to obtain a temporary restraining order or a temporary or permanent injunction to secure specific performance and to prevent a breach or threatened breach of this Agreement by the other party hereto. Each party submits to the jurisdiction of the courts of the State of New York for this purpose.

          11. Affiliates. Each party hereto shall cause all entities that are under its control to comply with the terms hereof.

          12. Term. The term of the Agreement shall commence as of the date of this Agreement and shall terminate upon the earlier of (a) the tenth (10th) anniversary of the date of this Agreement, and (b) a Change of Control of OPCO. Notwithstanding the foregoing, (i) this Agreement shall terminate if MSH terminates its REIT status for any reason, and (ii) a party hereto may terminate this Agreement if the other party or any Controlled Affiliate of such other party is in default of this Agreement or any other agreement entered into by the parties hereto or any of their Controlled Affiliates, if such default is material and remains uncured for fifteen days after receipt of notice thereof; provided, however, that if such default cannot be reasonably corrected within such 15 day period and such defaulting party is attempting in good faith to cure such default, such 15 day period shall be extended for a period not more than ninety days after receipt of notice thereof.

          13.  Miscellaneous.

               (a) Notices. Notices shall be sent to the parties at the following addresses:

               If to the MeriStar Parties:

               MeriStar Hospitality Corporation
               1010 Wisconsin Avenue, N.W.
               Suite 650
               Washington, D.C.  20007
               Facsimile:  ________________
               Attention: President

               with a copy to:


               If to the OPCO Parties:

               CMC Operating Company
               1010 Wisconsin Avenue, N.W.
               Suite 650
               Washington, D.C.  20007
               Facsimile:
               Attention:  President
               with a copy to:


               Notices may be sent certified mail, return receipt requested, Federal Express or comparable overnight delivery service, or facsimile. Notice will be deemed received on the fourth business day following deposit in U.S. mail and on the first business day following deposit with Federal Express or other delivery service, or transmission by facsimile. Any party to this Agreement may change its address for notice by giving written notice to the other party at the address and in accordance with the procedures provided above.

               (b) Reasonable and Necessary Restrictions. Each of the parties hereto hereby acknowledges and agrees that the restrictions, prohibitions and other provisions of this Agreement are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of the parties hereto and are a material inducement to the parties hereto to enter into the transactions described in and contemplated by the recitals hereto. Each party hereto covenants that it will not sue to challenge the enforceability of this Agreement or raise any equitable defense to its enforcement.

               (c) Successors and Assigns. Except as provided in Section 12, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the parties hereto.

               (d) Amendments; Waivers. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof or waiver of any right or remedy herein provided, shall be effective for any purpose unless such change or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby, except any addition or modifications to the definition of "REIT Opportunity" or "Tenant Opportunity" as contemplated herein. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

               (e) Choice of Law. This Agreement and the rights and obligations the parties hereunder shall be governed by the laws of the State of New York, without regard to the principles of choice of law thereof.

               (f) Severability. In the event that one or more of the terms or provisions of this Agreement or the application thereof to any person(s) or in any circumstance(s) shall, for any reason and to any extent to be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such court shall have the power, and hereby is directed, to substitute for or limit such invalid term(s) or application(s) and to enforce such substituted or limited terms or provisions or the application thereof. Subject to the foregoing, the invalidity, illegality or enforceability of any one or more of the terms or provisions of this Agreement, as the same may be amended from time to time, shall not affect the validity, legality or enforceability of any other terms or provision hereof.

               (g) Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof; and (ii) is not intended to confer upon any other person any rights or remedies hereunder, and shall not be enforceable by any party not a signatory to this Agreement.

               (h) Gender; Number. As the context requires, any word used herein in the singular shall extend to and include the plural, any word used in the plural shall extend to and include the singular and any word used in any gender or the neuter shall extend to and include each other gender or be neutral.

               (i) Headings. The headings of the sections hereof are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

               (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which together shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its duly authorized corporate officers, as of the date first above written.

                                         MERISTAR HOSPITALITY CORPORATION


                                         By:__________________________________
                                            Name:
                                            Title:

                                         MERISTAR HOSPITALITY OPERATING
                                         PARTNERSHIP, L.P.
                                         By:  MeriStar Hospitality Corporation,
                                         its general partner


                                         By:__________________________________
                                            Name:
                                            Title:


                                         CMC OPERATING COMPANY


                                         By:__________________________________
                                            Name:
                                            Title:


                                         CMC OPERATING PARTNERSHIP, L.P.
                                         By:  CMC OPERATING COMPANY, its
                                         general partner

                                         By:__________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT H

                            FORM OF OPERATING LEASE



                                LEASE AGREEMENT

                         DATED AS OF ________ __, ____

                                    BETWEEN

                       ---------------------------------

                                   AS LESSOR

                                      AND

                       ---------------------------------

                                   AS LESSEE


                          [Name and location of Hotel]

                               TABLE OF CONTENTS



SECTION                                                                                                PAGE
-------                                                                                                ----

ARTICLE I............................................................................................     1
     1.1   Leased Property...........................................................................     1
     1.2   Term......................................................................................     2
     1.3   Initial Transaction.......................................................................     3

ARTICLE II...........................................................................................     3
     2.1   Definitions...............................................................................     3

ARTICLE III..........................................................................................    17
     3.1   Rent......................................................................................    17
     3.2   Confirmation of Participating Rent........................................................    23
     3.3   Additional Charges........................................................................    24
     3.4   No Set Off................................................................................    25
     3.5   Annual Budget.............................................................................    25
     3.6   Books and Records.........................................................................    27
     3.7   Hotel Operations..........................................................................    28
     3.8   Allocation of Revenues....................................................................    29
     3.9   Performance Standard......................................................................    29

ARTICLE IV...........................................................................................    30
     4.1   Payment of Impositions....................................................................    30
     4.2   Notice and Accrual of Impositions.........................................................    32
     4.3   Adjustment of Impositions.................................................................    33
     4.4   Utility Charges...........................................................................    33
     4.5   Franchise Fees............................................................................    33
     4.6   Ground Rent...............................................................................    33

ARTICLE V............................................................................................    33
     5.1   No Termination, Abatement, etc............................................................    33

ARTICLE VI...........................................................................................    34
     6.1   Ownership of the Leased Property..........................................................    34
     6.2   Lessee's Personal Property................................................................    34

ARTICLE VII..........................................................................................    35
     7.1   Condition of the Leased Property..........................................................    35
     7.2   Use of the Leased Property................................................................    36
     7.3   Lessor to Grant Easements, etc............................................................    37

ARTICLE VIII.........................................................................................    37
     8.1   Compliance with Legal and Insurance Requirements, etc.....................................    37
     8.2   Legal Requirements Covenants..............................................................    38
     8.3   Environmental Covenants...................................................................    38

ARTICLE IX...........................................................................................    41
     9.1   Maintenance and Repair....................................................................    41


                                                                                                       PAGE
                                                                                                       ----
ARTICLE X.............................................................................................    43
     10.1   Alterations...............................................................................    43
     10.2   Salvage...................................................................................    44
     10.3   Lessor Alterations........................................................................    44

ARTICLE XI............................................................................................    44
     11.1   Liens.....................................................................................    44

ARTICLE XII...........................................................................................    45
     12.1   Permitted Contests........................................................................    45

ARTICLE XIII..........................................................................................    46
     13.1   General Insurance Requirements............................................................    46
     13.2   Replacement Cost..........................................................................    49
     13.3   Waiver of Subrogation.....................................................................    49
     13.4   Form Satisfactory, etc....................................................................    49
     13.5   Increase in Limits........................................................................    49
     13.6   Blanket Policy............................................................................    50
     13.7   Separate Insurance........................................................................    50
     13.8   Reports on Insurance Claims...............................................................    50

ARTICLE XIV...........................................................................................    51
     14.1   Insurance Proceeds........................................................................    51
     14.2   Reconstruction in the Event of Damage
            or Destruction Covered by Insurance.......................................................    51
     14.3   Reconstruction in the Event of Damage
            or Destruction Not Covered by Insurance...................................................    51
     14.4   Lessee's Property and Business
            Interruption Insurance....................................................................    52
     14.5   Abatement of Rent.........................................................................    52
     14.6   Damage Near End of Term...................................................................    52

ARTICLE XV............................................................................................    52
     15.1   Definitions...............................................................................    52
     15.2   Parties' Rights and Obligations...........................................................    53
     15.3   Total Taking..............................................................................    53
     15.4   Allocation of Award.......................................................................    53
     15.5   Partial Taking............................................................................    53
     15.6   Temporary Taking..........................................................................    54

ARTICLE XVI...........................................................................................    55
     16.1   Events of Default.........................................................................    55
     16.2   Remedies..................................................................................    57
     16.3   Waiver....................................................................................    59
     16.4   Application of Funds......................................................................    59

ARTICLE XVII..........................................................................................    59
     17.1   Lessor's Right to Cure Lessee's Default...................................................    59



                                                                                                       PAGE
                                                                                                       ----
ARTICLE XVIII.........................................................................................    60
     18.1   Personal Property Limitation..............................................................    60
     18.2   Sublease Rent Limitation..................................................................    60
     18.3   Sublease Lessee Limitation................................................................    60
     18.4   Lessee Ownership Limitation...............................................................    60
     18.5   Lessee Net Worth..........................................................................    61

ARTICLE XIX...........................................................................................    61
     19.1   Holding Over..............................................................................    61

ARTICLE XX............................................................................................    62
     20.1   Indemnification...........................................................................    62

ARTICLE XXI...........................................................................................    63
     21.1   Subletting and Assignment.................................................................    63
     21.2   Attornment................................................................................    64

ARTICLE XXII..........................................................................................    64
     22.1   Officer's Certificates; Financial Statements; Lessor's Estoppel Certificates and Covenants    64

ARTICLE XXIII.........................................................................................    67
     23.1   Lessor's Right to Inspect.................................................................    67

ARTICLE XXIV..........................................................................................    67
     24.1   No Waiver.................................................................................    67

ARTICLE XXV...........................................................................................    68
     25.1   Remedies Cumulative.......................................................................    68

ARTICLE XXVI..........................................................................................    68
     26.1   Acceptance of Surrender...................................................................    68

ARTICLE XXVII.........................................................................................    68
     27.1   No Merger of Title........................................................................    68

ARTICLE XXVIII........................................................................................    68
     28.1   Conveyance by Lessor......................................................................    68
     28.2   Other Interests...........................................................................    69

ARTICLE XXIX..........................................................................................    71
     29.1   Quiet Enjoyment...........................................................................    71

ARTICLE XXX...........................................................................................    71
     30.1   Notices...................................................................................    71

ARTICLE XXXI..........................................................................................    72
     31.1   Appraisers................................................................................    72


                                                                                                       PAGE
                                                                                                       ----
ARTICLE XXXII.........................................................................................    73
     32.1   Security  Assignment of Agreements........................................................    73

ARTICLE XXXIII........................................................................................    74
     33.1   Miscellaneous.............................................................................    74
     33.2   Transition Procedures.....................................................................    74
     33.3   Standard of Discretion....................................................................    76
     33.4   Action for Damages........................................................................    76
     33.5   Limitation on Liability...................................................................    76

ARTICLE XXXIV.........................................................................................    76
     34.1   Memorandum of Lease.......................................................................    76

ARTICLE XXXV..........................................................................................    76
     [Intentionally Omitted.].........................................................................    76

ARTICLE XXXVI.........................................................................................    77
     36.1   Lessor's Option to Terminate Lease........................................................    77

ARTICLE XXXVII........................................................................................    79
     37.1   Compliance with Franchise Agreement.......................................................    79

ARTICLE XXXVIII.......................................................................................    80
     38.1   Capital Expenditures......................................................................    80

ARTICLE XXXIX.........................................................................................    82
     39.1   Lessor's Default..........................................................................    82
     39.2   Limitation of Lessor's Liability..........................................................    82

ARTICLE XL  ARBITRATION...............................................................................    83
     40.1   Arbitration...............................................................................    83
     40.2   Alternative Arbitration...................................................................    83
     40.3   Arbitration Procedures....................................................................    83

Exhibit A:  Other Properties
Exhibit B:  Land
Exhibit C:  Base Rent; Calculation of Participating Rent and Portion of Rent
            Attributable to Franchise
Exhibit D:  FF&E Note

                                LEASE AGREEMENT

          THIS LEASE AGREEMENT (hereinafter called "Lease"), made as of the ______ day of _______, ____, by and between
_______________________________________________________________
________________________________ (hereinafter called "Lessor"), and
____________________________________ (hereinafter called "Lessee"), provides as follows:

                              W I T N E S S E T H:

          Lessor owns the Leased Property. Lessor and certain Affiliates of Lessor own certain other Properties listed on Exhibit "A" attached hereto. Contemporaneously with or prior to the execution of this Lease, Lessor and such Affiliates are entering into or have entered into the Other Leases with Lessee (and/or Affiliates of Lessee).

          In furtherance of such series of transactions, Lessor and Lessee wish to enter into this Lease.

          NOW, THEREFORE, Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property.


                                   ARTICLE I

          1.1 Leased Property. The leased property (the "Leased Property") is comprised of Lessor's interest in the following:

          (a) the land described in Exhibit "B" attached hereto and by reference incorporated herein (the "Land");

          (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

          (c) all easements, rights and appurtenances relating to the Land and Leased Improvements;

          (d) all appliances, equipment, machinery, devices, fixtures, and other items of property required for or incidental to the use of the Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

          (e) all furniture and furnishings and all other items of personal property (excluding Inventory and Lessee's Personal Property) located on, and used in connection with, the operation of the Leased Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto;

          (f) all existing leases of the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto); and

          (g) the rights of Lessor in the Franchise Agreement with respect to the Facility.

THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS AND MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

          1.2 Term. (a) The initial term of the Lease (the "Initial Term") shall commence on the date hereof (the "Commencement Date") and shall end on the twelfth(12th) anniversary of the last day of the month prior to the month in which the Commencement Date occurs, unless sooner terminated in accordance with the provisions hereof.

          (b) Provided that Lessee is not then in default under this Lease, and provided that a Tax Law Change has not occurred, Lessee shall have the option to renew this lease for three(3) additional five(5) year terms (the "Renewal Terms"; and collectively with the Initial Term, the "Term"). Notice of the exercise of each such renewal shall be given not less than one hundred eighty
(180) days nor more than two hundred seventy (270) days prior to the expiration of the then existing Initial Term or Renewal Term, as the case may be./*/

          1.3 Initial Transaction. Pursuant to a separate instrument of even date herewith, Lessor has assigned to Lessee, and Lessee has assumed, certain agreements, which may include leases, service contracts, occupancy agreements and operating agreements, to which the leased Property remains subject after the date hereof ***[, and Lessor has also sold to Lessee certain Furniture and Equipment]***./**/

                                 ARTICLE II

          2.1 Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, (c) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.

          Additional Charges:  As defined in Section 3.3.

          Affiliate: As used in this Lease the term "Affiliate" of a Person shall mean any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the

------------------------------
/*/ Number of renewal options to be reduced for ground leased properties with a remaining term (including renewals) of less than 40 years. In addition, for the initial series of Leases only, the Leases (or a supplemental agreement among all of the lessors and lessees) shall contain a provision stating that for each Lease which Lessee elects not to renew, Lessor shall be permitted to select one Other Lease for a comparable facility (meaning another facility with Gross Revenues not greater or less than 10% of the Gross Revenues from the Facility) in which Lessee may be denied any right to renew such Other Lease.

/**/ Delete bracketed language if Furniture and Equipment do not exceed 15% of total value.

power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise.

          Annual Budget: As used in this Lease, the term "Annual Budget" shall mean the Operating Budget and a Capital Budget prepared by Lessee and approved by Lessor in accordance with Section 3.5.

          Auditor: _________________ or another nationally recognized firm of certified public accountants with experience in the hospitality industry, selected by Lessee and approved by Lessor.

          Award:  As defined in Section 15.1(c).

          Base Rate: The prime rate (or base rate) reported in the Money Rates column or comparable section of The Wall Street Journal as the rate then in effect for corporate loans at large U.S. money center commercial banks, whether or not such rate has actually been charged by any such bank. If no such rate is reported in The Wall Street Journal or if such rate is discontinued, then Base Rate shall mean such other successor or comparable rate as Lessor may reasonably designate.

          Base Rent:  As defined in Section 3.1(a).

          Beverage Sales: Shall mean gross revenues from (i) the sale of wine, beer, liquor or other alcoholic beverages, whether sold in a bar or lounge, delivered to or available in a guest room, sold at meetings or banquets or at any other location at the Leased Property and (ii) non-alcoholic beverages sold in a bar or lounge. Such revenue shall include sales by Lessee and its permitted subtenants, licensees and concessionaires, but as to subleases, licenses or similar arrangements for alcoholic beverage sales which are entered into by Lessor or any prior owner of the Leased Property with parties who are not Affiliates of Lessee and which were existing as of the date of this Lease, such revenue shall only include rents received under such existing subleases, licenses or similar arrangements. Such revenue shall be determined in a manner consistent with the Uniform System and shall not include the following:

          (a) Any gratuity or service charge added to a customer's bill or statement in lieu of a gratuity which is paid directly to an employee to the extent actually paid to employees;

          (b) Credits, rebates or refunds; and

          (c) Sales taxes or taxes of any other kind imposed on the sale of alcoholic or other beverages.

          Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in New York City or in the municipality wherein the Leased Property is located are closed.

          Capital Budget:  As defined in Section 3.5.

          Capital Expenditures: Amounts advanced to pay the costs of Capital Improvements.

          Capital Expenditures Reserve:  As defined in Article XXXVIII.

          Capital Impositions: Taxes, assessments or similar charges imposed upon or levied against the Leased Property for the costs of public improvements, including, without limitation, roads, sidewalks, public lighting fixtures, utility lines, storm sewers, drainage facilities, and similar improvements.

          Capital Improvements: Improvements to the Leased Property and replacement or refurbishing of Fixtures and of Furniture and Equipment that constitute portions of the Leased Property in connection with its Primary Intended Use, all as designated as capital improvements by and determined in accordance with GAAP.

          CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          Change in Operations:  As defined in Section 3.8.

          COBRA: The Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          Code:  The Internal Revenue Code of 1986, as amended.

          Commencement Date:  As defined in Section 1.2.

          Company:  American General Hospitality Corporation.

          Competitive Set: The Leased Property's "Competitive Set" shall mean the set of other hotels in the Leased Property's market area deemed to be competitive with the Leased Property, as determined by Smith Travel Research ("STR"), subject to adjustment as provided below. Prior to the commencement of each Lease Year, Lessor and Lessee shall work in good faith to determine any additions and deletions, if any, to the Competitive Set for the Leased Property. Any adjustments made to the Competitive Set shall be finalized on or before December 15th of each Lease Year, with such adjusted Competitive Set for the Leased Property to be applicable to the following Lease Year. In the event Lessor and Lessee are unable to agree on the Leased Property's Competitive Set, such matter shall be determined by a nationally recognized accounting firm with a hospitality division chosen by Lessor and Lessee.

          Condemnation, Condemnor:  As defined in Section 15.1.

          Consolidated Financials: For any fiscal year or other accounting period for Lessee and its consolidated Subsidiaries, statements of operations, partners' capital and cash flow (or, in the case of a corporation, statements of operations, retained earnings and cash flow) for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes to any such yearly statement, all in such detail as may be required by the SEC with respect to filings made by the Company or Lessor, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP and such statements shall, at Lessee's sole cost and expense, be audited annually (and quarterly if required by the SEC) by the Auditor. Consolidated Financials shall be prepared on the basis of a December 31 fiscal year of Lessee.

          Consumer Price Index: The "Consumer Price Index" published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items for Urban Wage Earners and Clerical Workers (1982-1984 =
100).

          Date of Taking:  As defined in Section 15.1(b).

          Emergency Expenditures: Expenditures required to take necessary or appropriate actions to respond to Emergency Situations.

          Emergency Situations: Fire, any other casualty, or any other events, circumstances or conditions which threaten the safety or physical well-being of the Facility's guests or employees or which involve the risk of material property damage or material loss to the Facility.

          Environmental Authority: Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

          Environmental Authorization: Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

          Environmental Laws: All applicable federal, state, local and foreign laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

          Environmental Liabilities: Any and all actual or potential obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

          (a) Failure to comply at any time with all Environmental Laws applicable to the Leased Property;

          (b) Presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property;

          (c) A Release or threatened Release of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property;

          (d) Identification of Lessee, Lessor or any Predecessor as a potentially responsible party under CERCLA or under any other Environmental Law;

          (e) Presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

          (f) Any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof including, without limitation, claims resulting from such Hazardous Materials migrating to an adjoining property.

          Event of Default:  As defined in Section 16.1.

          Facility: The hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property.

          FF&E Note: The promissory note(s) made by Lessee to Lessor and/or Affiliates of Lessor, substantially in the form of Exhibit "D" attached hereto, which evidences the consideration for acquiring certain personal property at the Leased Property and/or the Other Properties.

          Fair Market Rental Value: The Fair Market Rental Value of the Leased Property for any five year Renewal Term means an amount of Base Rent and Participating Rent that a willing tenant would pay to a willing landlord (who is a real estate investment trust) for the Leased Property over such five year period, assuming that (a) the Base Rent and Participating Rent are paid and adjusted in the manner set forth in Section 3.1 of this Lease and (b) the lease pursuant to which the Leased Property is leased is identical to this Lease except for (i) the Base Rent and Participating Rent (including the Break Points set forth on Exhibit "C") and (ii) the Term (which shall be limited to the Renewal Term in question).

          Fair Market Value: The Fair Market Value of the Leased Property (or any portion thereof) means an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such Leased Property, (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article XXXI or in such other manner as shall be mutually acceptable to Lessor and Lessee,
(c) assuming that such seller must pay customary closing costs and title premiums, and (d) taking into account the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance that is assumed by the transferee or subject to which the Leased Property is transferred. In addition, in determining the Fair Market Value with respect to damaged or destroyed Leased Property such value shall be determined as if such Leased Property had not been so damaged or destroyed.

          FIFRA: The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

          Fixtures:  As defined in Section 1.1.

          Food Sales: Shall mean (i) gross revenues from the sale of food and non-alcoholic beverages that are sold or delivered on or off the Facility by Lessee, its permitted subtenants, licensees or concessionaires, whether for cash or for credit, including in respect of guest rooms, banquet rooms, meeting rooms and other similar rooms, and (ii) gross revenue from the rental of banquet, meeting and other similar rooms. Such revenue shall include sales by Lessee and its permitted subtenants, licensees and concessionaires, but as to subleases, licenses or similar arrangements for food and non-alcoholic beverage sales which were entered into by Lessor or any prior owner of the Leased Property with parties who are not Affiliates of Lessee and which are existing as of the date of this Lease, such revenue shall only include rents received under such existing subleases, licenses or similar arrangements. Such revenue shall be determined in a manner consistent with the Uniform System and shall not include the following:

          (a)  Vending machine sales;

          (b) Any gratuities or service charges added to a customer's bill or statement in lieu of a gratuity which is paid directly to an employee to the extent actually paid to employees;

          (c) Non-alcoholic beverages sold from a bar or lounge;

          (d)  Credits, rebates or refunds;

          (e) Sales taxes or taxes of any other kind imposed on the sale of food or non-alcoholic beverages; and

          (f) Amounts representing the value or cost of food or non-alcoholic beverages furnished on a complimentary basis to on-site employees of the Hotel.

          Franchise Agreement: Any hotel franchise agreement or license agreement under which the Facility is operated.

          Furniture and Equipment: For purposes of this Lease, the terms "furniture and equipment" shall mean collectively all furniture, furnishings, wall coverings, fixtures and hotel equipment and systems located at, or used in connection with, the Facility, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens, bars and restaurants, if any, laundry and dry cleaning facilities, (ii) office equipment, (iii) dining room wagons, materials handling equipment, cleaning and engineering equipment, (iv) telephone and computerized accounting systems, and (v) vehicles.

          GAAP: Generally accepted accounting principles as are at the time applicable and otherwise consistently applied.

          Government: The United States of America, any state, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing.

          Gross Revenues: All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with the Facility (including rentals or other payments from tenants, lessees, licensees or concessionaires but not including their gross receipts) whether on a cash basis or credit, paid or collected, determined in accordance with GAAP and the Uniform System, including, but not limited to, Room Revenues, Food Sales, Beverage Sales and Other Income, excluding, however: (i) funds furnished by Lessor, (ii) federal, state and municipal excise, sales, occupancy and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (iii) gratuities actually paid to employees, (iv) proceeds of insurance and condemnation, (v) proceeds from sales other than sales in the ordinary course of business (vi) all loan proceeds from financing or refinancings of the Facility or interests therein or components thereof, (vii) judgments and awards, except any portion thereof arising from normal business operations of the hotel, (viii) such other items as are excluded from the definitions of Food Sales, Beverage Sales and Room Revenues, (ix) Real Estate Tax refunds pertaining to the Leased Premises, and (x) items constituting "allowances" under the Uniform System.

          Hazardous Materials: All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:

          (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

          (b) Hazardous substances, as defined in CERCLA or in any Environmental Law;

          (c) Toxic substances, as defined in TSCA or in any Environmental Law;

          (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law;

          (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenyls, asbestos and urea formaldehyde;

          (f) Asbestos or asbestos containing materials;

          (g) Urea formaldehyde foam insulation; and

          (h)  Radon gas.

          Holder: Any holder of a Mortgage, any purchaser of the Leased Property or any portion thereof at a foreclosure sale or any sale in lieu thereof, or any designee of any of the foregoing.

          Impositions: Collectively, all taxes (including, without limitation, all ad valorem, sales and use, occupancy, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or Lessor or Lessee's business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees, any fees, charges, dues or assessments required to be paid pursuant to any condominium, co-operative or homeowners' association declaration, covenant or like agreement pursuant to which charges or fees may be assessed against the Leased Property, and all other governmental or private charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property by Lessee, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

          Indemnified Party: Either of a Lessee Indemnified Party or a Lessor Indemnified Party.

          Indemnifying Party: Any party obligated to indemnify an Indemnified Party pursuant to any provision of this Lease.

          Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

          Inventory: All "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System, including, but not limited to, linens, china, silver, glassware and other non-depreciable personal property, and any property of the type described in Section 1221(1) of the Code.

          Land:  As defined in Article I.

          Lease:  This Lease.

          Lease Year: Any 12-month period from January 1 to December 31 during the Term, or any shorter period at the beginning or the end of the Term.

          Leased Improvements; Leased Property: Each as defined in Article I.

          Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use, operation or alteration thereof (whether by Lessee or otherwise), whether or not hereafter enacted and in force, including (a) all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or (2) in any way adversely affect the use and enjoyment thereof, and (c) all permits, licenses and authorizations necessary or appropriate to operate the Leased Property for its Primary Intended Use, including, but not limited to, any licenses required for the sale and service of alcoholic beverages, and (d) all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances hereafter created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

          Lessee: The Lessee designated on this Lease and its respective permitted successors and assigns.

          Lessee Indemnified Party: Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest in Lessee, the officers, directors, stockholders, members, partners, employees, agents and representatives of Lessee and any corporate stockholder, agent or representative of Lessee, and the respective heirs, personal representatives, successors and assigns of any such officer, director, stockholder, members, partners, employee, agent or representative.

          Lessee's Personal Property:  As defined in Section 6.2.

          Lessor: The Lessor designated on this Lease and its respective successors and assigns.

          Lessor Indemnified Party: Lessor, any Affiliate of Lessor, including the Company and the General Partner, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest in Lessor, the officers, directors, stockholders, partners, members, employees, agents and representatives of any of the foregoing Persons and of any stockholder, partner, member, agent, or representative of any of the foregoing Persons, and the respective heirs, personal representatives, successors and assigns of any such officers, directors, partners, stockholders, members, employees, agents or representatives.

          Lessor's Audit: An audit by Lessor's independent certified public accountants of the operation of the Leased Property during any Lease Year, which audit shall be at Lessor's sole cost and expense and may, at Lessor's election, be either a complete audit of the Leased Property's operations or an audit of Room Revenues, Food Sales, Beverage Sales and Other Income realized from the operation of the Leased Property during such Lease Year.

          Major Renovation: Any alteration or renovation or series of alterations or renovations of the Facility over a 12 consecutive month period, the total cost of which is or will be equal to or greater than eight percent (8%) of the Gross Revenues derived from the Facility for the most recent 12-month period prior thereto.

          Management Agreement: An agreement between the Lessee and the Manager relating to the management of the Leased Property, a copy of which has been delivered to Lessor.

          Manager:  ______________________________________, or any other
Subsidiary of the Lessee approved by Lessor.

          Marginal Rate: The maximum marginal effective tax rate (federal and state) for an individual residing in the State of California.

          Mortgage:  As defined in Section 28.2.

          Net Worth: The excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP, excluding, however, from the determination of total assets: (a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, and other similar intangibles;
(b) all deferred charges that are not required to be capitalized in accordance with GAAP or unamortized debt discounts and expenses; (c) treasury stock; (d) securities which are not readily marketable; (e) any write-up in the book value of any asset resulting from a revaluation thereof; (f) this Lease and the Other Leases; and (g) any items not included in clauses (a) through (f) above that are treated as intangibles in conformity with GAAP. Notwithstanding the provisions of clause (e) in the preceding sentence, all marketable securities will be valued at their current market value.

          Notice:  A notice given pursuant to Article XXX.

          Officer's Certificate: A certificate of Lessee reasonably acceptable to Lessor, signed by the chief financial officer or another officer duly authorized so to sign by Lessee or a general partner of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.

          Operating Budget:  As defined in Section 3.5.

          Other Income: All revenues, receipts, and income of any kind derived directly or indirectly from or in connection with the Facility and included in Gross Revenues other than Room Revenues, Food Sales or Beverage Sales.

          Overdue Rate: On any date, a rate equal to the Base Rate plus 5% per annum, but in no event greater than the maximum nonusurious rate then permitted under applicable law.

          Other Leases: The leases of the Other Properties between Lessor and/or its Affiliates and Lessee and/or its Affiliates.

          Other Properties: The properties listed on Exhibit "A" attached hereto and any future properties acquired by Lessor and/or its Affiliates which are leased to Lessee and/or its Affiliates.

          Payment Date: Any due date for the payment of any installment of Rent.

          Participating Rent:  As defined in Sections 3.1(b), 3.1(c) and 3.1(d).

          Person: The term "Person" means and includes individuals, corporations, general and limited partnerships, limited liability companies, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other legal entities and governments and agencies and political subdivisions thereof.

          Personal Property Taxes: All personal property taxes imposed on the furniture, furnishings or other items of personal property located on, and used in connection with, the operation of the Leased Improvements as a hotel (other than Inventory and other personal property owned by the Lessee), together with all replacements, modifications, alterations and additions thereto.

          Predecessor: Any Person whose liabilities arising under any Environmental Law have or may have been retained or assumed by Lessor or Lessee pursuant to the provisions of this Lease.

          Primary Intended Use:  As defined in Section 7.2(b).

          Proceeding: Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal) any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

          RCRA:  The Resource Conservation and Recovery Act, as amended.

          Real Estate Taxes: All real estate taxes, including general and special assessments, if any, which are imposed upon the Land and any improvements thereon.

          Release: A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

          Rent: Collectively, the Base Rent, Participating Rent, and Additional Charges.

          Revenue Decline: The failure of actual Gross Revenues for any Lease Year (the "Actual Revenues") to equal or exceed 95% of the amount projected for Gross Revenues in the approved Operating Budget for such Lease Year (the "Projected Revenues"), unless such failure is demonstrated to the reasonable satisfaction of Lessor (failing which the matter shall be submitted to arbitration in accordance with Section 40.2 hereof) to have been caused by general market conditions beyond Lessee's reasonable control having a comparable effect on the revenues of the Competitive Set.

          Room Revenues: Gross revenue from the rental of guest rooms, whether to individuals, groups or transients, at the Facility, determined in a manner consistent with the Uniform System and excluding the following:

          (a) The amount of all credits, rebates or refunds to customers, guests or patrons;

          (b) All sales taxes or any other taxes imposed on the rental of such guest rooms; and

          (c) Any fees collected for amenities including, but not limited to, telephone, laundry, movies or concessions.

          SARA: The Superfund Amendments and Reauthorization Act of 1986, as amended.

          SEC: The U.S. Securities and Exchange Commission or any successor agency.

          State: The State or Commonwealth of the United States in which the Leased Property is located.

          Subsidiaries: Corporations or other entities in which Lessee or Lessor, as applicable, owns, directly or indirectly, more than 50% of the voting rights or control, as applicable (individually, a "Subsidiary").

          Taking: A permanent or temporary taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property.

          Tax Law Change: A change in the Code (including, without limitation, a change in the Treasury regulations promulgated thereunder) or in the judicial or administrative interpretations of the Code, which in Lessor's determination will permit Lessor or an Affiliate thereof to operate the Facility as a hotel without adversely affecting the Company's qualification for taxation as a real estate investment trust under the applicable provisions of the Code.

          Term:  As defined in Section 1.2.

          TSCA:  The Toxic Substances Control Act, as amended.

          Unavoidable Delay: Delay due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, condemnation or other similar causes beyond the reasonable control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the reasonable control of either party hereto unless such lack of funds is caused by the breach of the other party's obligation to perform any obligations of such other party under this Lease.

          Unavoidable Occurrence: The occurrence of strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, condemnation or other similar causes beyond the reasonable control of Lessee, provided that any such occurrence is an extraordinary (as opposed to a routine or cyclical) material event that was not reasonably foreseeable when the then applicable Annual Budget was prepared.

          Uneconomic for its Primary Intended Use: A state or condition of the Facility such that in the reasonable, good faith judgment of Lessor the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, such that Lessor intends to, and shall, complete the cessation of operations from the Leased Facility.

          Uniform System: Shall mean the Uniform System of Accounts for Hotels (9th Revised Edition, 1997) as published by the Hotel Association of New York City, Inc., as same may hereafter be revised.

          Unsuitable for its Primary Intended Use: A state or condition of the Facility such that in the reasonable, good faith judgment of Lessor the Facility cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel comparable in quality and function to that of the Facility prior to the damage or loss.

          WARN:  Work Adjustment and Retraining Notification Act, as amended.


                                  ARTICLE III

          3.1 Rent. Lessee will pay to Lessor by wire transfer of immediately available funds or such other transfer as Lessor may require, to the account of Lessor or to the account of such other Person, as Lessor from time to time may designate in a Notice, without set-off or deduction at any time, all Base Rent, Participating Rent and Additional Charges, during the Term, as follows:

          (a) Base Rent: The fixed annual sum set forth on Exhibit "C" (subject to adjustment and increase as set forth in this Subparagraph (a) and in Subparagraph (d) hereof, the "Base Rent"), payable in arrears in consecutive monthly installments, the first of which shall be payable on the last day of the month in which the Commencement Date occurs and continuing thereafter each subsequent calendar month of the Term, each such monthly payment to be paid on the last day of each such calendar month of the Initial Term; provided, however, that (i) Base Rent shall be prorated as to any partial Lease Year, (ii) the first and last monthly payments of Base Rent shall be prorated as to any partial month, (iii) if the Lease ends on other than the last day of a month, the Base Rent for such partial month shall be paid on the day the Lease expires, and (iv) payments of Base Rent shall be subject to abatement where and only where and to the extent expressly provided in this Lease. The Base Rent payable for each month shall equal one-twelfth (1/12th) of the annual sum set forth on Exhibit "C". If the term of this Lease commences or ends other than on the first or last day of a month, the Base Rent due for such month shall equal the monthly Base Rent (computed as provided in the preceding sentence) multiplied by a fraction having as its numerator the number of days in said partial month and having as its denominator the number of days in the entire month.

          (b) Participating Rent: For each calendar month during the Term, Lessee shall pay percentage rent ("Participating Rent") in arrears in an amount calculated by the following formula (the "Revenues Computation"):

          For any month, Participating Rent shall equal:

               The amount equal to the Monthly Revenue Computation (defined below)
                                      less
               an amount equal to the Base Rent paid for the Lease Year to date less
               an amount equal to the Participating Rent paid for the Lease Year to date.

The Participating Rent due for each calendar month during the Term shall be paid on or before the 21st day of the succeeding month. In no event shall Participating Rent be less than zero.

For purposes of defining the Monthly Revenues Computation:

          (i) "Cumulative Monthly Portion" shall mean a fraction having as its numerator the aggregate Budgeted Receipts for the calendar months in a Lease Year which have elapsed including the month for which the calculation is being made and having as its denominator the aggregate Budgeted Receipts for the Lease Year. "Budgeted Receipts" shall mean the Gross Revenues projected in the Operating Budget for such Lease Year (or portion thereof). The Cumulative Monthly Portion for the December 31 Participating Rent payment (due January 21 of the next Lease Year) will be 100%, assuming that the Lease Year in question is a full Lease Year. If the term of this Lease commences or ends on other than the first or last day of a month, then when calculating the Cumulative Monthly Portion beginning or ending during such calendar month, the Cumulative Monthly Portion for such partial calendar month shall be the product of (i) a fraction having as its numerator the Budgeted Receipts for said month and having as its denominator the Budgeted Receipts for the entire calendar year, multiplied by
(ii) another fraction having as its numerator the actual Gross Revenues received during said partial month and having as its denominator the actual Gross Revenues received during the entire month.

          (ii) During the Initial Term, "First Tier Room Revenue Percentage," "Second Tier Room Revenue Percentage," "Third Tier Room Revenue Percentage," "First Tier Food Sales Percentage," "Second Tier Food Sales Percentage," and "Other Income Percentage" shall mean the percentages corresponding to each of such terms as set forth on Exhibit "C".

          (iii) During the Initial Term, "Annual Room Revenues First Break Point" and "Annual Room Revenues Second Break Point" shall mean the amount of annual Room Revenues corresponding to each of such terms as set forth on Exhibit "C".

          (iv) During the Initial Term, "Annual Food Sales Break Point" shall mean the amount of annual Food Sales and Beverage Sales corresponding to such term as set forth on Exhibit "C".

          The Monthly Revenues Computation shall be the amount obtained by adding, for the applicable Lease Year, (i) an amount equal to the First Tier Room Revenue Percentage of all year to date Room Revenues up to (but not exceeding) the Cumulative Monthly Portion of the Annual Room Revenues First Break Point, (ii) an amount equal to the Second Tier Room Revenue Percentage of all year to date Room Revenues in excess of the Cumulative Monthly Portion of the Annual Room Revenues First Break Point up to (but not exceeding) the Cumulative Monthly Portion of the Annual Room Revenues Second Break Point, (iii) an amount equal to the Third Tier Room Revenue Percentage of all year to date Room Revenues in excess of the Cumulative Monthly Portion of the Annual Room Revenues Second Break Point, (iv) an amount equal to the First Tier Food Sales Percentage of the Cumulative Monthly Portion of all year to date Food Sales and Beverage Sales up to (but not exceeding) the Cumulative Monthly Portion of the Annual Food Sales Break Point, (v) an amount equal to the Second Tier Food Sales Percentage of all year to date Food Sales and Beverage Sales in excess of the Cumulative Monthly Portion of the Annual Food Sales Break Point, and (vi) an amount equal to the Other Income Percentage of year to date revenues from Other Income.

          (c) Officer's Certificates. Within 21 days after each of the first three quarters of each Lease Year (or part thereof) in the Term, Lessee shall deliver to Lessor an Officer's Certificate reasonably acceptable to Lessor, setting forth the calculation of the Participating Rent payment for the three
(3) months comprising such quarter, based on the formulas set forth in Section 3.1(b). There shall be no reduction in the Base Rent regardless of the result of the Revenues Computation.

          In addition, on or before 45 days after the end of each year, commencing with _________________, Lessee shall deliver to Lessor an Officer's Certificate reasonably acceptable to Lessor setting forth the computation of the actual Participating Rent that accrued for each month of the Lease Year that ended on the immediately preceding December 31. Additionally, if the annual Participating Rent due and payable for any Lease Year (as shown in the applicable Officer's Certificate) exceeds the amount actually paid as Participating Rent by Lessee for such year, Lessee also shall pay such excess to Lessor at the time such certificate is delivered. If the Participating Rent actually due and payable for such Lease Year is shown by such certificate to be less than the amount actually paid as Participating Rent for the applicable Lease Year, at the option of Lessor, Lessor shall reimburse such amount to Lessee or credit such amount against subsequent months' Base Rent and, to the extent necessary, subsequent months' Participating Rent payments, or, if none, then such amounts shall be paid to Lessee. Any such credit to Base Rent shall not be applied for purposes of calculating Participating Rent payable for any subsequent month.

          Any difference between the annual Participating Rent due and payable for any Lease Year (as shown in the applicable Officer's Certificate or as adjusted pursuant to Section 3.1(d)) and the total amount actually paid by Lessee as Participating Rent for such Lease Year, whether in favor of Lessor or Lessee, shall bear interest at the Base Rate, which interest shall accrue from the due date of the last monthly Participating Rent payment for the Lease Year until the amount of such difference shall be paid or otherwise discharged. Any such interest payable to Lessor shall be deemed to be and shall be payable as Additional Charges.

          The obligation to pay Participating Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Participating Rent accrued prior to such termination date, shall be made not later than ninety
(90) days after such expiration or termination date.

          (d) CPI Adjustments. For each Lease Year during the Term beginning with the Lease Year commencing _______________, the Base Rent then in effect, the Annual Room Revenues First Break Point and the Annual Room Revenues Second Break Point (together, the "Annual Room Revenues Break Points"), and the Annual Food Sales Break Point then included in the Revenues Computation set forth in
Section 3.1(b), shall be increased as follows:

          (1) For the Lease Year commencing _______________ and for each Lease Year thereafter during the Term, the Consumer Price Index for the day before the day that the new Lease Year commences (the "Measurement Date") shall be divided by the Consumer Price Index for the day that is twelve months preceding the Measurement Date;

          (2) The new Base Rent for the then current Lease Year shall be the product of the Base Rent in effect in the most recently ended Lease Year and the quotient obtained under subparagraph (1) above;

          (3) The new Annual Room Revenues Break Points in the Revenues Computation described in Section 3.1(b) above for the Lease Year commencing _______________ shall be the product of the Annual Room Revenues Break Points in effect in the Lease Year ending _________________ and the quotient obtained in subparagraph (1) above, and the new Annual Room Revenues Break Points in the Revenues Computation for the Lease Year beginning with the Lease Year commencing _______________ and for each Lease Year thereafter during the Term, shall be the product of (a) the Annual Room Revenues Break Points in effect in the most recently ended Lease Year and (b) the quotient obtained in subparagraph (i) above plus seventy-five one hundredths percent (.75%); and

          (4) The new Annual Food Sales Break Point in the Revenues Computation described in Section 3.1(b) above for the Lease Year commencing _______________ shall be the product of the Annual Food Sales Break Point in effect in the Lease Year ending _________________ and the quotient obtained in subparagraph (i) above, and the new Annual Food Sales Break Point in the Revenues Computation for the Lease Year beginning with the Lease Year commencing _______________ and for each Lease Year thereafter during the Term, shall be the product of (a) the

Annual Food Sales Break Point in effect in the most recently ended Lease Year and (b) the quotient obtained in subparagraph (i) above plus seventy-five one hundredths percent (.75%).

          In no event shall the Base Rent, the Annual Room Revenues Break Points or the Annual Food Sales Break Point be reduced as a result of any changes in the Consumer Price Index.

          Adjustments calculated as set forth above in the Base Rent, the Annual Room Revenues Break Points and the Annual Food Sales Break Point shall be effective on the first day of each calendar Lease Year to which such adjusted amounts apply. If Rent is paid prior to the determination of the amount of any adjustment to Base Rent, the Annual Room Revenues Break Points or the Annual Food Sales Break Point applicable for such period, whether because of a delay in the publication of the Consumer Price Index for the Measurement Date or because of any other reason, payment adjustments for any shortfall in or overpayment of Rent paid shall be made with the first Base Rent and Participating Rent payments due after the amount of the adjustments are determined.

          If (1) a significant change is made in the number or nature (or both) of items used in determining the Consumer Price Index, or (2) the Consumer Price Index shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index, together with information which will make possible a conversion to the new index in computing the adjusted Base Rent, Annual Room Revenues Break Points, and Annual Food Sales Break Point hereunder. If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties will instead mutually select, accept and use such other index or comparable statistics on the cost of living in various U.S. cities that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

          The portion of the aggregate of Base Rent and Participating Rent designated on Exhibit "C" payable for each Lease Year shall be attributed to the rights to the Franchise Agreement granted by Lessor to Lessee pursuant to
Section 1.1(g).

          (e) Calculation of Rent for Renewal Terms. The Rent for each Renewal Term shall be the then Fair Market Rental Value for the Leased Property. Promptly after the delivery of Lessee's Notice of its election to renew the Term of this Lease pursuant to Section 1.2(b) above, the leasing committees of both Lessor and Lessee shall meet to discuss and agree upon the Fair Market Rental Value for the Renewal Term. The leasing committees of both Lessee and Lessor shall be comprised of two directors of each who are not also on the board of the other company. The members of the leasing committees shall meet, discuss and negotiate diligently and in good faith to arrive at an agreed-upon Base Rent and Participating Rent (including Break Points) for the Renewal Term within 60 days after the giving of such renewal notice. If the parties cannot agree upon the Fair Market Rental Value for the Renewal Term within such 60 day period, this lease shall terminate upon the expiration of the then current Initial Term or Renewal Term, subject to Lessee's right of first refusal set forth in Section 3.1(f) below.

          (f) Lessee's Right of First Refusal. If the leasing committees of the Lessor and the Lessee shall fail to agree upon a Fair Market Rental Value for a Renewal Term within the time provided in Section 3.1(e) above, Lessor shall have the right to discuss and negotiate the terms of a new lease of the Leased Property with any other party, such new lease to commence upon the expiration of the then current Initial Term or Renewal Term, as applicable; provided, however, that at such time as Lessor and any such third party have reached agreement on the terms of such new lease (the "New Lease"), a copy of the proposed New Lease shall be sent to Lessee whereupon Lessee shall have 20 days in which to elect to enter into the same lease with Lessor, such election to be manifested by executing and returning to Lessor 4 original counterparts of the New Lease within such 20 day period. If Lessee timely makes such election in the manner aforesaid, this Lease shall terminate at the end of the then current Initial Term or Renewal Term, as applicable, and the New Lease shall commence between Lessor and Lessee immediately thereafter. If Lessee fails to execute and return the New Lease within such 20 day period, this Lease shall terminate at the end of the then current Initial Term or Renewal Term, as applicable, and Lessee shall have no further rights with respect to the Leased Property except as may be expressly set forth elsewhere in this Lease.

          3.2 Confirmation of Participating Rent. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with GAAP and the Uniform System, that will accurately record all data necessary to compute Participating Rent, and Lessee shall retain, for at least five (5) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all data necessary to conduct Lessor's Audit and to compute Participating Rent for the applicable Lease Years. Lessor shall have the right from time to time by its accountants or representatives to audit such information in connection with Lessor's Audit, and to examine all Lessee's records (including supporting data and sales and excise tax returns) reasonably required to complete Lessor's Audit and to verify Participating Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any Lessor's Audit discloses a deficiency in the payment of Participating Rent, and either Lessee agrees with the result of Lessor's Audit or the matter is otherwise determined or compromised, then promptly after such agreement or determination Lessee shall pay to Lessor the amount of the deficiency, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however, that as to any Lessor's Audit that is commenced more than one (1) year after the end of any Lease Year, the deficiency, if any, with respect to such Participating Rent shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee, in which case interest at the Overdue Rate will accrue from the date such payment should have been made to the date of payment thereof. If any Lessor's Audit discloses a deficiency in the payment of Participating Rent which, as finally agreed or determined exceeds 4%, Lessee shall pay the costs of the portion of Lessor's Audit allocable to the determination of Gross Revenues (the "Revenue Audit"). In no event shall Lessor undertake a Lessor's Audit more than three (3) years after the last day of the Lease Year for which such audit is requested. If any Lessor's Audit discloses an excess in the payment of Participating Rent, Lessor, at its option, shall reimburse such amount to Lessee or credit such amount against subsequent weeks' Base Rent, and, to the extent necessary, subsequent quarters' Participating Rent payments, or, if none, then such amount shall be paid to Lessee. Any credit to Base Rent shall not be applied for purposes of calculating Participating Rent payable for any subsequent quarter. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any arbitration or litigation between the parties and except further that Lessor may disclose such information to prospective lenders and investors and to any other persons to whom disclosure is necessary to comply with applicable laws, regulations and government requirements. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease. Any dispute as to the existence or amount of any deficiency in the payment of Participating Rent as disclosed by Lessor's Audit shall, if not otherwise settled by the parties, be submitted to arbitration pursuant to the provisions of Section 40.2.

          3.3 Additional Charges. In addition to the Base Rent and Participating Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 3.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 3.3 being additional rent hereunder and being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. If any installment of Base Rent, Participating Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor within ten (10) days of demand, as Additional Charges, a late charge (to the extent not in violation of any usury statutes and otherwise permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

          3.4 No Set Off. Rent shall be paid to Lessor without set off, deduction or counterclaim, subject to any other provisions of this Lease that expressly provide for adjustment or abatement of or set offs against Rent or other charges, and further subject to Lessee's right to assert any claim or mandatory counterclaim in any action brought by either party under this Lease.

          3.5 Annual Budget. Lessee shall prepare and submit to Lessor, by not later than 90 days prior to the commencement of each Lease Year a capital budget (the "Capital Budget") and an estimate of Gross Revenues, and by not later than 60 days prior to the commencement of each Lease Year, an operating budget (the "Operating Budget"), each of which shall be prepared in accordance with the requirements of this Section 3.5. The Operating Budget and the Capital Budget (together, the "Annual Budget") shall be prepared in accordance with the Uniform System to the extent applicable and show by month and quarter and for the year as a whole in the degree of detail specified by the Uniform System for monthly statements, and in accordance with the detail level of monthly financial statements, the following:

          (a) Lessee's reasonable estimate of Gross Revenues (including room rates and Room Revenues) for the forthcoming Lease Year itemized on schedules on a monthly and quarterly basis as approved by Lessor and Lessee, together with the assumptions, in narrative form, forming the basis of such schedules.

          (b) An estimate of any amounts Lessor will be requested to provide for Capital Improvements during the current and the next Lease Year, subject to the limitations set forth in

Article XXXVIII, including a reasonably detailed breakdown of all hard and soft costs for each Capital Improvement.

          (c)  A cash flow projection.

          (d) A narrative description of the program for advertising and marketing the Facility for the forthcoming Lease Year containing a detailed budget itemization of the proposed advertising expenditures by category and the assumptions, in narrative form, forming the basis of such budget itemization.

          (e) Lessee's reasonable estimate for each quarter of the Lease Year of Participating Rent including Room Revenues, Food Sales, Beverage Sales and Other Income.

          Lessor shall have 30 days after the date on which it receives the Capital Budget to review, approve, disapprove or change the entries and information appearing in the Capital Budget. If the parties are not able to reach agreement on the Capital Budget for any Lease Year during Lessor's 30 day review period, the parties shall attempt in good faith during the subsequent 30 day period to resolve any disputes, which attempt shall include, if requested by either party, at least one meeting of executive-level officers of Lessor and Lessee. The Capital Budget shall be finalized at least 30 days prior to the commencement of each Lease Year, provided that in the event the parties are still not able to reach agreement on the Capital Budget for any particular Lease Year after complying with the foregoing requirements of this Section 3.5, the parties shall adopt such portions of the Capital Budget as they may have agreed upon, and any matters not agreed upon shall be referred to arbitration as provided for in Section 40.2 hereof. Notwithstanding the foregoing, if Lessor believes that the amount budgeted for any particular Capital Improvement is in excess of the actual total cost for which such Capital Improvement could be built or installed, Lessor, in its sole discretion, may insist that the amount allocated for such Capital Improvement in the Capital Budget be reduced to the amount for which Lessor believes it can be built or installed and Lessor shall be responsible for supervising the design, installation and/or construction of such Capital Improvement, for which it shall receive a Supervisory Fee in accordance with Section 38.1(d) below. Pending the results of any arbitration or the earlier agreement of the parties, if the Capital Budget has not been agreed upon, no Capital Expenditures shall be made unless the same are set forth in a previously approved Capital Budget, are specifically required by Lessor or are otherwise required to comply with Legal Requirements, to make Emergency Expenditures or to comply with the Franchise Agreement. Lessee shall provide Lessor with copies of any revisions to the Annual Budget which it may desire or otherwise deem appropriate to make from time to time during any Lease Year, but no such revision shall require Lessor's approval or constitute a change in the Annual Budget for the purposes of any provisions of this Lease. The Capital Budget, once approved and as approved, shall form the basis on which expenditures for Capital Improvements shall be made. Subject to the terms and provisions of Article XXXVIII hereof, Lessee will be obligated to make all Capital Improvements and Lessor will be obligated to pay all Capital Expenditures which are reflected on a Capital Budget which has been approved. Unless such expenditures are otherwise permitted in writing by Lessor or are Emergency Expenditures or are required by the Franchise Agreement, Lessee agrees not to cause or permit any such expenditures for a Lease Year in excess of those set forth in the Capital Budget. Lessee shall promptly report to Lessor in writing any actual or anticipated deviation from the Capital Budget of any material or long-term consequence. Representatives of Lessee and Lessor shall meet as requested by Lessor but not less frequently than monthly to review and discuss the previous and future quarters' operating statements, Gross Revenues, Capital Expenditures and the general concerns of Lessee and Lessor.

          Lessor shall have 30 days after the date on which it receives the Operating Budget to review the same and notify Lessee of its approval or disapproval. Any notice of disapproval of the Operating Budget shall state with particularity the line items appearing therein to which Lessor disapproves and the amount Lessor is willing to approve for each such line item in Lessor's reasonable judgement. The Operating Budget shall be finalized by the commencement of each Lease Year. If the parties are not able to reach agreement as to an entry for any line item in the Operating Budget for any particular Lease Year during Lessor's 30 day review period, the parties shall use the amount applicable to each such line item in the approved Operating Budget of the immediately preceding year and with respect to all other line items contained in the Operating Budget for the particular Lease Year in question which have not been disapproved with particularity by Lessor, the parties shall use the amounts set forth in such Operating Budget. Lessor and Lessee shall attempt in good faith during the subsequent 60 day period to resolve any disputes, which attempt shall include, if requested by either party, at least one meeting of executive-level officers of Lessor and Lessee, provided that in the event the parties are still not able to reach agreement on the Operating Budget for any particular Lease Year after complying with the foregoing requirements of this Section 3.5, the parties shall submit the matter to arbitration under Section 40.2 hereof.

          3.6 Books and Records. Lessee shall keep full and adequate books of account and other records reflecting the results of operation of the Facility on an accrual basis, all in accordance with the Uniform System and GAAP and the obligations of Lessee under this Lease. The books of account and all other records relating to or reflecting the operation of the Facility shall be kept either at the Facility or at Lessee's offices in Washington, D.C. and shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times for examination, audit, inspection, and transcription. All of such books and records pertaining to the Facility including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessor and shall not be removed from the Facility or Lessee's offices without Lessor's prior written approval. Lessee shall be entitled to make copies of any or all such books and records for its own files. Lessee's obligations under this Section 3.6 shall survive termination of this Lease for any reason.

          3.7  Hotel Operations.

          (a) Lessee covenants to operate the Facility as a "full service hotel". A full service hotel is a hotel that operates a restaurant and meeting facilities and may have some or all of the following: conference facilities, banquet space, lounge areas, gift shops, recreational facilities (including swimming pool), and guest services (including room service, valet service and laundry). If, during the Term, Lessee desires to provide food and beverage operations at the Facility (other than those that are presently provided at the Facility and complimentary continental breakfast) or to discontinue any such operations which are presently provided (any such action, a "Change in Operations"), Lessee shall give notice of such desire to Lessor. Lessor and Lessee shall then commence negotiations to adjust Rent to reflect the proposed change to the operation of the Facility, each acting reasonably and in good faith. All other terms of this Lease will remain substantially the same. During negotiations, which shall not extend beyond 60 days, Lessee shall not implement the proposed Change in Operations and shall continue fulfilling its obligations under the existing terms of this Lease. If no agreement is reached after such 60-day period, (i) if Lessee in its reasonable judgment believes the failure to accomplish the proposed Change in Operations will have an adverse economic impact on Lessee's operation of the Facility, Lessee may submit the adjustment to Rent to arbitration in accordance with Section 40.1, otherwise,
(ii) Lessee shall withdraw such notice and shall not be entitled to implement the proposed Change in Operations, and this Lease shall continue in full force. Lessee further covenants and agrees that, without Lessor's consent (which consent shall not be unreasonably withheld), Lessee will not voluntarily terminate any management agreement with Manager by agreement with Manager or pursuant to a right therein to so terminate.

          (b) Notwithstanding anything to the contrary contained herein, no adjustment of Rent pursuant to a Change in Operations described above shall be implemented without the receipt by

Lessor of an opinion from its tax counsel, satisfactory to Lessor in form and substance, that such adjustment will not adversely affect the Company's ability to qualify as a real estate investment trust under the applicable provisions of the Code.

          3.8 Allocation of Revenues. In the event that individuals or groups purchase rooms, food and beverage and/or the use of other hotel facilities or services together or as part of a package, Lessee agrees that revenues shall be allocated among Room Revenues, Food Sales, Beverage Sales and/or other revenue categories, as applicable, in a reasonable manner consistent with the historical allocation of such revenues.

          3.9  Performance Standards.

          (a) Within thirty (30) days after Lessor's receipt of documentation or other evidence of the occurrence of a Revenue Decline for a Lease Year, Lessor shall have the option to terminate this Lease, upon 30 days' prior written Notice to Lessee thereof, unless such failure is caused by Unavoidable Occurrences or Lessor's failure to make Capital Expenditures in accordance with the approved Capital Budget. Notwithstanding the foregoing, in the event Lessee shall receive such Notice from Lessor and on or before the termination date set forth in such Notice (or, in the event of arbitration as to whether or not a Revenue Decline has occurred, within 20 days after a determination by the arbitrator that a Revenue Decline has occurred) Lessee pays to Lessor as additional Base Rent an amount (reasonably calculated by Lessor and specified in such Notice) equal to the additional Rent Lessor would have received had the Leased Property generated the minimum Gross Revenues required to have avoided such Revenue Decline (the "Shortfall Cure Amount"), then this Lease shall continue in full force and effect notwithstanding such Notice. Upon the occurrence of a Revenue Decline at the Leased Property for three (3) consecutive Lease Years, except to the extent such failure is caused by an Unavoidable Occurrence or Lessor's failure to make Capital Expenditures in accordance with the approved Capital Budget, then, notwithstanding any payments by Lessee of the Shortfall Cure Amount during such period, Lessor shall have the right to terminate this Lease by Notice to Lessee, and upon the date set forth in Lessor's Notice, this Lease shall automatically terminate and neither party shall have any further obligations or liabilities to the other hereunder, except as expressly stated in this Lease to survive such termination.

          (b) If in any Lease Year during the Term of this Lease Lessee shall fail to spend at least 95% of the amount budgeted for marketing in the approved Operating Budget for such Lease Year, then Lessor shall have the option to terminate this Lease, upon 30 days' prior written Notice to Lessee given within 30 days after Lessor's receipt of the audited financial statements for such Lease Year. Notwithstanding the foregoing, in the event Lessee shall receive such Notice from Lessor and on or before the termination date set forth in such Notice Lessee agrees in writing to spend for marketing in the current Lease Year an amount equal to (i) the amount budgeted for marketing in the approved Operating Budget for the current Lease Year plus (ii) the difference between (x) 95% of the amount budgeted for marketing in the prior Lease Year and (y) the amount actually spent for marketing in such Lease Year (the sum of (i) and (ii) being referred to as the "Increased Marketing Amount"), then this Lease shall continue in full force and effect notwithstanding such Notice. If by the end of the then current Lease Year Lessee shall have failed to spend the Increased Marketing Amount during such Lease Year, then Lessor shall have the option to terminate this Lease, on 30 days' prior written Notice to Lessee given within 30 days after Lessor's receipt of the audited financial statements for such Lease Year, for which Lessee shall have no further cure rights.

          (c) If in any Lease Year during the Term of this Lease Lessee shall fail to spend at least 95% of the amount budgeted for repairs and maintenance in the approved Operating Budget for such Lease Year, then Lessor shall have the option to terminate this Lease, upon 30 days' prior written Notice to Lessee given within 30 days after Lessor's receipt of the audited financial statements for such Lease Year. Notwithstanding the foregoing, in the event Lessee shall receive such Notice from Lessor and on or before the termination date set forth in such Notice Lessee agrees in writing to spend for repairs and maintenance in the current Lease Year an amount equal to (i) the amount budgeted for repairs and maintenance in the approved Operating Budget for the current Lease Year plus
(ii) the difference between (x) 95% of the amount budgeted for repairs and maintenance in the prior Lease Year and (y) the amount actually spent for repairs and maintenance in such Lease Year (the sum of (i) and (ii) being referred to as the "Increased Repairs and Maintenance Amount"), then this Lease shall continue in full force and effect notwithstanding such Notice. If by the end of the then current Lease Year Lessee shall have failed to spend the Increased Repairs and Maintenance Amount during such Lease Year, then Lessor shall have the option to terminate this Lease, on 30 days' prior written Notice to Lessee given within 30 days after Lessor's receipt of the audited financial statements for such Lease Year, for which Lessee shall have no further cure rights.


                                   ARTICLE IV

          4.1 Payment of Impositions. Subject to the right of Lessor to contest the same, Lessor shall pay all Real Estate Taxes, Personal Property Taxes, and Capital Impositions before any fine, penalty, interest or cost may be added for non-payment, to the extent the failure to do so materially and adversely affects the rights of the Lessee under this Lease, such payments to be made directly to the taxing or other authorities where feasible. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions (other than Capital Impositions, Real Estate Taxes and Personal Property Taxes) before any fine, penalty, interest or cost may be added for nonpayment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof subject to Lessee's right to contest pursuant to Article XII. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments and any unpaid balance of such Impositions prior to the expiration or earlier termination of the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article 12) as the same respectively come due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, Real Estate Taxes, Personal Property Taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have been declared by Lessor and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, cooperate with the other party and otherwise provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Notwithstanding the foregoing provisions of this Section, Lessee shall file all Personal Property Tax returns in such jurisdictions where it is legally required to so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Where Lessor is legally required to file Personal Property Tax returns, Lessee shall provide Lessor with copies of assessment notices in sufficient time for Lessor to file a protest. Lessor, may, upon notice to Lessee, at Lessor's option and at Lessor's sole expense, protest, appeal, or institute such other proceedings (in its or Lessee's name) as Lessor may deem appropriate to effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessor, and Lessee, at Lessor's expense as aforesaid, shall fully cooperate with Lessor in such protest, appeal, or other action. Lessor hereby agrees to indemnify, defend, and hold harmless Lessee from and against any claims, obligations, and liabilities against or incurred by Lessee in connection with such cooperation. Lessee may, upon notice to Lessor, at Lessor's option and at Lessee's sole expense, protest, appeal or institute such other proceedings (in its or Lessor's name) as Lessee may deem appropriate to effect a reduction of Impositions to be paid by Lessee, and Lessor, at Lessee's expense, shall fully cooperate with Lessee in such protest, appeal or other action. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation. Billings for reimbursement of Personal Property Taxes by Lessee to Lessor shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then go forward at Lessor's sole expense. Upon such notice, Lessee, at Lessor's expense, shall cooperate fully with such activities. To the extent received by it, Lessee shall furnish Lessor with copies of all assessment notices for Real Estate Taxes and Personal Property Taxes in sufficient time for Lessor to file a protest and pay such taxes without penalty. Lessor shall within thirty (30) days after making such payment furnish Lessee with evidence of payment of Capital Impositions, Real Estate Taxes and Personal Property Taxes.

          4.2 Notice and Accrual of Impositions. Lessor shall give prompt Notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but if Lessee did not otherwise have knowledge of such Imposition sufficient to permit it to pay same, such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto, and Lessor will reimburse Lessee for any fine, penalty or interest arising from such delay. If requested by Lessor or required by the Holder of a Mortgage, Lessee shall accrue and set aside on a monthly basis a portion

(as Lessor or such Holder shall designate) of Rent for the payment of those Impositions that are payable by Lessor, and such accruals shall be deposited with such Holder, if so required by it, or as otherwise approved by Lessor.

          4.3 Adjustment of Impositions. Impositions payable by Lessee which are imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

          4.4 Utility Charges. Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the Term.

          4.5 Franchise Fees. Lessee will pay or cause to be paid all fees and other charges payable pursuant to the Franchise Agreement with respect to the Facility.

          4.6 Ground Rent. In the event that Lessor's interest in the Land is pursuant to a ground lease or a sublease, Lessor shall be solely responsible for payment of any ground rent or subrent, as the case may be, due with respect to the Leased Property.


                                   ARTICLE V

          5.1 No Termination, Abatement, etc. Except as otherwise specifically provided in this Lease, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (c) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any default under this Lease by Lessor which may now or hereafter be conferred upon it by law to
(1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of or set off against the Rent or other sums payable by Lessee hereunder, except to the extent that Lessor's action constitutes constructive eviction and except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated, abated or modified pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                                   ARTICLE VI

          6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

          6.2  Lessee's Personal Property.

          (a) Upon commencement of the Term, Lessor shall make available at no charge to Lessee, for Lessee's use in connection with the operation and management of the Facility, all Inventory located at the Facility on the Commencement Date (the "Initial Inventory"). The parties acknowledge and agree that as of the date of this Lease the amount of Initial Inventory at the Facility is consistent with the amount of Inventory customarily maintained in a hotel of the type and character of the Facility and as otherwise is required to operate the Leased Property in the manner contemplated by this Lease and in compliance with the Franchise Agreement and all Legal Requirements. Throughout the Term, Lessee shall maintain a full stock of Inventory at the Facility at the levels substantially similar to or greater than those existing on the date hereof. As the Initial Inventory is depleted, Lessee shall purchase, at its sole cost and expense, any replacement Inventory which may be required. The Inventory, including any additions and/or replacements thereof, shall be and remain the property of Lessee. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory, Furniture and Equipment) owned by Lessee (collectively, the "Lessee's Personal Property"). All of Lessee's Personal Property, other than Inventory, not removed by Lessee within thirty (30) days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor.

          (b) Upon the expiration or earlier termination of the Term for any reason, Lessee shall surrender the Inventory to Lessor in the amounts and at the levels existing on the date of this Lease. In the event that the amount of Inventory at the time of such expiration or termination is less than that provided by Lessor on the date hereof (an "Inventory Deficiency"), Lessee shall promptly pay to Lessor the amount equal to the Fair Market Value of the Inventory Deficiency.

          (c) If, during the Term, as a result of additions, modifications or improvements to the Leased Property, the ratio (expressed as a percentage) of
(x) the adjusted basis for Federal income tax purposes of that portion of the Leased Property consisting of personal property, to (y) the adjusted basis for such purposes of the Leased Property, shall exceed 15%, Lessor, at its option, may sell to Lessee (and Lessee shall purchase from Lessor) a sufficient quantity of such personal property as shall be necessary so that the aforesaid percentage does not exceed 15%. The aforesaid sale shall be at Fair Market Value for the items sold and shall otherwise be in accordance with the provisions of Section
18.1 below (including a contemporaneous equitable reduction of the Rent payable under Section 3.1).


                                  ARTICLE VII

          7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is", "with all faults", and in its present condition.
Except as otherwise specifically provided herein, Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property.
LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Lessor shall have the right to proceed against any predecessor in title for breaches of warranties or representations or for latent defects in the Leased Property, and Lessor shall, if requested by Lessee, assign any such right to Lessee if and to the extent Lessor determines not to exercise such right. If either party determines to exercise such right, the other party shall fully cooperate in the prosecution of any such claim, in Lessor's or Lessee's name, all at the cost and expense of the prosecuting party, who hereby agrees to indemnify, defend and hold harmless the other party from and against any claims, obligations and liabilities against or incurred by such other party in connection with such cooperation, and who further agrees to apply all amounts realized from the prosecution of such claim, less its expenses in connection therewith, to remedy such breach or cure such defect.

          7.2  Use of the Leased Property.

          (a) Lessee covenants that it will proceed with all due diligence and will exercise its best efforts to obtain and to maintain all approvals needed to use and operate the Leased Property and the Facility under applicable local, state and federal law.

          (b) Lessee shall use or cause to be used the Leased Property only as a hotel facility, and for such other uses as may be necessary or incidental to such use, or such other use as otherwise approved by Lessor (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which is prohibited by law or fire underwriter's regulations. Lessee shall comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property, which compliance shall be performed at Lessee's sole cost except to the extent that such compliance requires the performance of a Capital Improvement or the payment of a Capital Imposition which are Lessor's responsibilities.

          (c) Subject to the provisions of Articles XIV and XV, Lessee covenants and agrees that during the Term it will either directly or through an approved manager (1) operate continuously (subject to Unavoidable Occurrences) the Leased Property as a hotel facility, (2) keep in full force and effect and comply in all material respects with all the provisions of the Franchise Agreement, except Lessee shall have no obligation to complete any Capital Improvements required by Franchisor as set forth in Article XXXVII hereof, (3) not terminate or amend in any respect the Franchise Agreement without the consent of Lessor,

(4) maintain appropriate certifications and licenses for such use and (5) keep Lessor advised of the status of any material litigation affecting the Leased Property.

          (d) Lessee shall not commit any waste on the Leased Property, or in the Facility nor shall Lessee cause or permit any nuisance thereon.

          (e) Lessee shall neither use nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as
(1) would impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) would support a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

          7.3 Lessor to Grant Easements, etc. Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval may be granted or denied in Lessor's sole discretion),
(a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant, release, dedication, transfer, petition or amendment does not interfere with the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.


                                  ARTICLE VIII

          8.1  Compliance with Legal and Insurance Requirements, etc.
Subject to Sections 8.2, 8.3(b) and Article XII or any other provision of this Agreement relating to permitted contests, Lessee, at its expense, will promptly
(a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, subject however to the provisions of Section 9.1(b), and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal

Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

          8.2 Legal Requirements Covenants. Subject to Section 8.3(b) below, Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder including, but not limited to, the sale and service of alcoholic beverages (provided that Lessor shall cooperate at Lessee's sole cost and expense, in obtaining liquor licenses to the extent necessary). Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to and comply with all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all such sub-tenants, invitees or others to so comply with all Legal Requirements). Lessee may, however, upon prior notice to Lessor, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder and at Lessee's sole expense. If compliance with a Legal Requirement pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Facility and without subjecting Lessee or Lessor to any liability for failure to so comply therewith, Lessee may delay compliance therewith until final determination of such proceeding. If any lien, charge or liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor (which consent shall not be unreasonably withheld) and the Holder of any Mortgage, may nonetheless contest and delay as aforesaid, provided that such contest or delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay, and (b) prosecutes the contest with due diligence and good faith.

          8.3 Environmental Covenants. Lessor and Lessee (in addition to, and not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and 8.2 hereof) covenant and agree as follows:

          (a) At all times hereafter until Lessee completely vacates the Leased Property and surrenders possession of the same to Lessor, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon, except to the extent that such compliance would require the remediation of Environmental Liabilities for which Lessee has no indemnity obligations under Section 8.3(b). Lessee agrees to give Lessor prompt written notice of (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property; (3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

          (b) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities which relate to events or occurrences which occurred during the Term of this Lease, except to the extent that the same (i) are caused by lessor or lessor's agents, employees or contractors, or (ii) result from conditions existing at the leased property at the date of this lease (an "Existing Condition") or from releases or other violations of environmental laws originating on adjacent property but affecting the leased property (a "Migration"), provided that in either case such exclusions shall not apply to the extent that the Existing Condition or the Migration has been exacerbated by Lessee's intentional act, negligent act or negligent failure to act.

          (c) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities to the extent that the same arise from an Existing Condition or Migration (except as provided in Section 8.3(b) above), were caused by Lessor or Lessor's agents, employees or contractors or relate to occurrences after the expiration of the Term.

          (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.3(b) or (c), the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless a conflict of interest prevents representation of such Indemnified Party by the counsel selected by the Indemnifying Party and such separate counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgment.

          (e) If at any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior written notice to Lessee or Lessor, as appropriate, stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable. In addition to the aforesaid access, Lessor shall also have similar access upon prior written notice to Lessee in the event that Lessor requires such access in connection with a proposed sale or mortgage of the Leased Property or for any other reasonable purpose. Lessor hereby agrees to indemnify and hold harmless Lessee from and against any and all liabilities, costs, damages, charges, fees or expenses arising from or related to the access to or use of the Leased Property by a Lessor Indemnified Party pursuant to this subparagraph (e).

          (f)  The indemnification rights and obligations provided for in this
Article VIII shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease.

          (g)  The indemnification rights and obligations provided for in this
Article VIII shall survive the termination of this Agreement.

          For purposes of this Section 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.


                                   ARTICLE IX

          9.1  Maintenance and Repair.

          (a) Except as provided in Section 9.1(b), Lessee will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto that are under Lessee's control, including windows and plate glass, parking lots, HVAC, mechanical, electrical and plumbing systems and equipment (including conduit and ductware), and non-load bearing interior walls, in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof but subject to the obligation to make necessary and appropriate repairs and replacements as provided in this
Section 9.1(a)), and, except as otherwise provided in Section 9.1(b), Article XIV, Article XV or Article XXXVIII, with reasonable promptness, make all necessary and appropriate repairs, replacements and improvements thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease, or required by any governmental agency having jurisdiction over the Leased Property. Lessee, however, shall be permitted to prosecute claims against Lessor's predecessors in title for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use (except to the extent such actions are the responsibility of Lessor pursuant to Section 9.1(b), Article XIV, Article XV or
Article XXXVIII). If Lessee fails to make any required repairs or replacements after fifteen (15) days' notice from Lessor, or after such longer period as may be reasonably required provided that Lessee at all times diligently proceeds with such repair or replacement, then Lessor shall have the right, but shall not be obligated, to make such repairs or replacements on behalf of and for the account of Lessee. In such event, such work shall be paid for in full by Lessee as Additional Charges.

          (b) Notwithstanding Lessee's obligations under Section 9.1(a) above but subject to the limitations on Lessor's obligations for Capital Expenditures set forth in Article XXXVIII, unless caused by Lessee's negligence or willful misconduct or that of its employees, contractors or agents, Lessor shall be required to make all Capital Expenditures. Except as set forth in the preceding sentence, Lessor shall not under any circumstances be required to build or rebuild any improvement on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility under any mechanic's lien laws now or hereafter existing.

          If Lessor fails to make any required Capital Expenditures after the expiration of all applicable notice and cure periods set forth in Article XXXIX, then Lessee shall have the right, but not the obligation, to make such Capital Expenditures on behalf of and for the account of Lessor, whereupon Lessor shall reimburse Lessee therefor promptly upon receipt of all documentation evidencing such Capital Expenditure. Notwithstanding the foregoing, if Lessor shall fail to make any Emergency Expenditure after the expiration of all applicable notice and cure periods, Lessee shall have the right to terminate this Lease upon thirty(30) days' prior notice to Lessor, whereupon this Lease shall terminate and neither party shall have any further rights or obligations hereunder except for (i) Lessee's obligation to pay all Rent accrued through the termination date and (ii) any other obligations or indemnities herein expressly stated to survive the termination hereof.

          (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (1) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (2) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

          (d) Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair in accordance with Section 9.1(a) above, or damage by casualty or Condemnation (subject to the obligation of Lessee or Lessor, as applicable, to restore or repair as set forth in this Lease).


                                   ARTICLE X

          10.1 Alterations. Subject to first obtaining the written approval of Lessor, which shall not be unreasonably withheld, Lessee shall have the right, but not the obligation, to make such additions, modifications or improvements to the Leased Property from time to time as Lessee deems desirable for its permitted uses and purposes, provided that such action will not alter the character or purposes of the Leased Property or detract from the value or operating efficiency thereof and will not impair the revenue-producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. All such work shall be performed in a first class manner in accordance with all applicable governmental rules and regulations and after receipt of all required permits and licenses. If reasonably required by Lessor all such work shall be covered by performance bonds issued by bonding companies reasonably acceptable to Lessor. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor. Subject to the terms and provisions of Article XXXVIII, nothing in this Section 10.1 shall abrogate or limit Lessor's obligation to make the Capital Expenditures set forth in the approved Capital Budget.

          10.2 Salvage. All materials which are scrapped or removed in connection with the making of repairs pursuant to Article IX or X shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing of such work.

          10.3 Lessor Alterations. Lessor shall have the right, without Lessee's consent, to make or cause to be made alterations to the Leased Property required in connection with (i) Emergency Situations, (ii) Legal Requirements,
(iii) maintenance of the Franchise Agreement, (iv) any Mortgage, (v) any Capital Improvement which Lessor has elected to build or install itself, as provided in
Section 3.5 hereof, or (vi) the performance by Lessor of its obligations under this Lease. Lessor shall further have the right, but not the obligation, to make such other additions to the Leased Property as it may reasonably deem appropriate during the term of the Lease, subject to Lessee's approval which shall not be unreasonably withheld. All such work unless necessitated by Lessee's acts or omissions or unless otherwise required to be performed by Lessee under this Lease (in which event work shall be paid for by Lessee) shall be performed at Lessor's expense and shall be done after reasonable notice to and coordination with Lessee, so as to minimize any disruptions or interference with the operation of the Facility. In the event such work materially interferes with the operation of the Facility, Base Rent shall be equitably abated. If Lessee withholds its consent to any additions or other work which Lessor has the right, but not the obligation, to make pursuant to the foregoing provisions of this Section 10.3, or if the extent of abatement of Rent cannot be agreed upon, the matter shall be referred to arbitration pursuant to the provisions of Article XL.


                                   ARTICLE XI

          11.1 Liens. Subject to the provision of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property resulting from the action or inaction of Lessee, or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease, (a) the matters, if any, included as exceptions or insured against in the title policy insuring Lessor's interest in the Leased Property, (b) restrictions, liens and other encumbrances which are consented to in writing by Lessor, (c) liens for those taxes which Lessee is not required to pay hereunder,

(d) subleases permitted by Article XXI hereof, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements to the extent Lessee is responsible hereunder for such compliance so long as (1) the same are not yet delinquent or (2 such liens are in the process of being contested as permitted by Article XII, (f) liens of mechanics, laborers, suppliers or vendors for sums either disputed or not yet due provided that any such liens for disputed sums are in the process of being contested as permitted by Article XII hereof, and
(g) liens and encumbrances created by Lessor.


                                  ARTICLE XII

          12.1 Permitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or any lien, attachment, levy, encumbrance, charge or claim (any such Imposition, Legal Requirement, lien, attachment, levy, encumbrance, charge or claim herein referred to as "Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or loss of any portion of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any Mortgage. Upon the request of Lessor, as security for the payment of such claims, Lessee shall either (i) provide a bond or other assurance reasonably satisfactory to Lessor (and to any Holder, if approval thereof is required by such Holder's Mortgage) that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon and legal fees anticipated to be incurred in connection therewith will be paid, or (a) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor or with any Holder upon terms satisfactory to such Holder, money in an amount sufficient to pay the same, together with interest and penalties thereon and legal fees anticipated to be incurred in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any Holder with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease. Lessor reserves the right to contest any of the Claims not pursued by Lessee at Lessor's expense. Lessor and Lessee agree to cooperate in coordinating the contest of any Claims.


                                  ARTICLE XIII

          13.1  General Insurance Requirements.

          (a) Coverages. During the Term of this Lease, the Leased Property shall at all times be insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to issue insurance in the State. The policies must name the party obtaining the policy as the insured and the other party as an additional named insured, and the Manager shall also be named as an additional insured under the coverages described in Sections 13.1(a)(iv) through (xi). The Holder of any Mortgage shall be named as an additional insured and loss payee, to the extent required under the terms of the Mortgage. Losses shall be payable, for the benefit of the respective insureds, to Lessor or Lessee as provided in this Lease (subject to the rights of the Holder of any Mortgage). Any loss adjustment for coverage insuring multiple parties shall require the written consent of each of them, each acting reasonably and in good faith. Evidence of insurance shall be deposited with Lessor. The policies on the Leased Property, including the Leased Improvements, Fixtures and Lessee's Personal Property, shall at all times satisfy the requirements of the Franchise Agreement and of any Mortgage (so long as Lessee has been furnished with a copy of such Mortgage), affecting the Leased Property and at a minimum shall include:

               (i) Building insurance on the "Special Form" (formerly "All Risk" form) (including earthquake, flood and sink hole in reasonable amounts if and as determined by Lessor) in an amount not less than 100% of the then full replacement cost thereof (as defined in Section 13.2) or such other amount which is acceptable to Lessor, and personal property insurance on the "Special Form" in the full amount of the replacement cost thereof;

               (ii) Insurance for loss and damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, air conditioning systems, piping and machinery, and sprinklers, if any, now or hereafter installed in the Facility, in the minimum amount of $5,000,000 or in such greater amounts as are then customary;

               (iii) Loss of income insurance on the "Special Form", in the amount of one year of Rent (based on the last Lease Year of operation or, to the extent the Leased Property has not been operated for an entire 12-month Lease Year, based on the projected Rent for the balance of such Lease Year) for the benefit of Lessor;

               (iv) Business interruption insurance on the "Special Form" in the amount of one year of gross profit, for the benefit of Lessee including one year of management fees to Manager;

               (v) Commercial general liability insurance, with amounts not less than $1,000,000 combined single limit for each occurrence and $2,000,000 for the aggregate of all occurrences within each policy year, as well as excess liability (umbrella) insurance with limits of at least $25,000,000 per occurrence, covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, with respect to Lessor, Lessee and Manager, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessor, Lessee and Manager;

               (vi) Fidelity bonds or blanket crime policies with limits and deductibles as may be reasonably determined by Lessor, covering Lessee's or Manager's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

               (vii) Workers' compensation insurance to the extent necessary to protect Lessor, Lessee and Manager and the Leased Property against Lessee's or Manager's worker's compensation claims to the extent required by applicable state laws;

               (viii) Comprehensive form vehicle liability insurance for owned, non-owned and hired vehicles, in the amount of $1,000,000;

               (ix) Garagekeeper's legal liability insurance covering both comprehensive and collision-type losses with a limit of liability in keeping with prudent hotel management practice;

               (x) Innkeeper's legal liability insurance covering property of guests while on the Leased Property for which Lessor is legally responsible (other than property in a safe deposit box), with a limit of not less than $5,000 for any one occurrence or $25,000 in the aggregate;

               (xi) Safe deposit box legal liability insurance covering property of guests while in a safe deposit box on the Leased Property for which Lessor is legally responsible, with a limit of not less than $100,000 for any one occurrence; and

               (xii) Insurance covering such other liabilities or hazards (such as plate glass or other common risks) and in such amounts as may be (A) required by a Holder or (B) customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered as may be reasonably determined by Lessor.

          (b) Responsibility for Insurance. Lessee shall obtain the insurance and pay the premiums for the coverages described in Sections 13.1(a)(iv) through
(xi). Lessor shall obtain the insurance and pay the premiums for the coverage described in Sections 13.1(a)(i) and (ii), provided that Lessee shall reimburse Lessor immediately after demand therefor for any premiums paid by Lessor for the coverages required under Sections 13.1(a)(i) and (ii) to the extent that the premiums relate to coverages for property owned by Lessee or coverages which benefit Lessee or Manager. Lessor shall obtain the insurance, but Lessee shall pay (or reimburse Lessor) for the premium, for the coverage described in Section 13.1(a)(iii). Insurance required by Section 13.1(a)(xii) shall be obtained and paid for by Lessor to the extent that it relates to risks of the type covered by the insurance obtained pursuant to Section 13.1(a)(i) and (ii), and obtained and paid for by Lessee if it relates to risks of the type covered by the insurance obtained pursuant to Sections 13.1(a)(v) through (xi). The party responsible for the premium for any insurance coverage shall also be responsible for any and all deductibles and self-insured retentions in connection with such coverages. In the event that either party can obtain comparable insurance coverage required to be carried by the other party from comparable insurers and at a cost significantly less than that at which such other party can obtain such coverage, the parties shall cooperate in good faith to obtain such coverage at the lower cost and shall allocate the premiums therefor in accordance with the provisions of the first sentence of this Section 13.1(b).

          13.2 Replacement Cost. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost has increased or decreased at any time during the Lease Term, it shall have the right to have such full replacement cost redetermined.

          13.3 Waiver of Subrogation. All insurance policies carried by Lessor or Lessee covering the Leased Property, the Fixtures, the Facility or Lessee's Personal Property, including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party and Manager to the extent available without additional cost, provided, however, if there is an additional cost, the other party may, but shall not be obligated to, pay the same, whereupon such waiver shall be obtained.

          13.4 Form Satisfactory, etc. All of the policies of insurance referred to in this Article XIII shall be written in a form, with deductibles and by insurance companies satisfactory to Lessor and Lessee and shall satisfy the requirements of any ground lease, Mortgage, and the Franchise Agreement.
The party responsible for obtaining any policy shall pay all of the premiums therefor, and deliver copies of such policies or certificates thereof to the other party prior to their effective date (and, with respect to any renewal policy, 10 days prior to the expiration of the existing policy), and in the event of the failure of the responsible party either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to the other party at the times required, such other party shall be entitled, but shall have no obligation, after 10 days' Notice to the responsible party, to effect such insurance and pay the premiums therefor, and to be reimbursed for any such premiums upon written demand therefor. Each insurer mentioned in this Article XIII shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to the party not responsible hereunder for obtaining such policy, that it will give to such party 10 days' Notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

          13.5 Increase in Limits. If either Lessor or Lessee at any time deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor and Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties fail to agree on such limits, the matter shall be referred to arbitration as provided for in Article XL. In no event, however, shall such limits fail to satisfy the requirements of the Franchise Agreement and of any ground lease or Mortgage.

          13.6 Blanket Policy. Notwithstanding anything to the contrary contained in this Article XIII, Lessee or Lessor may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee or Lessor; provided, however, that the coverage afforded to Lessor, Lessee and Manager will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied.

          13.7 Separate Insurance. Neither Lessor nor Lessee shall on its own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article XIII to be furnished, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor, are included therein as additional insureds, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. Each party shall immediately notify the other party that it has obtained any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

          13.8 Reports on Insurance Claims. Lessee shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, all claims for damage relating to the ownership, operation, and maintenance of the Facility, and any damage or destruction to the Facility and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a copy of all such reports shall be furnished to Lessor. Lessee shall not adjust, settle or compromise any insurance loss, or execute proofs of such loss, without Lessor's prior written consent in each instance, except that such consent shall not be required with respect to any single casualty or other event which does not exceed the amount of [$5,000]. Notwithstanding anything to the contrary set forth in this Section 13.8, with respect to any insurance loss under liability policies relating to any single liability claim, Lessee may adjust, settle or compromise any such loss without Lessor's consent so long as Lessee shall deliver to Lessor a release relinquishing Lessor from all liability under such claim.


                                  ARTICLE XIV

          14.1 Insurance Proceeds. All proceeds of the insurance contemplated by Sections 13.1(a)(i) and (ii) payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall, subject to the terms of any Mortgage and/or ground lease, be paid to Lessor. If Lessor is not required to repair and restore, and the Lease is terminated as described in Section 14.2, all such insurance proceeds shall be retained by Lessor except for any amount thereof paid with respect to Lessee's Personal Property, which shall be paid to Lessee. All salvage resulting from any risk covered by insurance shall belong to Lessor, except to the extent of salvage relating to Lessee's Personal Property, which shall be paid to Lessee. All proceeds of rental insurance contemplated by Section 3.1(a)(iii) shall be paid to Lessor.

          14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance. Except as provided in Section 14.6, if during the Term the Leased Property is totally or partially destroyed by a risk covered by the insurance, and the limits thereof, described in Article XIII and the Facility thereby is not rendered Unsuitable for its Primary Intended Use, Lessor shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of this Lease. Except as provided in Section 14.6, if during the Term the Leased Property is totally or partially destroyed by a risk covered by the insurance, and the limits thereof, described in Article XIII and the Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessor may, at Lessor's option, either
(1) restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of this Lease, or (2), subject to the provisions of Section 36.1, terminate this Lease.

          14.3  Reconstruction in the Event of Damage or Destruction Not
Covered by Insurance. Except as provided in Section 14.6, if during the Term the Facility is totally or partially damaged or destroyed by a risk not covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, Lessor may at its option either, (a) at Lessor's sole cost and expense, restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease, or (b) terminate this Lease. Notwithstanding the foregoing, if such damage or destruction is not material, Lessor shall, at Lessor's sole cost and expense, restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, and such damage or destruction shall not terminate the Lease.

         14.4 Lessee's Property and Business Interruption Insurance. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property and the business interruption insurance maintained for the benefit of Lessee shall be paid to Lessee; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

          14.5 Abatement of Rent. Any damage or destruction due to casualty notwithstanding, this Lease shall remain in full force and effect but Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall abate during any period required for the applicable repair and restoration to the extent the Facility is Unsuitable for its Primary Intended Use (unless such damage was caused by Lessee's negligence or willful misconduct, and then only to the extent such rental payments and charges are not paid to Lessor from proceeds of insurance).

          14.6  Damage Near End of Term.  Notwithstanding any provisions of
Section 14.2 or 14.3 appearing to the contrary, if damage to or destruction of the Facility rendering it Unsuitable for its Primary Intended Use occurs during the last 24 months of the Term, then Lessee shall have the right to terminate this Lease by giving Notice to Lessor within 30 days after the date of damage or destruction, whereupon all accrued Rent shall be paid immediately, and this Lease shall automatically terminate five (5) days after the date of such notice and the parties shall have no further liabilities or obligations hereunder, except as expressly stated in this Lease to survive such termination.


                                   ARTICLE XV

          15.1  Definitions.

          (a) "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

          (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

          (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

          15.2 Parties' Rights and Obligations. If during the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article XV, subject to the provisions of any Mortgage.

          15.3 Total Taking. If title to the fee of the whole of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of the Taking by the Condemnor. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, then either Lessee or Lessor shall have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Participating Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee and Lessor shall promptly pay the other any amounts due thereby.

          15.4 Allocation of Award. The total Award made with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of Lessee's business during the remaining Term, if any, for the taking of Lessee's Personal Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective cost. Neither Lessor nor Lessee shall initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to the other, except that Lessor and Lessee shall equitably apportion their respective Awards to the extent that they can not comply with the provisions of this Section.

          15.5 Partial Taking. If title to less than the whole of the Leased Property is condemned, and the Leased Property is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but neither elects to terminate this Lease as provided in
Section 15.3, Lessor at its cost shall with all reasonable dispatch, but only to the extent of any condemnation awards made available to

Lessor (and such additional sums agreed to be advanced by Lessor pursuant to the next sentence), restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation. If the condemnation awards are not adequate to restore the Facility as aforesaid, each of the Lessor and Lessee shall have the right to terminate this Lease, without in any way affecting any Other Leases for Other Properties then in effect, by giving Notice to the other; provided, however, that if such termination is by Lessee, Lessor shall have the right, in Lessor's sole discretion, to keep this Lease in full force and effect by providing, within thirty (30) days after Lessee's Notice of termination, a Notice to Lessee of Lessor's unconditional, legally binding obligation to be responsible for all restoration costs in excess of the condemnation awards. Lessor shall in good faith seek a fair and equitable allocation of any Award among restoration, taken Leasehold Improvements and other elements. Lessor shall contribute to the cost of restoration that part of its Award specifically allocated to such restoration, together with severance and other damages awarded for the taken Leased Improvements; provided, however, that the amount of such contribution shall not exceed such cost. In the event of a partial taking affecting the Fair Market Value of the Leased Property, after which this Lease shall not be terminated, the Base Rent shall be partially abated in a manner and to an extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, or the revenues affected by such partial taking. If Lessor and Lessee are unable to agree upon the amount of such abatement within thirty (30) days after such partial taking, the matter may be submitted by either party to arbitration in accordance with Section 40.1 below for resolution.

          15.6 Temporary Taking. If the whole or any part of the Leased Property or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the times herein specified, the full amounts of Base Rent and Additional Charges, but only to the extent of the net (i.e. after deduction of all costs, expenses, and other obligations attendant to such Condemnation have been paid) Award made to Lessee for such Condemnation allocable to the term of this Lease. In addition, to the extent of the remaining balance, if any, of the net Award made for such Condemnation allowable to the term of this Lease (after payment of Base Rent and Additional Charges), Lessee shall pay Participating Rent at a rate equal to the average Participating Rent during the last three preceding Lease Years (or if three Lease Years shall not have elapsed, the average during the preceding Lease Years). Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as in this Section 15.6 described, the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, to the extent that its Award is sufficient therefor and subject to Lessor's contribution as set forth below, restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration. If restoration is required hereunder, Lessor shall, having sought a fair and equitable allocation as provided in
Section 15.5 above, contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any.


                                  ARTICLE XVI

          16.1 Events of Default. Any one or more of the following events shall constitute an Event of Default hereunder:

          (a) if Lessee fails to make any payment of Base Rent, Participating Rent or Additional Charges within ten (10) days after receipt by the Lessee of Notice from Lessor that the same has become due and payable; or

          (b) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not curable, or if curable is not cured by Lessee within a period of 30 days after receipt by the Lessee of Notice thereof from Lessor, unless such failure is curable but cannot with due diligence be cured within a period of 30 days, in which case it shall not be deemed an Event of Default if (i) Lessee, within such 30 day period, proceeds with due diligence to commence to cure the failure and thereafter diligently completes the curing thereof within 180 days, and (ii) the failure does not result in a notice or declaration of default under any material contract or agreement to which Lessor, the Company, or any Affiliate of either of them is a party or by which any of their assets are bound; or

          (c) if Lessee shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make a general assignment for the benefit of its creditors,
(iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its assets, (v) be adjudicated insolvent or (vi) take corporate action for the purpose of any of the foregoing; or if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by Lessee, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its assets, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Lessee, or if any petition for any such relief shall be filed against Lessee and such order or petition shall not be rescinded or dismissed within 120 days; or

          (d) if Lessee is liquidated or dissolved, or commences proceedings toward such liquidation or dissolution, or, in any manner, ceases to do business or permits the sale or divestiture of all or substantially all of its assets; or

          (e) if the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any Proceeding, except where Lessee is contesting and is diligently prosecuting the contest of such lien or attachment in good faith in accordance with the terms of this Agreement;

          (f) if, except as a result of and to the extent required by damage, destruction, Condemnation or Unavoidable Delay, Lessee voluntarily ceases operations on the Leased Property for a period in excess of three (3) days;

          (g) Unless otherwise provided in Section 37.1 hereof, if notice of a default or an event of default has been given by the franchisor under the Franchise Agreement with respect to the Facility as a result of any action or failure to act by the Lessee or Manager, which default or event of default is not cured within applicable cure periods and does not arise from Lessor's breach of any of its obligations under this Lease which are required to maintain the Franchise Agreement in effect; provided that if Lessee is in good faith disputing an assertion of default by the franchisor or is proceeding diligently to cure such default, there shall be no default or event of default pursuant to this subsection (g) for such reasonable period of time as Lessee continues to dispute in good faith or diligently proceeds to cure and so long as the Facility continues to be operated under the Franchise Agreement; or

          (h) if an Event of Default occurs under any of the Other Leases.

          An Event of Default under this Section 16.1 shall, at the option of Lessor, constitute an Event of Default under all of the Other Leases.

          No Event of Default (other than a failure to make a payment of money) shall be deemed to exist under clause (b) during any time the curing of a failure described in clause (b) is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee proceeds to remedy such failure as provided in clause (b) without further delay.

          If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

          16.2 Remedies. Upon the occurrence of an Event of Default, Lessor shall have the right, at Lessor's option, to elect to do any one or more of the following without further notice or demand to Lessee: (a) terminate this Lease, in which event Lessee shall immediately surrender the Leased Property and the Inventory to Lessor, and, if Lessee fails to so surrender, Lessor shall have the right, without notice, to enter upon and take possession of the Leased Property and the Inventory and to expel or remove Lessee and its effects without being liable for prosecution or any claim for damages therefor, to the extent permitted by applicable law; and Lessee shall, and hereby agrees to, indemnify Lessor for all loss and damage which Lessor suffers by reason of such termination, including without limitation, damages in an amount equal to the total of (1) the reasonable costs of recovering the Leased Property and the Inventory in the event that Lessee does not promptly surrender the same, and all other reasonable expenses incurred by Lessor in connection with Lessee's default, including without limitation the following: (i) expenses for cleaning, repairing or restoring the Leased Property; (ii) expenses for removing, transporting, and storing any of Lessee's property left at the Leased Property (although Lessor shall have no obligation to remove, transport, or store any such property); (iii) expenses of reletting the Leased Property including without limitation, brokerage commissions and reasonable attorneys' fees; (iv) reasonable attorneys' fees and court costs; and (v) costs of carrying the Leased Property such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions (if any); (2) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; (3) the worth at the time of award of the amount by which the Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (4) the worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and (5) all other sums of money and damages owing by Lessee to Lessor; or (b) enter upon and take possession of the Leased Property without terminating this Lease and without being liable to prosecution or any claim for damages therefor, to the extent permitted by applicable law, and, if Lessor elects, relet the Leased Property on such terms as Lessor deems advisable, in which event Lessee shall pay to Lessor on demand the reasonable cost of repossessing the Leased Property and any deficiency between the Rent payable hereunder (including Participating Rent as determined below) and the rent paid under such reletting; provided, however, that Lessee shall not be entitled to any excess payments received by Lessor from such reletting. Lessor's failure to relet the Leased Property shall not release or affect Lessee's liability for Rent or for damages; or (c) enter the Leased Property without terminating this Lease and without being liable for prosecution or any claim for damages therefor, and maintain the Leased Property and repair or replace any damage thereto or do anything for which Lessee is responsible hereunder. Lessee shall reimburse Lessor immediately upon demand for any expense which Lessor incurs in thus effecting Lessee's compliance under this Lease, and Lessor shall not be liable to Lessee for any damages with respect thereto. Notwithstanding anything herein to the contrary, Lessee shall not be liable to Lessor for consequential, punitive or exemplary damages.

          The rights granted to Lessor in this Section 16.2 shall be cumulative of every other right or remedy provided in this Lease or which Lessor may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Lessor by reason of any Event of Default under this Lease.

          Participating Rent for the purposes of this Section 16.2 shall be a sum equal to (i) the average of the annual amounts of the Participating Rent for the three 12-month Lease Years immediately preceding the Lease Year in which the termination, re-entry or repossession takes place, or (ii) if three 12-month Lease Years shall not have elapsed, the average of the Participating Rent during the preceding 12-month Lease Years during which the Lease was in effect, or
(iii) if one 12-month

Lease Year has not elapsed, the amount derived by annualizing the Participating Rent from the effective date of this Lease.

          16.3 Waiver. Lessee waives, to the extent permitted by applicable law, any rights of redemption available to Lessee upon the occurrence of an Event of Default. Each party waives, to the extent permitted by applicable law, any right to a trial by jury in any proceedings brought by either party to enforce the provisions of this Lease, including, without limitation, proceedings to enforce the remedies set forth in this Article XVI. Lessee waives, to the extent permitted by applicable law, the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt, and Lessor waives, to the extent permitted by applicable law, any right to assert an "alter ego" of Lessee or its partners or to "pierce the corporate veil" of Lessee or its partners other than to the extent funds shall have been inappropriately paid following a default resulting in an Event of Default to any Person directly or indirectly having an ownership interest in Lessee.

          16.4 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State.


                                  ARTICLE XVII

          17.1 Lessor's Right to Cure Lessee's Default. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of any Franchise Agreement, and fails to cure the same within the relevant time periods, if any, provided in Section 16.1, Lessor, without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter upon Notice to Lessee make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to Section 16.2, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE XVIII

          18.1  Personal Property Limitation.  Anything contained in this
Lease to the contrary notwithstanding, the average of the adjusted tax bases of the items of Lessor's personal property that are leased to the Lessee under this Lease at the beginning and at the end of any Lease Year shall not exceed 15% of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of such Lease Year (the "Personal Property Limitation"). Lessor and Lessee shall at all times cooperate in good faith and use their best efforts to permit Lessor to comply with the Personal Property Limitation, which compliance may include, by way of example only and not by way of limitation, the purchase by Lessee at Fair Market Value of personal property in excess of the Personal Property Limitation and an equitable reduction of the Rent payable by Lessee. All such compliance shall be effected in a manner which has no material net economic detriment to Lessee and will not jeopardize the Company's status as a real estate investment trust under the applicable provisions of the Code. This Section 18.1 is intended to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

          18.2 Sublease Rent Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property or enter into any similar arrangement on any basis such that the rental or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the net income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of
Section 856(d) of the Code, or any similar or successor provision thereto.

          18.3 Sublease Lessee Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to, or enter into any similar arrangement with, any Person in which the Company owns, directly or indirectly, a 10% or more interest, within the meaning of
Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto.

          18.4  Lessee Ownership Limitation.  Anything contained in this
Lease to the contrary notwithstanding, Lessor shall not take, or permit an Affiliate of Lessor to take, any action that would cause the Company to own, directly or indirectly, a 10% or more interest in the Lessee within the meaning of Section 856(d)(2)(B) of the Code, including applicable attribution rules provide in Sections 856(d) and 318(a) of the Code, or any similar or successor provision thereto. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not take, or permit an Affiliate of Lessee to take, any action that would cause the Company to own, directly or indirectly, a 10% or more interest in the Lessee within the meaning of Section 856(d)(2)(B) of the Code, including applicable attribution rules provide in Sections 856(d) and 318(a) of the Code, or any similar or successor provision thereto.

          18.5 Lessee Net Worth. At all times during the Term of this Lease, Lessee shall maintain a Net Worth of not less than $10,000,000. From January 1, 1999 through the end of the Term, Lessee agrees that if at any time its Net Worth is less than an amount equal to seventeen and one-half percent (17.5%) of the Rent paid or payable under this Lease and the Other Leases on account of the prior Lease Year (reasonably annualized with respect to calendar year 1997) ("Lessee's Dividend Threshold"), Lessee shall be barred from making any dividends or other distributions to its shareholders, partners or members until such time as Lessee's Net Worth exceeds Lessee's Dividend Threshold; provided, however, that if Lessee is a partnership or limited liability company, Lessee shall be permitted to make distributions to its partners or members in an aggregate amount equal to the Marginal Rate multiplied by the taxable income of the Lessee as reflected on the Lessee's federal income tax return. If Lessee fails to satisfy the foregoing Net Worth test, but any entity owning a majority of the shares, partnership interests or membership interests of Lessee ("Lessee's Parent") does, such Net Worth test will be deemed satisfied provided Lessee's Parent executes and delivers to Lessor an unconditional guarantee of all of Lessee's obligations and liabilities under this Lease in a form acceptable to Lessor and in which Lessee's Parent agrees to comply with the dividend and distribution restrictions in the preceding sentence.


                                  ARTICLE XIX

          19.1 Holding Over. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month two times the aggregate of (a) one-twelfth of the aggregate Base Rent and Participating Rent payable with respect to the last Lease Year of the Term, (b) all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.


                                   ARTICLE XX

          20.1 Indemnification. Lessee will protect, indemnify, hold harmless and defend Lessor Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) to the extent permitted by law, EXCLUDING THOSE RESULTING FROM A LESSOR INDEMNIFIED PARTY'S NEGLIGENCE OR WILLFUL MISCONDUCT, imposed upon or incurred by or asserted against Lessor Indemnified Parties by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks during the Term, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any present or future use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of its agents, employees or invitees of the Leased Property or Lessee's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitees, including any failure of Lessee or any of its agents, employees or invitees to perform any obligations under this Lease or imposed by applicable law (other than arising out of Condemnation proceedings and save and except any capital improvements mandated by law which shall be the responsibility of Lessor), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease on the part of Lessee to be performed or complied with, and (e) the nonperformance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

          Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of (a) the negligence or willful misconduct of a Lessor Indemnified Party arising in connection with this Lease or (b) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease or (c) any events occurring subsequent to the expiration or earlier termination of this Lease.

          Any amounts that become payable by an Indemnifying Party under this Section shall be paid within ten days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Any such amounts shall be reduced by insurance proceeds received and any other recovery (net of costs) obtained by the Indemnified Party. An Indemnifying Party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified Party. The Indemnified Party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the Indemnifying Party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the Indemnifying Party may not compromise or otherwise dispose of the same without the consent of the Indemnified Party, which may not be unreasonably withheld. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party against its own negligent acts or omissions or willful misconduct.

          Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Lease.


                                  ARTICLE XXI

          21.1  Subletting and Assignment.  Subject to the provisions of
Article XVIII, Section 21.2 and any other express consents, conditions, limitations or other provisions set forth herein, Lessee shall not, either directly or indirectly, assign this Lease or hereafter sublease all or any part of the Leased Property, or mortgage, pledge or encumber this Lease, or the Lessee's leasehold estate in and to the Land or the Leased Improvements or any portion thereof, without first obtaining the prior written consent of Lessor, which consent may be granted or withheld in Lessor's sole and absolute discretion. For the purposes of the foregoing, the transfer of a majority equity interest in Lessee or the transfer of control of Lessee ("control" being defined as set forth in the definition of Affiliate" under Article II hereof) shall be deemed an assignment of this Lease. Notwithstanding the foregoing, Lessor's consent shall not be unreasonably withheld for any sublease of a retail portion (excluding a restaurant portion) of the Leased Improvements, provided that (i) the annual rent to be derived from such sublease does not equal or exceed 5% of Gross Revenues for the preceding Lease Year, and (ii) in Lessor's judgment reasonably exercised, such sublease will not materially and adversely change the character of the Facility. In the case of a permitted subletting, the sublease shall comply with the provisions of Section 21.2, and in the case of a permitted assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of any such sublease or assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor. Notwithstanding anything contained in this Lease to the contrary, Lessee shall not enter into any sublease which sublease would have the effect of producing income for the Lessor that is not "rents from real property" as such term is defined in Section 856(d) of the Code.

         21.2 Attornment. Lessee shall insert in each future sublease permitted under Section 21.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.


                                  ARTICLE XXII

          22.1 Officer's Certificates; Financial Statements; Lessor's Estoppel Certificates and Covenants.

          (a) At any time and from time to time upon not less than 10 days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default hereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender, any underwriter and any prospective purchaser of the Leased Property.

          (b) Lessee will furnish the following statements and operating information to Lessor:

          (1) the most recent Consolidated Financials of Lessee within 20 days after each quarter of any fiscal year (or, in the case of the final quarter in any fiscal year, the most recent audited Consolidated Financial of Lessee within 45 days);

          (2) with reasonable promptness, such other information respecting the financial condition, operations and affairs of Lessee and the Leased Property
(A) as Lessor or the Company may be required or may deem desirable in its reasonable discretion to file with or provide to the SEC or any other governmental agency or any other Person, all in the form, and either audited or unaudited, as Lessor may request in Lessor's reasonable discretion and all to be prepared at Lessor's expense to the extent that such information is not otherwise maintained by Lessee in the normal course of its business.

          (3) on the second business day after the 7th 14th, 21st and the last day of each month a weekly report of revenues, by department for the then current month which shall compare actual revenues to the prior year period. Such weekly revenue report shall contain the adjusted daily rate, occupancy, RevPAR, the total Food and Beverage Sales and Room Revenues of the Leased Property. Such weekly revenue report shall also contain the revenue budget for the month and a new revenue forecast for the month. Such forecast shall be updated with the weekly revenue report due on the second business day after the 14th of the month. In addition, Lessee will inform Lessor of any material changes to the revenue budget for the two months immediately following the then current month.

          (4) on the 10th day of each month, a monthly lease calculation of the then current month, prepared in the format required by Lessor and forwarded to Lessor via e-mail or facsimile, reflecting the revenues at the Facility, by department, and the actual lease calculation for the month and year to date.

          (5) on the 10th Business Day of each month, complete financial reporting statements shall be forwarded to Lessor. The financial reporting statements shall include, but shall not be limited to, an income statement, balance sheet and statistical reports.

          (6) on the 20th day of each month, a balance sheet, and detailed profit and loss and cash flow statements showing the financial position of the Facility as at the end of the preceding month (including the average daily rate and occupancy of the Facility), and the results of operation of the Facility for such preceding month and the Lease Year to date (including a comparison to the Operating Budget as approved); and

          (7) at the end of each of March, June and September of each year, Lessee shall engage the Auditor, at Lessee's expense, to review the revenues of the Facility and the monthly Lease calculations. Such review shall be completed by the 20th day following the end of each of March, June and September of each year and Lessee shall cause such Auditor to provide Lessor with a letter stating that the review has been completed and such letter shall also state whether any material errors were found and the nature of such errors. The quarterly operating statements reviewed at such dates prepared by the Manager, shall be accompanied by explanations of any variances, which explanations shall be in a form suitable for use in the Security Exchange Commission ("SEC") required disclosure analysis.

          (8) in January of each year, Lessee shall engage the Auditor, at Lessee's expense, to review the revenues of the Facility and the monthly Lease calculations. Such review shall be completed by the 20th day of January of each year and Lessee shall cause such Auditor to provide Lessor with a letter stating that the review has been completed and such letter shall also state whether any material errors were found and the nature of such errors. A complete audit financial package must be provided to Lessor by the 10th Business day of February of each year. The quarterly operating statement reviewed at such date, prepared by Manager, shall be accompanied by explanations of any variances, which explanations shall be in a form suitable for use in the SEC required disclosure analysis.

          (9) within 10 days of Lessee's receipt thereof, any inspection reports or notices of default received from the franchisor under the Franchise Agreement.

          (c) Lessee shall at all times during the term of this Lease, at no cost or expense to Lessee, cooperate with Lessor's accountants and provide them with access to all financial and other information relating to Lessee and the Leased Property, and access to Lessee's accountants, work papers and to otherwise assist in minimizing the cost of the audit, sufficient to enable the Company to prepare audited financial statements in conformity with Regulation S-X of the SEC and to enable the Company to satisfy its reporting obligations under the Securities Exchange Act of 1934, as amended, or to prepare a registration statement, report or disclosure statement for filing with the SEC on behalf of the Company and/or its Affiliates and Lessee shall execute any representation letters reasonably requested by Lessor's accountants in connection with the foregoing.

          (d) At any time and from time to time upon not less than 10 days notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee. Any such certificate furnished pursuant to this section may be relied upon by Lessee, any lender, any underwriter and any purchaser of the assets of Lessee.


                                 ARTICLE XXIII

          23.1 Lessor's Right to Inspect. Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee. In conducting such inspections Lessor shall not unreasonably interfere with the conduct of Lessee's business. Lessee will provide customary gratuitous accommodations, services and amenities at the Leased Property to Lessor and its authorized representatives in connection with such inspections.


                                  ARTICLE XXIV

          24.1 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.


                                  ARTICLE XXV

          25.1 Remedies Cumulative. To the extent permitted by law but subject to Article XXXIX and any other provisions of this Lease expressly limiting the rights, powers and remedies of either Lessor or Lessee, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.


                                  ARTICLE XXVI

          26.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.


                                 ARTICLE XXVII

          27.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (a) the fee estate in the Leased Property.

                                 ARTICLE XXVIII

          28.1 Conveyance by Lessor. Lessor shall have the unrestricted right to mortgage or otherwise convey the Leased Property to a Holder. If Lessor conveys the Leased Property in accordance with the terms hereof other than to a Holder, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner. If Lessee is not reasonably satisfied that the new owner is a capable, reliable and qualified Person of good reputation and character, Lessee may terminate this Lease upon sixty (60) days' Notice to Lessor given within thirty (30) days after Lessee receives Notice of such conveyance.

          28.2 Other Interests. Without the consent of Lessee, Lessor may from time to time, directly or indirectly, create or otherwise cause to exist deeds to secure debt, deeds of trust, mortgages, heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Leased Property and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are herein called the "Mortgage"). This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any Mortgage, provided, however, that such subordination is conditioned upon delivery to Lessee of a subordination, nondisturbance and attornment agreement, in form and substance reasonably satisfactory to Lessee and Holder, which agreement shall provide, among other things, that, provided an Event of Default is not then continuing under this Lease, Lessee (i) shall be entitled to receive all Gross Revenues of the Facility, and (ii) shall not be disturbed in its possession of the Leased Property hereunder following a foreclosure of such Mortgage. In confirmation of such subordination Lessee shall, at Lessor's request, promptly execute, acknowledge and deliver any instrument which may be required to evidence subordination to any Mortgage and to the holder thereof. In the event of Lessee's failure to deliver such subordination and if the Mortgage does not change any term of this Lease, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable.

          Lessee shall, upon the request of Lessor or any existing or future Holder, (i) provide Holder with copies of all licenses, permits, occupancy agreements, operating agreements, leases, contracts and similar agreements reasonably requested in connection with any existing or proposed financing of the Leased Property, and (ii) execute, or cause the Manager or other appropriate party to execute, such estoppel agreements and collateral assignments with respect to the Facility's liquor license and any of the other aforementioned agreements as Holder may reasonably request in connection with any such financing, provided that no such estoppel agreement or collateral assignment shall in any way affect the Term or affect adversely in any material respect any rights of Lessee under this Lease.

          No act or failure to act on the part of Lessor which would entitle Lessee under the terms of this Lease, or by law, to be relieved of any of Lessee's obligations hereunder (including, without limitation, its obligation to pay Rent) or to terminate this Lease, shall result in a release or termination of such obligations of Lessee or a termination of this Lease unless, subject to the provisions of the next succeeding paragraph: (i) Lessee shall have first given written notice of Lessor's act or failure to act to the Holder, specifying the act or failure to act on the part of Lessor which would give basis to Lessee's rights; and (ii) the Holder, after receipt of such notice, shall have failed or refused to correct or cure the condition complained of within a reasonable time thereafter (in no event more than sixty
(60) days), provided that such cure period shall include a reasonable time for such Holder to obtain possession of the Leased Property, if possession is reasonably necessary for the Holder to correct or cure the condition, or to foreclose such Mortgage, if the Holder notifies the Lessee of its intention to take possession of the Leased Property or to foreclosure such Mortgage commences necessary foreclosure actions within said sixty (60) days, unconditionally commits to correct or cure such condition, and diligently pursues such cure to completion. If such Holder is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction or any bankruptcy, debtor rehabilitation or insolvency proceedings involving Lessor from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, provided however, that the Lease shall continue to be in full force and effect, the times for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition.

          Lessee shall deliver by notice delivered in the manner provided in
Article XXX to any Holder who gives Lessee written notice of its status as a Holder, at such Holder's address stated in the Holder's written notice or at such other address as the Holder may designate by later written notice to Lessee, a duplicate copy of any and all notices regarding any default which Lessee may from time to time give or serve upon Lessor pursuant to the provisions of this Lease. Copies of such notices given by Lessee to Lessor shall be delivered to such Holder simultaneously with delivery to Lessor. No such notice by Lessee to Lessor hereunder shall be deemed to have been given unless and until a copy thereof has been mailed to such Holder.

          At any time, and from time to time, upon not less than ten (10) days' notice by a Holder to Lessee, Lessee shall deliver to such Holder an estoppel certificate certifying as to the information required in paragraph (a) of
Article XXII, and such other information as may be reasonably requested by such Holder. Any such certificate may be relied upon by such Holder.

          Lessee shall cooperate in all reasonable respects, and, as generally described in Section 33.2 of this Lease, with any transfer of the Leased Property to a Holder that succeeds to the interest of Lessor in the Leased Property (including, without limitation, in connection with the transfer of any franchise, license, lease, permit, contract, agreement, or similar item to such Holder or such Holder's designee necessary or appropriate to operate the Leased Property), provided that all costs and expenses associated with such transfer shall be the responsibility of Lessor or Holder, as they shall choose. Lessor and Lessee shall cooperate in (i) including in this Lease by suitable amendment from time to time any provision which may be requested by any proposed lender, or may otherwise be reasonably necessary, to implement the provisions of this Article and (ii) entering into any further agreement with or at the request of any Holder which may be reasonably requested or required by such Holder in furtherance or confirmation of the provisions of this Article; provided, however, that any such amendment or agreement shall not in any way affect the Term nor affect adversely in any material respect any rights of Lessor or Lessee under this Lease.

          Lessee acknowledges and agrees that Lessor may assign to a Holder, as further security for the obligations secured by its Mortgage, the rights, titles and interests assigned to Lessor by Lessee as security for this Lease, pursuant to Article XXXII.


                                  ARTICLE XXIX

          29.1 Quiet Enjoyment. So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace and/or cure periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor and not claiming by, through or under Lessee, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee or provided for herein. Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.


                                  ARTICLE XXX

          30.1 Notices. All notices, demands, requests, consents approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and shall be delivered by express mail, overnight courier or commercial overnight mail service, or registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

               (i)  if to Lessor at:

                    1010 Wisconsin Avenue, N.W.
                    Washington, D.C.  20007
                    Attention:  ________________

               (ii)  if to Lessee at:

                     1010 Wisconsin Avenue, N.W.
                     Washington, D.C. 20007
                     Attention: _______________

or to such other address or addresses as either party may hereafter designate. Notice given by express mail, overnight courier or overnight mail service shall be effective on the day of timely delivery of such Notice to such company, and Notice given by registered or certified mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by registered or certified mail shall be extended five days.


                                  ARTICLE XXXI

          31.1 Appraisers. If it becomes necessary to determine the fair market value or fair market rental of the Leased Property for any purpose of this Lease, then, except as otherwise expressly provided in this Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within 10 days after Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five years experience in the State appraising property similar to the Leased Property, shall, within 10 days after the date of the Notice appointing the second appraiser, proceed to appraise the Leased Property to determine the fair market value or fair market rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers are appointed and if the difference between the amounts so determined does not exceed 5% of the lesser of such amounts, then the fair market value or fair market rental shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined exceeds 5% of the lesser of such amounts, then such two appraisers shall have 10 days to appoint a third appraiser. If no such appraiser shall have been appointed within such 10 days or within 60 days of the original request for a determination of fair market value or fair market rental, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the fair market value or fair market rental within 30 days after appointment of such appraiser. The determination of the appraiser which differs most in the terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the fair market value or fair market rental of the Leased Property, as the case may be. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.


                                 ARTICLE XXXII

          32.1 Security - Assignment of Agreements. As security for Lessee's performance of the terms and provisions of this Lease, Lessee shall, to the extent permitted by law and which will not result in a default under the Franchise Agreement, assign to Lessor and grant to Lessor a perfected first lien security interest in all interests, agreements, contracts and other assets of Lessee related to the Leased Property including, without limitation, (i) all management, franchise, concession and license agreements (including the management or agency agreement with Manager, if any, and the Franchise Agreement, (ii) all of Lessee's right, title and interest in and to the rents, issues, profits, revenues, rights and benefits from the Leased Property and all leases affecting the Leased Property and the guaranties thereof and security deposits thereunder, and (iii) all of Lessee's right, title and interest in and to funds on deposit, accounts receivable, and income and revenues generated by the Leased Property or arising from the use or enjoyment of the Leased Property. The aforesaid assignments shall be by such instruments as Lessor may reasonably request.


                                 ARTICLE XXXIII

          33.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease is based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at and limited to the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules. Lessor shall not become or be deemed a partner or joint venturer with Lessee by reason of the provisions of this Lease.

          33.2 Transition Procedures. Upon the expiration or termination of the Term of this Lease, for whatever reason, Lessor and Lessee shall do the following (and the provisions of this Section 33.2 shall survive the expiration or termination of this Lease until they have been fully performed) and, in general, shall cooperate in good faith to effect an orderly transition of the Facility. Nothing contained herein shall limit Lessor's rights and remedies under this Lease if such termination occurs as the result of an Event of Default.

          (a) Transfer of Licenses. Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts (i) to transfer to Lessor or Lessor's nominee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Facility (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for all Licenses, including Lessee continuing to operate the liquor operations under its licenses (in which case Lessor hereby agrees to indemnify and hold Lessee harmless as a result thereof, except for the negligence or willful misconduct of Lessee); provided, in either case, that the costs and expense of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

          (b) Leases and Concessions. Lessee shall assign to Lessor or Lessor's nominee simultaneously with the termination of this Agreement, and the assignee shall assume, all leases, contracts, concessions agreements and agreements in effect with respect to the Facility then in Lessee's name; provided, however, that Lessor need not assume any contract whose term will expire more than one year after the date of the assignment by Lessee unless (i) Lessor has previously consented to the provisions of such contract (which consent shall not be unreasonably withheld), or (ii) this Agreement shall have been terminated by Lessor pursuant to the provisions of
Article XXXVI.

          (c) Books and Records. To the extent that Lessor has not already made or received copies thereof, all books and records (including computer records) for the Facility kept by Lessee pursuant to Section 3.6 shall be promptly made available to Lessor or Lessor's nominee for photocopying or other duplication.

          (d) Receivables and Payables, etc. Lessee shall be entitled to retain all cash, bank accounts and house banks, and to collect all Gross Revenues and accounts receivable accrued through the termination date. Lessee shall be responsible for the payment of Rent, all operating expenses of the Facility and all other obligations of Lessee accrued under this Lease as of the termination date, and Lessor shall be responsible for all operating expenses of the Facility accruing after the termination date, and any such operating expenses relating to periods both prior to and after the termination date shall be prorated. Lessee shall surrender the Leased Property with the amount of Inventory required by Section 6.2(b), or otherwise pay Lessor for the amount of the Inventory Deficiency as provided in that Section.

          (e) Hotel Employees. Upon the expiration or termination of this Lease, unless a different proration or allocation of these items was made between Lessor and Lessee on the commencement of this Lease, Lessee shall pay or cause to be paid, with respect to all of the employees working at the Facility (the "Hotel Employees"), all sums due or payable to them, for the period up to an including the termination date, all accrued (whether or not earned) wages, salaries, bonuses, vacation, sick, bereavement, personal and other similar days or benefits, workers' compensation, welfare benefits, deferred compensation, savings, pension, profit-sharing, 401K and other retirement plan payments, and similar payments, reimbursements or benefits, and Lessee expressly indemnifies Lessor and any successor employer of any or all of the Hotel Employees from and against any and all liability therefor. If any of the Hotel Employees are covered by a multi-employer pension plan for which there is withdrawal liability under Title IV of the Employee Retirement Income Security Act of 1974 as amended, and provided the termination of this Lease is not due to an Event of Default hereunder by Lessee, Lessor shall assume or shall cause the successor employer to assume such withdrawal liability.

          33.3 Standard of Discretion. In any provision of this Lease requiring or permitting the exercise by Lessor or Lessee of such party's approval, election, decision, consent, judgment, determination or words of similar import (collectively, an

"Approval"), such Approval may, unless otherwise expressly specified in such provision, be given or withheld in such party's reasonable discretion. Any Approval which by the terms of this Lease may not be unreasonably withheld shall also not be unreasonably delayed.

          33.4 Action for Damages. In any suit or other claim brought by either party seeking damages against the other party for breach of its obligations under this Lease, the party against whom such claim is made shall be liable to the other party only for actual damages and not for consequential, punitive or exemplary damages.

          33.5 Limitation on Liability. Notwithstanding any provision to the contrary contained in this Lease, none of the directors, officers, shareholders, partners, employees or agents of Lessee or Lessor shall have any personal liability with respect to this Lease and the matters covered by this Lease.


                                 ARTICLE XXXIV

          34.1 Memorandum of Lease. Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. The party requesting the short form memorandum shall pay all costs and expenses of recording such memorandum of this Lease.


                                  ARTICLE XXXV

                            [Intentionally Omitted.]


                                 ARTICLE XXXVI

          36.1 Lessor's Option to Terminate Lease. (a) In the event Lessor enters into a bona fide contract to sell the leased Property to a non-Affiliate or determines not to restore the Facility pursuant to Section 14.2 after damage or destruction thereof, then in any such event Lessor may terminate this Lease by giving not less than 30 days prior Notice to Lessee of Lessor's election to terminate this Lease upon the closing under such contract or as of the date of damage or destruction. Effective upon such date, this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease and all Rent shall be adjusted as of the termination date.

          (b) As compensation for the early termination of its leasehold estate under this Article XXXVI because of a sale of the Leased Property or a determination not to restore pursuant to Section 14.2, Lessor shall, not more than one (1) year prior to the anticipated termination date of the Lease and in any event within 90 days after the closing of such sale, in the event of a sale, or within 90 days after the date of damage or destruction, pay to Lessee the fair market value of Lessee's leasehold estate hereunder as of the closing of the sale or the date of damage or destruction of the Leased Property (the "Termination Payment").

          (c) For purposes of this Section, fair market value of the leasehold estate means, as applicable, an amount equal to the "assumed annual cash flow" (as defined below) for each Lease Year (including partial Lease Years) remaining in the then current Initial Term or Renewal Term (whichever is applicable) of this Lease after the early termination of this Lease pursuant to this Section 35.1, discounted to such date at a rate of 10% per annum. The "assumed annual cash flow" shall be the "cash flow" (as defined below) generated by the Facility for the twelve-month period ending on the last day of the month preceding the month in which such termination occurs. "Cash flow" shall mean the excess, if any, of (a) the sum of all revenues, receipts and proceeds received by or for the account of Lessee and derived from or relating to the Facility for said twelve-month period, over (b) the sum of all operating expenses in connection with the ownership, use, occupancy, management, or operation of the Facility for said period, including Rent, Impositions (other than those paid by Lessor), and fees under the Franchise Agreement, but, with respect to any fees paid to the Manager, including only such portion thereof as equals the component of such fees that represents Manager's costs. Notwithstanding the foregoing, there shall be credited against any Termination Payment due to Lessee any positive balance in the Aggregate New Lease Credit for the account of Lessor. As used herein the term "Aggregate New Lease Credit" shall mean the outstanding sum at any point in time of the New Lease Credit for each Other Lease entered into between Lessor and/or its Affiliates and Lessee and/or its Affiliates since __________, 1998, but only to the extent such New Lease Credit has not been previously credited or applied on account of Termination Payments due under any Other Lease. The New Lease Credit shall mean the projected cash flow for the initial term of such Other Lease, discounted to the date of execution at a rate of 10% per annum and amortized monthly on a straight-line basis over a period of 72 months commencing on the commencement of such lease./***/
----------
/***/ No Termination Payments shall be due for leases of properties targeted to be sold at inception.

          (d) In the event that Lessor terminates this Lease pursuant to the provisions of this Article XXXVI or pursuant to any other provisions of this Lease except for the provisions allowing Lessor to terminate this Lease upon the occurrence of an Event of Default, the parties agree that, on and after the effective date of such termination, hotel personnel employed by Lessee or Manager immediately prior to the effective date of termination will either be employed by Lessor, or Lessor will take such other action with respect to their employment, which may include notification of the prospective termination of their employment, so as, in any case, to insure that Lessee does not incur any liability pursuant to the WARN Act. Lessor hereby agrees to defend, indemnify and hold harmless Lessee from and against any and all manner of claims, actions, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) relating to or arising from Lessor's breach of this covenant, including, without limitation, any liability, costs and expenses arising out of asserted or actual violation of the requirements of the WARN Act. Further, Lessor shall assumed and does hereby assume, all severance pay, accrued vacation or personal leave, COBRA and similar liabilities and obligations to the Facility's personnel, which Lessee and Manager shall or may incur in connection with such termination of this Lease, and lessor hereby agrees to defend, indemnify and hold harmless Lessee and Manager form and against any and all manner of claims, actions, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) relating to or resulting from Lessors' breach of the foregoing covenant, including limitation, any liability, cost and expenses arising out of asserted or actual violation of the requirements of the COBRA legislation. Upon Lessor's written request to lessee, Lessee shall take all action prudent and proper as Lessee, to notify, advise and cooperate with Lessor in order to assist Lessor to comply with the WARN Act or COBRA legislation and to mitigate Lessor's expense or liability with respect to the WARN Act and COBRA legislation.


                                 ARTICLE XXXVII

          37.1 Compliance with Franchise Agreement. To the extent any of the provisions of the Franchise Agreement impose a greater obligation on Lessee than the corresponding provisions of this Lease, Lessee shall be obligated to comply with, and to take all reasonable actions necessary to prevent breaches or defaults under the provisions of the Franchise Agreement, except to the extent that Lessee is prevented from complying with the Franchise Agreement because of Lessor's acts such as its breach of its obligations pursuant to Article XXXVIII. In the event Lessor's failure to fund any Capital Expenditure and/or to fulfill any PIP requirements of the franchisor under the Franchise Agreement, required to comply with the Franchise Agreement shall result in a termination thereof, Lessee shall not be deemed in default hereunder and Lessor shall pay all termination fees and penalties incurred in connection therewith. It is the intent of the parties hereto that Lessee shall comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder during the term of this Agreement. Lessee shall not terminate or enter into any modification of the Franchise Agreement without in each instance first obtaining Lessor's written consent. Lessor and Lessee agree to cooperate fully with each other in the event it becomes necessary (in the sole determination of Lessor) to obtain, at Lessor's sole cost and expense, a franchise extension or modification or a new franchise for the Leased Property, and in any transfer, at Lessor's sole cost and expense, of the Franchise Agreement to Lessor or any Affiliate thereof or any other successor to Lessee upon the termination of this Lease. Notwithstanding anything contained in this
Article XXXVII, at any time after the Commencement Date, Lessor may, in Lessor's sole and absolute discretion, terminate (or direct Lessee to terminate) the Franchise Agreement and enter (or direct Lessee to enter) into a new franchise for the Leased Property; provided that (i) Lessor shall pay all termination fees and penalties including, but not limited to, liquidated damages, if any, arising from or related to such termination and any application fees, costs or expenses payable in connection with any new franchise of the Leased Property obtained by Lessor, and (ii) the parties shall agree on an appropriate adjustment in the Rent payable under this Lease in the event that the new franchise is reasonably anticipated to have a material impact on the revenues to be derived or the expenses to be incurred at the Facility, failing which the matter shall be submitted to arbitration under Section 40.2.


                                ARTICLE XXXVIII

          38.1  Capital Expenditures.

          (a) Lessor shall be obligated to set up and maintain a reserve (the "Capital Expenditures Reserve") in an amount equal to 4% of Gross Revenues from the Facility during each Lease Year for Capital Expenditures at the Facility and/or the Other Properties during such Lease Year. The ability to pool the 4% of Gross Revenues from this Facility in the Capital Expenditures Reserve established pursuant to this Lease and the Other Leases shall be subject to any restrictions contained in any Mortgage or ground lease encumbering the Leased Property. Upon written request by Lessee to Lessor stating the specific use to be made and subject to the reasonable approval thereof by Lessor, such funds shall be made available by Lessor for Capital Expenditures set forth in the Capital Budget; provided, however, that no Capital Expenditures shall be used to purchase property (other than "real property" within the meaning of Treasury Regulations

Section 1.856-3(d)), to the extent that doing so would cause the Lessor to recognize income other than "rents from real property" as defined in Section 856(d) of the Code. Lessor's obligation to fund the Capital Expenditures Reserve shall be cumulative, but not compounded, and any amounts that have accrued hereunder shall be payable in future periods for such uses and in accordance with the procedure set forth herein. Lessee shall have no interest in any accrued obligation of Lessor hereunder after the termination of this Lease. All Capital Improvements shall be owned by Lessor subject to the provisions of this Lease.

          (b) Lessor's obligation for Capital Expenditures and for compliance with the provisions of this Lease which may require the availability of funds for Capital Improvements shall be limited to amounts available in the Capital Expenditures Reserve and such additional amounts as Lessor may agree to make available to Lessee in Lessor's sole discretion; provided, however, that if additional Capital Expenditures are required to meet Emergency Situations, Lessor shall make such amounts available to Lessee and receive a pro rata credit therefor against amounts which Lessor is obligated to contribute to the Capital Expenditures Reserve during the ensuing five (5) Lease Years. No arbitration resulting from the failure of Lessor and Lessee to agree on the Capital Budget shall increase Lessor's obligation for Capital Expenditures beyond the amount set forth in the immediately preceding sentence. In the event that there is a Capital Improvement in the Capital Budget which exceeds the amounts Lessor is obligated to provide under this Article XXXVIII and Lessor declines to make such Capital Improvement, if Lessee shall disagree with such decision, the matter may be submitted to arbitration pursuant to Section 40.2 hereof. To the extent that Lessee's obligations under this Lease (including, without limitation, the obligations set forth in Sections 7.2, 8.1 and 9.1 and in Article XXXVII) are dependent upon the availability of amounts for Capital Expenditures which exceed the amounts that Lessor is obligated to provide pursuant to this Article XXXVIII, such obligations of Lessee shall be correspondingly diminished.

          (c) Prior to the final three (3) Lease Years of the Initial Term or the final two (2) years of any Renewal Term, the implementation of all Capital Improvements made pursuant to the requirements of the Capital Budget shall be subject to the approval of Lessor and Lessee. Such approval shall extend both to the plans and specifications (including matters of design and decor) and to the contracting and purchasing of all labor, services and materials. In the event that Lessor and Lessee are unable to agree on any aspect of the implementation of a Capital Improvement to be made pursuant to the Capital Budget prior to the final three (3) Lease Years, such matter shall be referred to arbitration as provided in Section 40.2. During the final three (3) Lease Years, Lessor shall have sole authority with regard to the implementation of all such Capital Improvements but shall consult with Lessee in connection therewith.

          (d) If requested by Lessor, Lessee (or Manager, if Lessee so directs) shall be responsible for supervising the design, installation and construction of all Capital Improvements, for which Lessee shall be paid a supervisory fee (the "Supervisory Fee"). The Supervisory Fee shall equal the sum of (i) Lessee's (or Manager's) actual reasonable expenses incurred in performing these services, plus (ii) an amount equal to 10% of such expenses. The amount of the Supervisory Fee shall be in an approved Capital Budget, shall be paid as a Capital Expenditure and shall be subject to the limitations of the provisions of subsection (b)and Section 3.5 hereof. Lessee's expenses shall include a reasonable allocation (as determined in good faith by Lessee) of the salaries, bonuses, benefits, travel, and related expenses incurred by Lessee's (or Manager's) personnel in the performance of these services.

          38.2 Major Renovation. If during any consecutive 12-month period during the Term of this Lease, a Major Renovation of the Facility is undertaken, either pursuant to (i) the agreed upon Capital Budget, or (ii) as otherwise agreed to by Lessor, Lessor and Lessee shall agree on an appropriate adjustment, if any, in the Rent payable under this Lease after the completion of such Major Renovation, if it is reasonably anticipated that such Major Renovation will have a material impact on the revenues to be derived or expenses to be incurred at the Facility. In the event that Lessor and Lessee are unable to agree upon any Rent adjustment pursuant to this Section 38.2, after using good faith efforts to do so, the matter shall be submitted to arbitration under
Section 40.2 hereof.


                                 ARTICLE XXXIX

          39.1 Lessor's Default. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of 30 days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed a breach if Lessor proceeds within such 30-day period, with due diligence, to commence to cure the failure and thereafter diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay. If Lessor does not cure any such failure within the applicable time period as aforesaid, Lessee may declare the existence of a "Lessor Default" by a second Notice to Lessor. Thereafter, subject to the provisions of the following paragraph, Lessee may forthwith cure the same. Except as otherwise expressly provided in this Lease or in the event of a constructive eviction by Lessor, Lessee shall have no right to terminate this Lease for any Lessor Default and no right, for any such Lessor Default, to offset or counterclaim against any Rent or other charges due hereunder.

          If Lessor shall in good faith dispute the occurrence of any Lessor Default and Lessor, before the expiration of the applicable cure period, shall give Notice thereof to Lessee, setting forth, in reasonable detail, the basis therefor, no Lessor Default shall be deemed to have occurred and Lessor shall have no obligation with respect thereto until final adverse determination thereof, whether through arbitration or otherwise; provided, however, that in the event of any such adverse determination, Lessor shall pay to Lessee interest on any disputed funds at the Overdue Rate, from the date demand for such funds was made by Lessee until paid. If Lessee and Lessor shall fail, in good faith, to resolve any such dispute within ten (10) days after Lessor's Notice of dispute, either may submit the matter for determination by arbitration, but only if such matter is required to be submitted to arbitration pursuant to any provision of this Lease, or otherwise by a court of competent jurisdiction.

          39.2 Limitation of Lessor's Liability. Notwithstanding any provision to the contrary contained in this Lease, Lessee acknowledges that, in enforcing its rights hereunder or in satisfaction of any judgment obtained against Lessor, Lessee's sole recourse shall be the right, title and interest of Lessor in and to the Leased Property.


                            ARTICLE XL - ARBITRATION

          40.1 Arbitration. Except as set forth in Section 40.2, in each case specified in this Lease in which it shall become necessary to resort to arbitration, such arbitration shall be determined as provided in this Section
40.1. The party desiring such arbitration shall give Notice to that effect to the other party, and an arbitrator shall be selected by mutual agreement of the parties, or if they cannot agree within thirty (30) days of such notice, by appointment made by the American Arbitration Association ("AAA") from among the members of its panels who are qualified and who have experience in resolving matters of a nature similar to the matter to be resolved by arbitration.

          40.2 Alternative Arbitration. In each case specified in this Lease for a matter to be submitted to arbitration pursuant to the provisions of this
Section 40.2, Lessor and Lessee shall designate any nationally recognized accounting firm with a hospitality division to serve as arbitrator of such dispute within fifteen (15) days after written demand for arbitration is received or sent by a party. In the event the parties shall fail to make such designation within such fifteen (15) day period, or no nationally recognized accounting firm satisfying such qualifications is available and willing to serve as arbitrator, the arbitration shall instead be administered as set forth in Section 40.1.

          40.3 Arbitration Procedures. In any arbitration commenced pursuant to Section 40.1 or 40.2, a single arbitrator shall be designated and shall resolve the dispute. The arbitrator's decision shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law. Upon the failure of either party (the "non-complying party") to comply with his decision, the arbitrator shall be empowered, at the request of the other party, to order such compliance by the non-complying party and to supervise or arrange for the supervision of the non-complying party's obligation to comply with the arbitrator's decision, all at the expense of the non-complying party. To the maximum extent practicable, the arbitrator and the parties, and the AAA if applicable, shall take any action necessary to insure that the arbitration shall be concluded within ninety (90) days of the filing of such dispute. The fees and expenses of the arbitrator shall be shared equally by Lessor and Lessee except as otherwise specified in this Section 40.3. Unless otherwise agreed in writing by the parties or required by the arbitrator or AAA, if applicable, arbitration proceedings hereunder shall be conducted in the State. Notwithstanding formal rules of evidence, each party may submit such evidence as each party deems appropriate to support its position and the arbitrator shall have access to and right to examine all books and records of Lessee and Lessor regarding the Facility during the arbitration.

          IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized representatives as of the date first above written.



                         LESSOR



                         LESSEE

                          EXHIBIT A - Other Properties

                                   EXHIBIT B

                        [See attached legal description]

                                   EXHIBIT C


     Effective ________________, ____, the following applies:

Base Rent -

First Tier Room Revenue Percentage -

Second Tier Room Revenue Percentage -

Third Tier Room Revenue Percentage -

Annual Room Revenue First Break Point -

Annual Room Revenue Second Break Point -

First Tier Food Sales Percentage -

Second Tier Food Sales Percentage -

Annual Food Sales Break Point -

Other Income Percentage -


     Effective ________________, ____, the preceding parameters shall be replaced by the following:

Base Rent -

First Tier Room Revenue Percentage -

Second Tier Room Revenue Percentage -

Third Tier Room Revenue Percentage -

Annual Room Revenue First Break Point -

Annual Room Revenue Second Break Point -

First Tier Food Sales Percentage -

Second Tier Food Sales Percentage -

Annual Food Sales Break Point -

Other Income Percentage  -

There will be an additional adjustment to the room department Participating Rent thresholds of _____ in ____ and ____in ____.

The portion of Base Rent and Participating Rent attributable to the Franchise Agreement is ________%.

                         EXHIBIT D - FORM OF FF&E NOTE


                               SECURED TERM NOTE


(insert name of hotel
in parentheses)

$____________                                  (insert hotel location)
                                                        ________, 199_



     FOR VALUE RECEIVED, the undersigned promises to pay to the order of ___________________________________ ("Payee") c/o American General Hospitality
Corporation, 5605 MacArthur Boulevard, Suite 1200, Irving, Texas 75038 or, at the holder's option, at such other place as may be designated from time to time by the holder, the principal sum of _____________Dollars ($________) in lawful money of the United States of America, in twenty equal consecutive quarterly installments of principal and interest in the amount of $___________ each, commencing __________, 199_ and payable on the first day of each quarter thereafter, to and ending ___________. This Note shall bear interest until maturity (whether by acceleration or otherwise) at a per annum rate of 10%. After maturity, whether by acceleration or otherwise, this Note shall bear interest at a per annum rate of 3% greater than the rate of interest otherwise applicable to this Note. In no event shall the rate of interest on this Note exceed the maximum rate authorized by applicable law. Interest will be calculated for each day at 1/360th of the applicable per annum rate, which will result in a higher effective annual rate.

          The undersigned shall have the right to prepay at any time, without premium, all or any portion of the principal indebtedness evidenced by this Note, together with accrued interest on the principal so prepaid to the date of such prepayment, provided that any partial prepayment of principal shall be applied upon installments of this Note in inverse order of maturity.

          If any installment of this Note is not paid when due, whether because such installment becomes due on a Saturday, Sunday or a banking holiday, or for any other reason, the undersigned will pay interest thereon at the applicable rate until the date of actual receipt of such installment by the holder of this Note.

          Any holder of this Note may declare all indebtedness evidenced by this Note to the immediately due and payable whenever such holder has the right to do so under any security agreement or other agreement, now or hereafter in effect, pursuant to which payment of the indebtedness evidenced by this Note is secured including, without limitation, the General Security Agreement, dated as of even date herewith between the undersigned and Payee or, irrespective of the terms or existence of any such security agreement or other agreement, upon the happening of any of the following events: (1) nonpayment when the same becomes due, whether by acceleration or otherwise, of principal of, or interest on, this Note; (2) default by the undersigned in the payment or performance of any obligation, term, condition or event of default of any other agreement between the undersigned and the holder hereof; (3) the filing by or against the undersigned of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; (4) the making of any general assignment by the undersigned for the benefit of creditors; (5) the appointment of a receiver or trustee for the undersigned or for any assets of the undersigned, including, without limitation, the appointment of, or taking possession by, a "custodian", as defined in the Federal Bankruptcy Code; (6) the occurrence of any event described in clause
(3), (4) or (5) of this paragraph with respect to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any indebtedness evidenced by this Note, or the occurrence of any such event with respect to any general partner of any maker hereof, if any such make is a partnership; (7) nonpayment by the undersigned when due, whether by acceleration, demand or otherwise, of any indebtedness for borrowed money owing to any party other than Payee, or the occurrence of any event which could result in acceleration of the time for payment of any such indebtedness; (8) if any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of the undersigned, as an inducement to Payee to extend any credit to or for entry into any agreement with the undersigned, proves to have been false in any material respect at the time of which the facts therein set forth were stated or certified, or to have omitted any substantial contingency or unliquidated liability or claim against the undersigned; or (9) if the holder hereof in good faith believes that the prospect of payment of all or any part of the indebtedness evidenced by this
Note is impaired.

          No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right to remedy. The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have, including, without limitation, any rights or remedies under the aforesaid General Security Agreement.

          No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the undersigned and the holder hereof.

          This Note shall be governed by the laws of the State of ---[insert state of hotel site]---. The undersigned agrees to pay all costs and expenses incurred by the holder hereof in enforcing this Note, including, without limitation, actual attorneys' fees.

          Payment of this Note is secured by collateral granted to Payee by the aforesaid General Security Agreement and such other documents as may have been or may hereafter be executed in favor of Payee by the maker of this Note or any other party.

For Immediate Release
Contact:  Jim Calder-CapStar Hotel Company         Bruce Wiles-American General
          Senior Vice President, Finance           Hospitality Corp.
          (202) 965-4455                           Executive Vice President
                                                   (972) 550-6802

          Jerry Daly (media)
          Daly Gray Public Relations
          (609) 383-1414



          CAPSTAR HOTEL COMPANY, AMERICAN GENERAL HOSPITALITY TO MERGE

         SIGN $3 BILLION AGREEMENT TO FORM FIRST HOTEL PAPER CLIP REIT


     WASHINGTON, D.C./DALLAS, March 16, 1998--CapStar Hotel Company (NYSE: CHO), a hotel ownership and management company, and American General Hospitality Corporation (NYSE: AGT), a hotel real estate investment trust (REIT), today announced that they have signed a definitive agreement to merge as equals and form the first hotel industry "dedicated" paper clip REIT. When completed, the merged companies will operate as a REIT with an approximate $3 billion total market capitalization and a "paper clipped" C-Corporation, spun-off from CapStar. The two companies will share management and growth objectives.

     The merger, which has been approved unanimously by both boards of directors, will create the nation's third largest hotel REIT and second largest independent hotel management company. The transaction is expected to be consummated in June, subject to customary conditions, including regulatory approvals and approval of the merger by shareholders of each company.

                                    - more -

CapStar/American General Hospitality to Merge
Page 2

MERGER TERMS

     Under terms of the agreement, CapStar will spin off its hotel operations and management business to its current shareholders as a new C-Corporation to be called MeriStar Hotels & Resorts, Inc. CapStar subsequently will merge into American General Hospitality Corporation in a tax-free reorganization, more than doubling the REIT's holdings. The REIT, which will be renamed MeriStar Hospitality Corporation, will own 110 hotels with 27,739 rooms in 30 states and Canada. CapStar shareholders will receive one share each in MeriStar Hospitality Corporation and MeriStar Hotels & Resorts for each CapStar share owned. American General Hospitality shareholders will receive 0.8475 shares of MeriStar Hospitality Corporation for each American General Hospitality share owned. Both exchange ratios are fixed, with no adjustment mechanism. MeriStar Hospitality Corporation anticipates that its initial dividend will be $2.02 per share on an annualized basis, which is equivalent to American General Hospitality's current dividend adjusted for the exchange ratio.

     MeriStar Hotels & Resorts will acquire privately-held American General Hospitality, Inc. and AGH Leasing, L.P., which together currently operate and/or lease 46 of American General Hospitality Corp.'s 54 owned hotels and manage 15 additional properties for third party owners. Upon completion of the CapStar spin-off and acquisitions, MeriStar Hotels & Resorts will lease and manage 202 hotels in 31 states, 110 of which will be owned by MeriStar Hospitality Corporation. Based on current market conditions, CapStar Hotel Company believes the initial value of MeriStar Hotels & Resorts will be between $2.50 and $3.50 per share.

                                    - more -

CapStar/American General Hospitality to Merge
Page 3

The taxable value of the spin-off and adjustments to the conversion price of CapStar's 4.75 percent convertible debt due 2004 will be based upon the fair market value of the spin-off at the time of consummation of the spin-off.

     "This structure will create the first 'dedicated' paper clip REIT focused on assets and management in a single industry--hospitality," said Paul W. Whetsell, CapStar's chairman and CEO. "We believe this arrangement, with its strong alignment of ownership and management, will provide the most efficient and profitable means of owning and operating hotels."

     "The unique paper clip structure gives shareholders the tax efficiency and dividends associated with a REIT, while allowing its paper clipped operating company to capture hotel management fees and lease leakage," said Steven Jorns, American General Hospitality Chairman and CEO. "This paper clip structure essentially offers the same advantages of a paired share REIT, while providing investors with the flexibility to own either the REIT or the operating company, or both."

MERGER BENEFITS

     The merger will create the lodging industry's largest independent multi-brand owner of premium, full-service hotels. MeriStar Hospitality will be the nation's largest independent owner of Hiltons, Sheratons and Westins. "This multi-brand strategy gives us a significant advantage in sourcing acquisition candidates," Whetsell added. "Both CapStar and American General Hospitality already enjoy solid relationships with all of the major, upscale, premium-branded franchise companies. These companies know that our strong operations will enhance their brands."

                                    - more -

CapStar/American General Hospitality to Merge
Page 4

     The merger also will allow the companies to:

 .    Join complementary portfolios of first-class, full-service hotels;

 .    Combine highly experienced hotel acquisition teams and become a more active consolidator, especially for larger portfolios and other corporate transactions;

 .    Unite two experienced hotel management teams into one operating company that has multiple avenues for growth through its REIT relationship, strategic alliances, other third party owners and management company acquisitions;

 .    Combine similar, strong property operating systems that can achieve greater efficiencies and enhanced profits from the significant upside potential of both companies' recent product improvements and repositionings;

 .    Offer existing and potential new investors the option of investing in either real estate ownership or management, or both;

 .    Improve liquidity through a larger public float;

 .    Enhance the companies' credit profiles and lower their cost of capital;

 .    Diversify into other lodging-related areas.

     "We also see significant cost synergies in the merger," Whetsell said. "The combining of the two organizations, in addition to the tax savings resulting from CapStar's merger into the REIT, will result in operating cost savings of $5-10 million in the first year of combined operations. MeriStar Hotels & Resorts will have in-depth expertise at all key positions and will be

                                    - more -

CapStar/American General Hospitality to Merge
Page 5

well positioned for continued growth. We also see significant opportunities for cost savings in purchasing, insurance and related activities."

GROWTH POTENTIAL

     "The merger combines two powerful and highly experienced acquisition teams," Jorns said. "Each company acquired approximately $1 billion in hotels during the last year and has demonstrated the ability to source deals, often before they reach the general market, and to structure complex transactions that
benefit both the buyer and seller.   By combining forces, MeriStar Hospitality
will continue to be an aggressive consolidator of upscale and premium hotels."

     Jorns noted that MeriStar Hotels & Resorts expects to grow through its relationship with the REIT, other strategic alliances, management contracts for third party owners and through acquisition of other management companies. "Good, independent hotel management, with in-depth expertise and proprietary operating and marketing systems, is a valuable commodity in our industry," he said. "Most large management organizations are affiliated with a brand, which limits an owner's options. With our combined, proven experience in management, repositioning and turning around properties, backed by our superior operating expertise, we expect to be a major player in the industry."

     "We expect the transaction to be accretive to both companies in 1998," Whetsell said. "Individually, the companies have invested approximately $125 million in their respective hotels over the past two years and have budgeted in excess of $150 million in 1998 to improve the

                                    - more -

CapStar/American General Hospitality to Merge
Page 6

combined portfolio. These repositioned properties create significant shareholder value by offering substantial internal growth. With a base of nearly $3 billion in assets, the REIT will have more opportunities to acquire the larger portfolios and companies available in the market."

     Jorns noted that the new companies will sign an Intercompany Agreement giving MeriStar Hospitality the right of first refusal to acquire hotels presented by the operating company and MeriStar Hotels & Resorts the right of first refusal to lease and manage all future hotels acquired by the REIT. "Our interests will be fully aligned for the benefit of both companies' shareholders," he said.

     The companies will be headquartered in Washington, D.C. and will maintain a major regional and accounting office in Dallas. Whetsell will be chairman and CEO, and Jorns will be vice-chairman and chief operating officer of both companies. David McCaslin, CapStar's chief operating officer, will be president of MeriStar Hotels & Resorts, and Bruce Wiles, American General Hospitality's executive vice president, will be president of MeriStar Hospitality. Each company will have a nine-member board of directors including four shared directors--Whetsell; Jorns; Daniel Doctoroff, managing director, Oak Hill Partners, Inc.; and James Worms, managing director, William E. Simon & Sons, L.L.C.--and a total of six independent directors.

     The aggregate purchase price for American General Hospitality, Inc. and AGH Leasing, L.P. is $95 million, payable in a mixture of cash and units of limited partnership interest. "By acquiring the two entities that lease and manage American General Hospitality's properties, we will fully align management's and shareholders' interests," Whetsell said. "The combination of the

                                    - more -

CapStar/American General Hospitality to Merge
Page 7

two operating organizations, which have similar guest-oriented, entrepreneurial cultures, will create one of the industry's strongest management teams."

     Jorns said that MeriStar Hospitality plans to selectively dispose of certain assets over time that no longer fit its long-term strategy or that are not compatible with owning large, upscale, full-service hotels in urban markets with high barriers to new competition. Targeted assets include limited-service and mid-market hotels, as well as one office building owned by the REIT. MeriStar Hospitality plans to redeploy the proceeds from the sale of such assets into hotels which better meet its investment criteria.

PAPER CLIP ADVANTAGES

     The paper clip ownership structure offers shareholders a number of advantages:

 .    Ownership of hotel real estate and operations with shared growth objectives, or an investment in the vehicle (REIT or hotel management) that best suits the investor's objectives;

 .    Alignment of ownership and management interests;

 .    Tax-advantaged income from the REIT;

 .    Rapid growth potential of the new operating company;

 .    Accretive to both CapStar's and American General Hospitality's shareholders.
     Goldman, Sachs & Co. and Lehman Brothers acted as financial advisors for CapStar, and Salomon Smith Barney acted as financial advisor for American General Hospitality.


                                    - more -

CapStar/American General Hospitality to Merge
Page 8


ABOUT THE COMPANIES

     American General Hospitality Corporation is a publicly traded REIT with a portfolio of 54 owned hotels, plus an additional 12 pending acquisitions, in 22 states, containing a total of 15,159 guest rooms and suites. Operating in major markets, the Company focuses on creating shareholder value through acquisitions, and product, operational and brand repositioning.

     Washington, D.C.-based CapStar Hotel Company owns and manages upscale, full-service hotels throughout the U.S. and Canada under such internationally known brands as Hilton, Sheraton, Marriott, Embassy Suites, Westin and Doubletree. Including three hotels currently under contract, CapStar's hotel portfolio comprises 56 owned hotels with 14,938 rooms and 85 managed and/or leased hotels with 13,304 rooms, for a total of 141 properties with 28,242 rooms.

     Statements in this release looking forward in time involve risks and uncertainties, including the ability to consummate the merger, the ability of the combined companies to achieve the proposed benefits from the merger, the ability of either or both Companies to successfully implement their respective acquisition and operating strategies, the Companies' ability to manage rapid expansion, changes in economic cycles, competition from other hospitality companies, changes in the laws and government regulations applicable to the Companies and other risk factors detailed in both Companies' Securities and Exchange Commission filings.

                                    - more -